As filed with the Securities and Exchange Commission on April 12, 2016

Registration No. 333-208601

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

iSign Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	3577	942790442
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

275 Shoreline Drive
Suite 500
Redwood Shores, California 94065-1413
(650) 802-7888

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Andrea Goren
Chief Financial Officer
275 Shoreline Drive
Suite 500
Redwood Shores, California 94065-1413
(650) 802-7888

(Name, address, including zip code, and telephone number
including area code, of agent for service)

With copies to:

Jonathan J. Russo, Esq. Matthew J. Kane, Esq. Alexandra F. Calcado, Esq. Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, NY 10036-4039 Tel. No.: (212) 858-1000 Fax No.: (212) 858-1500	Richard Friedman, Esq. David Manno, Esq. Jeff Cahlon, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, NY 10006-2504 Tel. No.: (212) 930-9700 Fax No.: (212) 930-9725

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)		Amount of registration fee(2)
Common stock, par value $0.01 per share(3)		$3,450,000		$347.42	(4)
Warrants to purchase Common Stock(5)	$	─	$	─
Common Stock issuable upon exercise of Warrants(6) (7)		$2,156,250		$217.13	(4)
Representative’s common stock purchase warrants(5)	$	─	$	─
Common stock underlying Representative’s warrants(8)		$262,500		$26.43	(4)
TOTAL		$5,868,750		$590.98	(4)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	Includes shares of common stock which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(4)	All of the registration fee due hereunder was previously paid.
(5)	In accordance with Rule 457(g) under the Securities Act, because the shares of the Registrant’s common stock underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.
(6)	Pursuant to Rule 416 under the Securities, Act the common stock registered hereby also includes an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on an estimated proposed maximum aggregate offering price of $2,156,250 for the common stock issuable upon exercise of the warrants. Includes $281,250 representing the maximum aggregate offering price of the shares of common stock underlying the warrants the underwriters have the option to purchase in this offering to cover over-allotments, if any. The proposed maximum aggregate offering price of the common stock underlying the warrants has been calculated by assuming the warrants are exercisable to purchase shares of common stock at a price per share equal to 125.0% of the public offering price per share.
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 125.0% of the public offering price per share. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s warrants is 125% of $210,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 12, 2016

 • Shares of Common Stock
Warrants to Purchase  •  Shares of Common Stock

iSign Solutions Inc.

This is a firm commitment public offering of  •  shares of common stock and warrants to purchase  •  shares of common stock of iSign Solutions Inc.

Our common stock is quoted on OTC Markets Group Inc.’s OTCQB quotation system under the trading symbol “ISGN”. On April 8, 2016, the last reported sale price for our common stock on the OTCQB was $2.81 per share. Prior to this offering, there has been no public market for our warrants. An application has been filed with the Financial Industry Regulatory Authority (“FINRA”) to have the warrants quoted on the OTCQB quotation system under the trading symbol “ISGNW”. There can be no assurance that an active trading market for the warrants will develop.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock and warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$
(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to Axiom Capital Management, Inc., the representative of the underwriters. See “Underwriting” for a description of compensation payable to the underwriters.
(2)	Does not include proceeds from the exercise of the warrants, in cash, if any.

We have granted a 45-day option to the representative of the underwriters to purchase up to  •  additional shares of common stock and/or up to  •  warrants solely to cover over-allotments, if any.

The underwriters expect to deliver our shares and warrants to purchasers in the offering on or about April • , 2016.

Axiom Capital Management, Inc.

You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. The information in this prospectus may only be accurate as of the date on the front of this prospectus regardless of time of delivery of this prospectus or any sale of our securities.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the common stock and warrants offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy our common stock or warrants in any circumstance under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of our common stock or warrants in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our common stock and warrants, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2013, December 31 2014 and December 31, 2015 are sometimes referred to herein as fiscal years 2013, 2014 and 2015, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” and “iSign” refer to iSign Solutions Inc., a Delaware corporation, and our wholly owned subsidiaries.

Except as otherwise indicated in this prospectus, all common stock share and per share information and all exercise prices with respect to our options and warrants reflect, on a retroactive basis, a 1-for-1,250 reverse stock split of our common stock, which became effective on January 22, 2016. This prospectus assumes the warrants offered by us and the over-allotment option of the underwriters have not been exercised, unless otherwise indicated.

Our Business

We are a leading supplier of digital transaction management software enabling the paperless, secure and cost-effective management and authentication of document-based transactions. Our solutions encompass a wide array of functionality and services, including electronic signatures, simple-to-complex workflow management and various options for biometric authentication. These solutions function across virtually all enterprise, desktop and mobile environments. Our software can be deployed both on-premise and as a cloud-based (software as a service, or SaaS) service, with the ability to transition between deployment models. We are headquartered in Redwood Shores, California.

Core Technologies

Our core technologies can be referred to as “transaction-enabling,” “digital authentication” and “business process work flow.” These technologies include various forms of electronic signature methods, such as handwritten, biometric, click-to-sign and others, as well as technologies related to signature verification, authentication, cryptography and the logging of audit trails to prove signers’ intent. Our technologies enable the appending of secure, legal and regulatory compliant electronic signatures coupled with an enhanced user experience.

Products

Our enterprise-class SignatureOne® and iSign® suite of electronic signature solutions enables businesses to implement paperless, electronic signature-driven business processes. The aggregate of the software functionality enabling the digitization of end-to-end work flow processes is sometimes referred to as “Digital Transaction Management” (“DTM”). Many applications provide electronic forms and allow users to fill in information, but most of these applications still require users to print out a paper copy for the application of a handwritten, ink signature. Solutions powered by our products allow legally binding electronic signatures to be added to digitized documents, eliminating the need for paper to memorialize the completion, approval or authentication of the transaction. This allows users to reduce transaction times and processing costs.

Competitive Advantage

We are an electronic signature and digital transaction management company that has developed and sold enterprise and application software and professional services for over 15 years. Our current clients include six of the largest U.S. insurance companies and a top-five U.S. bank. We believe that our primary competitive advantages include the following:

•	Customer options and platform flexibility: Unlike most of our competitors, we offer many flexible configuration options for enterprise clients to address many variants of complex business work flows without the need for costly and time-consuming customization. These solution configurations can be rapidly and seamlessly integrated into a variety of enterprise technology environments.
•	Software deployment options: Unlike most of our competitors, our software solutions are available as an on demand, private cloud-based software as a service, and on the customer’s premises, which is an important feature for most of our large enterprise clients for compliance, security and control reasons.
•	Lower cost structure: Through our technology, sales and marketing partners, including Cegedim SA, we believe we offer a lower relative cost structure and higher operating margin than most of our larger competitors.

Our Risks and Challenges

An investment in our common stock and warrants involves a high degree of risk including risks related to our business, such as the following:

•	We have a history of net losses; we may incur additional losses.
•	In any given year, three customers could account for approximately 47% of our revenue.
•	We face competition from companies that have greater resources than we do and we may not be able to effectively compete against these companies.
•	If we are unable to successfully protect our intellectual property, our competitive position will be harmed.
•	If others claim we infringe on their intellectual property rights, we may be subject to costly and time consuming litigation.

We are subject to a number of additional risks which you should be aware of before you buy our common stock and warrants. The risks are discussed more fully in the section entitled “Risk Factors” following this prospectus summary.

Our Corporate Information

We were incorporated in Delaware in 1986 as Communication Intelligence Corporation. In December 2015, we changed our name to iSign Solutions Inc. and our common stock trading symbol to “ISGN”. Our executive offices are located at 275 Shoreline Drive, Suite 500 Redwood Shores, California 94065-1413. Our telephone number is (650) 802-7888. Our web site is located at www.isignnow.com. The information contained on our website is not incorporated by reference into this prospectus, Our logo, iSign®, InkTools® SIGVIEW®, Sign-it®, INKshrINK®, Ceremony®, SignatureOne®, Signed, Sealed, Delivered® and The Power To Sign Online® are registered trademarks of the Company. We intend to register our trademarks generally in those jurisdictions where significant marketing of our products will be undertaken in the foreseeable future.

THE OFFERING

Common stock offered by us:
 •  shares
Warrants offered by us:
 •  warrants. Each warrant shall have an exercise price equal to 125% of the public offering price per share of common stock, will be exercisable immediately, and will expire five years from the date of the issuance.
Common stock outstanding before the offering as of April 6, 2016:
187,463 shares
Common stock to be outstanding after the offering:
 •  shares(1)(2)
Offering price per share:
$ •  per share
Offering price per warrant:
$ •  per warrant
Use of proceeds:
We currently intend to use the net proceeds received from this offering to expand our sales and marketing efforts, increase our product offerings, pay approximately $258,000 of accrued and unpaid compensation due to officers, employees and/or their affiliated entities, and for working capital and for other general corporate purposes. See “Use of Proceeds” on page 11.
Risk factors:
Investing in our securities involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 6.
Trading Symbols:
Our common stock is currently quoted on the OTCQB under the trading symbol “ISGN”. Prior to this offering, there has been no public market for our warrants. An application has been filed with FINRA to have the warrants quoted on the OTCQB quotation system under the trading symbol “ISGNW”. There can be no assurance that an active trading market for the warrants will develop.
Lock-up:
We and our directors, officers and principal stockholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 6 months after the date of this prospectus, in the case of our directors and officers, and 3 months after the date of this prospectus, in the case of us and our principal stockholders. See “Underwriting” section on page 51.
(1)	Gives effect to the conversion of (a) all our outstanding shares of preferred stock into 3,610,592 shares of common stock (at the reduced conversion prices that will be effective upon closing of this offering), (b) approximately $468,000 in accrued and unpaid compensation due to officers, employees and/or their affiliated entities into 131,756 shares of common stock and warrants to purchase 164,695 shares of common stock (based upon an assumed public offering price of $3.55 per share) and (c) $1,268,000 in the aggregate principal amount, plus accrued interest, of unsecured convertible promissory notes into 387,420 shares of common stock and warrants to purchase 484,275 shares of common stock (based upon an assumed public offering price of $3.55 per share), in each case upon consummation of the offering.
(2)	Assumes no exercise by the underwriters of their option to purchase up to • shares of common stock, up to • warrants or a combination of shares of common stock and warrants, in each case representing no more than 15% of shares of common stock or warrants sold in this offering, as applicable, to cover over-allotments, if any and excludes (i) 74,652 shares of our common stock issuable upon exercise of outstanding stock options under our stock incentive plans at a weighted average exercise price of $45.84 per share as of April 6, 2016, (ii) 205,037 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $33.00 per share as of April 6, 2016, (iii) • shares of common stock issuable upon exercise of the warrants offered hereby, (iv) • shares of common stock underlying the warrants to be issued to the underwriters in connection with this offering and (v) • shares of common stock issuable upon the exercise of warrants issued in connection with conversion of unsecured convertible promissory notes and accrued and unpaid compensation.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the years ended December 31, 2015 and 2014 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Except as otherwise noted, all share and per share data for the periods shown have been adjusted, on a retroactive basis, to reflect a 1-for-1,250 reverse stock split, which became effective on January 22, 2016, but not the automatic conversion of all of our outstanding shares of preferred stock, the conversion of approximately $468,000 in accrued and unpaid compensation due to officers, employees and/or their affiliated entities and the conversion of $1,268,000 in the aggregate principal amount, plus accrued interest, of unsecured convertible promissory notes, in each case, into common stock (and, in the case of the conversion of accrued and unpaid compensation and unsecured convertible promissory notes, warrants to purchase shares of common stock), which will occur upon consummation of the offering.

	For the Year Ended December 31,
	2015	2014
Consolidated Statements of Operations Data:
Revenue	$1,620,000	$1,515,000
Total operating costs and expenses	5,445,000	5,328,000
Loss from operations	(3,825,000)	(3,813,000)
Other income (expense), net	(3,000)	50,000
Interest expense	(54,000)	(259,000)
Net loss	$(3,917,000)	$(4,015,000)
Net loss attributable to common stockholders	$(7,619,000)	$(7,379,000)
Basic and diluted loss per common share	$(41)	$(39)
Weighted average number of common shares outstanding, basic and fully diluted	187,000	187,000

The following table presents consolidated balance sheets data as of December 31, 2015 on:

•	an actual basis;
•	on a pro forma basis, giving effect to (a) the automatic conversion of all our outstanding shares of preferred stock into 3,610,592 shares of common stock (at the reduced conversion prices that will be effective upon closing of this offering), (b) the conversion of approximately $468,000 in accrued and unpaid compensation due to officers, employees and/or their affiliated entities into 131,756 shares of common stock and warrants to purchase 164,695 shares of common stock (based upon an assumed public offering price of $3.55 per share) and (c) the conversion of $1,268,000 in the aggregate principal amount of unsecured convertible promissory notes, plus accrued interest, into 387,420 shares of common stock and warrants to purchase 484,275 shares of common stock (based upon an assumed public offering price of $3.55 per share), in each case, upon consummation of the offering; and
•	on a pro forma as adjusted basis, giving effect to the pro forma adjustments and the sale by us of 845,070 shares of common stock in this offering at an assumed public offering price of $3.55 per share and 422,535 warrants at an assumed public offering price of $0.01, after deducting underwriting discounts and commissions and estimated offering expenses

The pro forma information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	As of December 31, 2015
	Actual	Pro Forma	Pro Forma As Adjusted(1)
Consolidated Balance Sheets Data:
Cash and cash equivalents	$846,000	$846,000	$3,850,000
Other current assets	466,000	466,000	234,000
Total assets	1,976,000	1,976,000	4,748,000
Total liabilities	(3,846,000)	(2,078,000)	(2,078,000)
Additional paid-in-capital	95,312,000	132,772,000	135,768,000
Total iSign stockholders’ equity (deficit)	(1,334,000)	434,000	3,206,000
Non-controlling interest	(536,000)	(536,000)	(536,000)
Total equity (deficit)	(1,870,000)	(102,000)	2,670,000
Total liabilities and equity (deficit)	$1,976,000	$1,976,000	$4,748,000
(1)	A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma as adjusted cash and cash equivalents, working capital, total assets and total stockholders’ equity by approximately $ , assuming the number of shares and warrants offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

RISK FACTORS

Investing in our common stock and warrants involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our common stock and warrants. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our common stock and warrants to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

Risks Related To Our Business

We have a history of net losses and we may incur additional losses.

Except for the year ended December 31, 2004, in each year since our inception we have incurred losses. For the two-year period ended December 31, 2015, net losses attributable to common stockholders aggregated approximately $15.0 million, and, at December 31, 2015, the Company’s accumulated deficit was approximately $127.1 million. In each of our last three fiscal years, our auditors have raised substantial doubt about our ability to continue as a going concern without additional financing or cash flow positive operations. Historically, our losses have resulted primarily from expenses incurred in connection with the research and development of our products and from general administrative expenses. We may continue to incur additional operating losses as we continue our research and development efforts, introduce new products and expand our sales and marketing activities. We cannot assure you that our revenue will increase or that we will be profitable in any future period.

Since our revenue is highly dependent on a relatively small number of products, any significant reduction of sales of these products would materially harm our operating results.

Because our revenue is derived substantially from sales of our SignatureOne® and iSign® suite of products, we are highly dependent upon the continued market acceptance of these products. We cannot assure you that the SignatureOne® and the iSign® suite of products will continue to achieve acceptance in the marketplace. Any significant reduction of sales of either the SignatureOne® and/or the iSign® suite of products would materially harm our operating results.

In fiscal year 2015, approximately 47% of our revenue was derived from three of our customers. If we are unable to replace revenue generated from one of our major customers with revenue from others in future periods, our revenue may materially decline and our growth would be limited.

Historically, the Company’s revenue has been derived from hundreds of customers, but a significant percentage of the revenue has been attributable to a limited number of customers. Three customers accounted for 24%, 13% and 10%, respectively, of total revenue for the year ended December 31, 2015. If we are unable to replace revenue generated from one of our major customers with revenue from others, our revenue may decline and our growth could be limited. In addition, one of our licensees, Cegedim SA, has the right to terminate its license agreement with us for any reason upon 180 days prior notice once the agreement’s initial five year term ends in January 2020. In the event that the license agreement were to be terminated, there may be significant adverse effects on our revenues and prospects.

We face competition from companies that have greater resources than we do and we may not be able to effectively compete against these companies.

We operate in a highly competitive industry. Currently, our primary competition for basic click-to-sign electronic signatures includes Adobe EchoSign, DocuSign and Silanis (which was recently acquired by VASCO Data Security International Inc.). Principal competition for handwritten biometric signatures includes SoftPro, Wondernet and signature pad vendors. Though we believe we have a competitive advantage by offering solutions with a variety of different electronic signature methods that enable users to sign virtually any document format, in any software environment, and on any hardware platform, there can be no assurance that competitors, including some with greater financial or other resources, will not succeed in developing products or technologies that are more effective, easier to use or less expensive than our products or technologies that could render our products or technologies obsolete or non-competitive. If we are unable to successfully compete with our competitors our sales would suffer and as a result our financial condition would be adversely affected.

If we are unable to successfully protect our intellectual property, our competitive position will be harmed.

Our ability to compete is heavily affected by our ability to protect our intellectual property. We rely on a combination of patent applications, trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights. We have a policy to enter into confidentiality or license agreements with our employees, consultants and other parties with whom we contract, and seek to control access to and distribution of our software, documentation and other proprietary information. The steps we take to protect our intellectual property may be inadequate. Existing trade secret, trademark and copyright laws offer only limited protection. Unauthorized parties may attempt to copy aspects of our products or obtain and use information which we regard as proprietary. Policing unauthorized use of our products is difficult, time consuming and costly, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. We cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology, the effect of either of which would harm our competitive position in the market.

Others could claim that we infringe on their intellectual property rights, which may result in costly and time consuming litigation and could delay or otherwise impair the development and commercialization of our products.

In recent years, there has been a significant increase in litigation in the United States involving patents and other intellectual property rights. We do not believe that our products infringe on the proprietary rights of third parties. There can be no assurance, however, that third parties will not claim such infringement by us or our licensees with respect to current or future products. Claims for alleged infringement and any resulting lawsuit, if successful, could subject us to significant liability for damages and invalidation of our intellectual property rights. Any such claims, with or without merit, could be time consuming, expensive to defend, cause product shipment delays or require us to enter into a royalty or licensing agreement, any of which could delay the development and commercialization of our products or reduce our margins. If we are unable to obtain a required license, our ability to sell or use certain products may be impaired. In addition, if we fail to obtain a license, or if the terms of the license are burdensome to us, our operations could be materially harmed.

If we are unable to retain key personnel we may not be able to execute our business strategy.

Our operations are dependent on the abilities, experience and efforts of a number of key personnel, including Philip S. Sassower, the co-chairman of our board of directors and our chief executive officer, William Keiper, our president and chief operating officer, Nhan Nguyen, our chief technology officer, and Andrea Goren, our chief financial officer. Should any of these persons or other key employees be unable or unwilling to continue in our employ, our ability to execute our business strategy may be adversely affected. In addition, our success is highly dependent on our continuing ability to identify, hire, train, motivate and retain highly qualified management, technical and sales and marketing personnel. Competition for such personnel is intense. We may be unable to attract and retain the personnel necessary for the development of our business. Because we have experienced operating losses, we may have a more difficult time in attracting and retaining the employees we need. Our relationships with our key employees are “at will.” Also, we do not have “key person” life insurance policies covering any of our employees. The inability to attract or retain qualified personnel in the future or delays in hiring skilled personnel could harm our relations with our customers and our ability to respond to technological change which would prevent us from executing our business strategy.

We must respond quickly and effectively to new technological developments, and the failure to do so could have a material and adverse effect on our results of operations.

Our failure to maintain our technological, engineering and quality control capabilities or to respond effectively to technological changes could adversely affect our business, results of operations or financial condition. Our future success also depends on our ability to enhance existing software and systems and to respond to changing technological developments. If we are unable to successfully develop and bring to market new software and systems in a timely manner, our competitors’ technologies or services may render our products or services noncompetitive or obsolete.

Risks Relating To Ownership Of Our Common Stock And Warrants

A small number of principal stockholders beneficially own approximately 54.3% of our common stock, after giving effect to the consummation of the offering (including the automatic conversion of all outstanding shares of preferred stock, approximately $468,000 in accrued and unpaid compensation due to officers, employees and/or their affiliated entities and $1,268,000 in the aggregate principal amount, plus accrued interest, of unsecured convertible promissory notes into common stock) and thus have effective control over matters requiring stockholder approval.

One of our principal stockholders, Phoenix Venture Fund LLC, which we refer to as Phoenix, is co-managed by Philip S. Sassower, our co-chairman and chief executive officer, and Andrea Goren, one of our directors and our chief financial officer. Michael Engmann, who serves with Mr. Sassower as co-chairman of our board of directors, is also one of our principal stockholders. As of the date of this prospectus, Phoenix beneficially owns approximately 39.5% of our common stock, and Mr. Engmann beneficially owns approximately 28.7% of our common stock, in each case after giving effect to the consummation of the offering (including the conversions into common stock referred to above). In addition, Mr. Sassower, personally and through other entities controlled by him other than Phoenix, beneficially owns, in the aggregate, approximately 17.0% of our common stock, after giving effect to the consummation of the offering (including the conversions into common stock referred to above). Thus, Phoenix, Mr. Sassower and Mr. Engmann, together, beneficially own in the aggregate, approximately 54.3% of our common stock, giving effect to the consummation of the offering (including the conversions into common stock referred to above). Accordingly, Phoenix, Mr. Sassower and Mr. Engmann each have the ability to exercise significant influence (and have effective control) over matters generally requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, which could have the effect of delaying or preventing a third party from acquiring control over us.

Our Amended and Restated Certificate of Incorporation allow for our board of directors to create new series of preferred stock without further approval by our stockholders, which could have an anti-takeover effect and could adversely affect holders of our common stock.

Our authorized capital includes preferred stock issuable in one or more series. Our board of directors has the authority to issue preferred stock and determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting and dividend rights, of those shares without any further vote or action by stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The issuance of additional preferred stock, while providing desirable flexibility in connection with possible financings and acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the voting power of our outstanding voting securities, which could deprive our holders of common stock of a premium that they might otherwise realize in connection with a proposed acquisition of our company.

Our common stock is a “penny stock”. Broker-dealers may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock in the secondary market.

Our common stock is subject to the so called “penny stock” rules. The Securities and Exchange Commission has adopted regulations that define a “penny stock” to be any equity security that has a market price per share of less than $5.00, subject to certain exceptions, such as any securities listed on a national securities exchange. For any transaction involving a “penny stock,” unless exempt, the rules impose additional sales practice requirements on broker-dealers, subject to certain exceptions. Broker-dealers may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock on the secondary market. Investors in penny stocks should be prepared for the possibility that they may lose their whole investment.

The trading liquidity of our common stock may not improve following this offering.

Over the past several years, the trading in our common stock has been limited, and following the consummation of our reverse stock split, the trading in our common stock has been even more limited. The trading liquidity of our common stock may not necessarily improve following the offering.

There has been no public market for our warrants, and an active market may not develop or be sustained, which could limit your ability to sell our warrants.

There currently is no public market for our warrants, and our warrants will not be traded in the open market prior to this offering. An application has been filed with FINRA to have our warrants quoted on the OTCQB. Generally, FINRA must approve the first quotation of a security by a market maker on the OTCQB. An adequate trading market for the warrants may not develop or be sustained after this offering. The public offering price for our common stock and warrants will be determined by negotiations between the underwriters and our board of directors and may not be representative of the market price at which our shares of common stock and warrants will trade after this offering. In particular, we cannot assure you that you will be able to resell your shares or warrants at or above the public offering price.

Our stock price may be subject to significant volatility.

The public stock markets have experienced significant volatility in stock prices in recent years. The stock prices of technology companies have experienced particularly high volatility, including, at times, severe price changes that are unrelated or disproportionate to the operating performance of such companies. The trading price of the Company’s common stock and warrants could be subject to wide fluctuations in response to, among other factors, quarter-to-quarter variations in operating results, announcements of technological innovations or new products by the Company or its competitors, competitor consolidation in the industry, announcements of new strategic relationships by the Company or its competitors, general conditions in the computer software industry or the global economy generally, or market volatility unrelated to the Company’s business and operating results. The impact and severity of the above factors could be exacerbated by the Company’s small size, public float and a lack of market liquidity.

We do not expect to pay dividends on our common stock.

We have never paid cash dividends on our common stock. Our current policy is to retain any future earnings to finance the future development and expansion of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, capital requirements, operating and financial conditions and on such other factors the board of directors deems relevant.

The warrants are speculative in nature.

The warrants to be issued to investors in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to purchase shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire shares of common stock at an exercise price of $   •    per share, prior to five years from the date of issuance after which date any unexercised warrants will expire and have no further value. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

Risks Related to the Offering

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $3.271 per share, based on the assumed public offering price of $3.55 per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

We have not determined a specific use for a portion of the net proceeds from this offering, and we may use these proceeds in ways with which you may not agree.

While we currently intend to use the net proceeds received from this offering to expand our sales and marketing efforts, increase our product offerings, pay approximately $258,000 of accrued and unpaid compensation due to officers, employees and/or their affiliated entities and for working capital and for other general corporate purposes, our management will have considerable discretion in the application of the proceeds received in connection with this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase our share price. The net proceeds from this offering may also be placed in investments that do not produce income or lose value.

We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our stockholders.

We believe that our current cash and cash used in operations, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for the next 12 months. We may, however, require additional cash resources due to changed business conditions or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

Sales of a substantial number of shares of our common stock following this offering may adversely affect the market price of our common stock and the issuance of additional shares will dilute all other stockholders.

Sales of a substantial number of shares of our common stock in the public market or otherwise following this offering, or the perception that such sales could occur, could adversely affect the market price of our common stock. After completion of this offering at an assumed offering price of $3.55 per share (including the automatic conversion of all outstanding shares of preferred stock, the conversion of approximately $468,000 in accrued and unpaid compensation due to officers, employees and/or their affiliated entities and the conversion of $1,268,000 in the aggregate principal amount, plus accrued interest, of unsecured convertible notes, in each case, into common stock (and, in the case of the conversion of accrued and unpaid compensation and unsecured convertible promissory notes, warrants to purchase shares of common stock) which will occur upon consummation of this offering), our existing stockholders will own approximately 3.63% of our common stock assuming there is no exercise of the underwriters’ over-allotment option.

After completion of this offering at an assumed offering price of $3.55 per share (including the automatic conversion of all outstanding shares of preferred stock, the conversion of approximately $468,000 in accrued and unpaid compensation due to officers, employees and/or their affiliated entities and the conversion of $1,268,000 in the aggregate principal amount, plus accrued interest, of unsecured convertible notes into common stock, in each case upon consummation of the offering), there will be 5,162,301 shares of our common stock outstanding. In addition, our amended and restated certificate of incorporation, permits the issuance of up to approximately 1,994,837,699 additional shares of common stock after the completion of this offering. Thus, we have the ability to issue substantial amounts of common stock in the future, which would dilute the percentage ownership held by the investors who purchase shares of our common stock in this offering.

We and our officers, directors and certain stockholders have agreed, subject to customary exceptions, not to, without the prior written consent of Axiom Capital Management Inc., the representative of the underwriters, during the period ending 180 days from the date of this offering in the case of our directors and officers and 90 days from the date of this offering in the case of us and our stockholders who beneficially own more than 5% of our common stock, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of our common stock, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing. In addition, in connection with the recent private placement of unsecured convertible promissory notes due August 25, 2016, purchasers of these notes have agreed to similar “lock-up” provisions for a period of 90 days from the date of this offering.

After the lock-up agreements with our principal stockholders pertaining to this offering expire 90 days from the date of this offering unless waived earlier by the representative, up to 226,390 of the shares that had been locked up will be eligible for future sale in the public market. After the lock-up agreements with our directors and officers pertaining to this offering expire 180 days from the date of this offering unless waived earlier by the managing underwriter, up to 1,911,934 of the shares (net of any shares also restricted by lock-up agreements with our principal stockholders) that had been locked up will be eligible for future sale in the public market. After the lock-up agreements with our noteholders pertaining to this offering expire 90 days from the date of this offering unless waived earlier by the managing underwriter, up to 226,930 of the shares (net of any shares also restricted by lock-up agreements with our directors, officers or principal stockholders) that had been locked up will be eligible for future sale in the public market. Sales of a significant number of these shares of common stock in the public market could reduce the market price of the common stock.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the  •  shares of common stock and  •  warrants to purchase  •  shares of common stock in the offering at an assumed offering price of $3.55 per share of common stock and $0.01 per warrant will be approximately $ •  million, after deducting the underwriting discounts and commissions and estimated offering expenses, or $ •  million if the underwriters exercise their over-allotment option in full.

We currently intend to use the net proceeds received from this offering to expand our sales and marketing efforts, increase our product offerings, pay approximately $258,000 in accrued and unpaid compensation due to officers, employees and/or their affiliated entities, and for working capital and for other general corporate purposes.

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion and flexibility in the application of the net proceeds. Pending these uses, the proceeds will be invested in short-term bank deposits.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market and Other Information

Our common stock is quoted on the OTC Markets Group Inc.’s OTCQB Link quotation platform under the trading symbol “ISGN”. Prior to this offering, there has been no public market for our warrants. An application has been filed with FINRA to have the warrants quoted on the OTCQB quotation system under the trading symbol “ISGNW”. There can be no assurance that an active trading market for the warrants will develop.

On January 22, 2016, we completed a 1-for-1,250 reverse split of our common stock. All share and per share information in the table below gives effect, retroactively, to the reverse stock split but not the automatic conversion of our preferred stock into common stock upon consummation of the offering.

Immediately following the offering, we expect to have one class of common stock, one class of warrants and no classes of preferred stock outstanding. As of April 6, 2016, there were approximately 127 registered holders of record of our common stock, and the last reported sale price of our common stock on the OTCQB was $3.55 per share.

The following table sets forth the high and low sales price of our common stock on the OTCQB for each quarterly period during the fiscal years ended December 31, 2015 and 2014, and for fiscal year ending December 31, 2016 through April 6, 2016, as quoted in U.S. dollars. These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

	U.S. $
PERIOD	High	Low
Fiscal Year Ending December 31, 2016:
First Quarter	$15.00	$2.81
Second Quarter (through April 6, 2016)	$3.55	$2.81
Fiscal Year Ended December 31, 2015:
First Quarter	$35.00	$20.00
Second Quarter	$31.125	$8.75
Third Quarter	$17.75	$5.625
Fourth Quarter	$46.25	$7.625
Fiscal Year Ended December 31, 2014:
First Quarter	$43.00	$28.75
Second Quarter	$38.625	$24.875
Third Quarter	$55.625	$21.875
Fourth Quarter	$43.25	$14.00

Dividend Policy

To date, we have not paid any dividends on our common stock and do not anticipate paying any such dividends in the foreseeable future. The declaration and payment of dividends on the common stock is at the discretion of our board of directors and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our board of directors may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our common stock in the foreseeable future.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015, regarding our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

	Number of Securities To Be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price Of Outstanding Options and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders
1999 Stock Option Plan	20	$250.00	—
2011 Stock Compensation Plan	57,150	$50.00	62,800
Equity Compensation Plans Not Approved by Security Holders
2009 Stock Compensation Plan	340	137.00	5,202
Non Plan Stock Options	100	187.50	—
Total:	57,610	$50.00	68,002

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2015. Such information is set forth on the following basis:

•	on an actual basis (giving effect, on a retroactive basis, to a 1-for-1,250 reverse stock split which was consummated on January 22, 2016);
•	on a pro forma basis, giving effect to (a) the automatic conversion of all our outstanding shares of preferred stock, including accrued and unpaid dividends through April 6, 2016, into 3,610,592 shares of common stock (at the reduced conversion prices that will be effective upon closing of this offering), (b) the conversion of approximately $468,000 in accrued and unpaid compensation due to officers, employees and/or their affiliated entities into 131,756 shares of common stock and warrants to purchase 164,695 shares of common stock (based upon an assumed public offering price of $3.55 per share) and (c) the conversion of $1,268,000 in the aggregate principal amount of unsecured convertible promissory notes, plus accrued interest, into 387,420 shares of common stock and warrants to purchase 484,275 shares of common stock (based upon an assumed public offering price of $3.55 per share), in each case, upon consummation of this offering; and
•	on a pro forma as adjusted basis, giving effect to the pro forma adjustments described above, the sale by us of 845,070 shares of common stock in this offering at an assumed public offering price of $3.55 per share and 422,535 warrants at an assumed public offering price of $0.01 per warrant, after deducting underwriting discounts and commissions and estimated offering expenses and the proposed use of net proceeds received from this offering.

The pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of December 31, 2015
	Actual	Pro forma(1)(2)	Pro Forma as Adjusted(1)(2)(3)
Cash and cash equivalents	$846,000	$846,000	$2,819,725 (4)
Total indebtedness	1,566,800	258,000	—
Stockholders’ equity (deficit):
Series A-1 Cumulative Convertible Preferred Stock, $0.01 par value; 2,000,000 shares authorized; 947,386 shares issued and outstanding actual, 0 shares issued and outstanding pro forma and pro forma as adjusted	947,000	—	—
Series B Participating Convertible Preferred Stock, $0.01 par value; 14,000,000 shares authorized; 13,523,449 shares issued and outstanding actual, 0 shares issued and outstanding pro forma and pro forma as adjusted	11,653,000	—	—
Series C Participating Convertible Preferred Stock, $0.01 par value; 9,000,000 shares authorized; 5,491,250 shares issued and outstanding actual, 0 shares issued and outstanding pro forma and pro forma as adjusted	6,069,000	—	—
Series D-1 Convertible Preferred Stock, $0.01 par value; 10,000,000 shares authorized; 8,076,435 shares issued and outstanding actual, 0 shares issued and outstanding pro forma and pro forma as adjusted	6,866,000	—	—
Series D-2 Convertible Preferred Stock, $0.01 par value; 10,000,000 shares authorized; 6,380,386 shares issued and outstanding actual, 0 shares issued and outstanding pro forma and pro forma as adjusted	5,272,000	—	—
Common Stock, $0.01 par value; 2,000,000,000 shares authorized; 187,463 shares issued and outstanding actual, 4,317,231 shares issued and outstanding pro forma, 5,162,301 shares issued and outstanding pro forma as adjusted	1,872	43,170	51,620
Treasury Stock	(325,000)	(325,000)	(325,000)
Additional paid-in capital	95,312,000	129,036,502	131,259,777
Accumulated deficit	(127,116,000)	(127,526,000)	(127,526,000)
Accumulated other comprehensive loss	(14,000)	(14,000)	(14,000)
Total iSign stockholders’ equity (deficit)	(1,334,128)	1,214,672	3,446,397
Non-controlling interest	(536,000)	(536,000)	(536,000)
Total equity (deficit)	(1,870,128)	678,672	2,910,397
Total capitalization	$(1,024,128)	$1,524,672	$5,730,123
(1)	Includes (i) 3,610,592 shares of our common stock issuable upon conversion of all our outstanding shares of preferred stock, including accrued and unpaid dividends through April 6, 2016, (ii) 131,756 shares of our common stock issuable upon conversion of approximately $468,000 in accrued and unpaid compensation due to officers, employees and/or their affiliated entities and (iii) 387,420 shares of our common stock issuable upon conversion of $1,268,000 in the aggregate principal amount of unsecured convertible promissory notes, plus accrued interest.

(2)	Excludes (i) 74,652 shares of our common stock issuable upon exercise of outstanding stock options under our stock-based employee compensation plans at a weighted average exercise price of $45.84 per share as of April 6, 2016, (ii) 205,037 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $33.00 per share as of April 6, 2016, (iii) • shares of common stock underlying the warrants to be issued to the underwriters in connection with this offering, (iv) • shares of common stock issuable upon exercise of the warrants offered hereby, (v) up to • shares of common stock, up to • shares of common stock issuable upon exercise of the warrants or a combination of shares of common stock and warrants, in each case representing no more than 15% of shares of common stock or warrants sold in this offering, as applicable, issuable upon the exercise of the underwriters’ over-allotment option and (vi) • shares of common stock issuable upon the exercise of warrants issued in connection with the conversion of unsecured convertible promissory notes and accrued and unpaid compensation.
(3)	Includes 845,070 shares of our common stock at an assumed public offering price of $3.55 per share and 422,535 warrants offered hereby at an assumed public offering price of $0.01 per warrant.
(4)	A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma as adjust cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $845,070 assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

DILUTION

If you invest in our securities, your investment will be diluted immediately to the extent of the difference between the public offering price per share of common stock you pay in this offering, and the pro forma net tangible book value per share of common stock immediately after this offering.

Net tangible book value (deficit) represents the amount of our total tangible assets reduced by our total liabilities. Tangible assets equal our total assets less intangible assets. As of December 31, 2015, our actual net tangible deficit value was $(2,461,000) and our net tangible book deficit per share was $(2.345). The calculation of net tangible book value per share as of December 31, 2015 assumes the conversion of all of our preferred stock into common stock at the conversion rates in effect at December 31, 2015. Pro forma net tangible book value per share represents our pro forma net tangible book value divided by the number of shares of common stock outstanding, after giving effect to (a) the automatic conversion of all our outstanding shares of preferred stock, including accrued and unpaid dividends through April 6, 2016, into 3,610,592 shares of common stock (at the reduced conversion prices that will be in effect upon closing of this offering), (b) the conversion of approximately $468,000 in accrued and unpaid compensation due to officers, employees and/or their affiliated entities into 131,756 shares of common stock and warrants to purchase 164,695 shares of common stock (based upon an assumed public offering price of 3.55 per share) and (c) the conversion of $1,268,000 in the aggregate principal amount of unsecured convertible promissory notes, plus accrued interest, into 387,420 shares of common stock and warrants to purchase 484,275 shares of common stock (based upon an assumed public offering price of $3.55 per share), in each case, upon consummation of this offering.

After giving effect to the sale of 845,070 shares of common stock at the assumed public offering price of $3.55 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value (deficit) as of December 31, 2015 would have been $1,439,397, or $0.279 per share. This represents an immediate increase in pro forma net tangible book value (deficit) of $0.462 per share to existing stockholders and immediate dilution of $3.271 per share to new investors purchasing shares in the offering.

The following table illustrates this per share dilution:

	As of December 31, 2015	Pro forma(2)	Pro Forma as Adjusted
Assumed public offering price per share			$3.55
Net tangible book value (deficit) per share as of December 31, 2015(1)	$(2.345)	$(0.183)
Increase in pro forma net tangible book value (deficit) per share attributable to new investors		$0.462
Pro forma as adjusted net tangible book value (deficit) per share after giving effect to this offering			$0.279
Dilution in net tangible book value per share to new investors			$3.271
(1)	The calculation of net tangible book value (deficit) as of December 31, 2015 assumes the conversion of all of our outstanding shares of preferred stock into common stock at the conversion rates in effect at December 31, 2015.
(2)	Calculated on a pro forma basis, giving effect to the automatic conversion of all our outstanding shares preferred stock into common stock, the conversion of approximately $468,000 in accrued and unpaid compensation due to officers, employees and/or their affiliated entities into shares of common stock and the conversion of $1,268,000 in aggregate principal amount of unsecured convertible promissory notes, plus accrued interest, in each case, into common stock (and, in the case of the conversion of accrued and unpaid compensation and unsecured convertible promissory notes, warrants to purchase shares of common stock), which will occur upon consummation of this offering at the conversion rates in effect at the consummation of this offering. Excludes the shares of common stock issuable upon exercise of the warrants offered hereby and • shares of common stock issuable upon the exercise of warrants issued in connection with the conversion of unsecured convertible promissory notes and accrued and unpaid compensation.

The information above is as of December 31, 2015 and excludes the following:

•	205,067 shares of common stock issuable upon the exercise of warrants outstanding at December 31, 2015 with a weighted average exercise price of $33.00 per share; and
•	82,261 shares of common stock issuable upon the exercise of options outstanding at December 31, 2015 with a weighted average exercise price of $50.00 per share.

If the underwriters’ over-allotment option is exercised in full entirely in shares of common stock, our adjusted pro forma net tangible book value following the offering will be $ • per share, and the dilution to new investors in the offering will be $ • per share.

A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma as adjusted net tangible book value per share after this offering by approximately $0.151, and our dilution per share to new investors by approximately $0.849 for an increase or decrease of $1.00, after deducting the underwriting discount and estimated offering expenses payable by us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•	changes in the market acceptance of our products;
•	increased levels of competition;
•	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
•	our relationships with our key customers;
•	adverse conditions in the industries in which our customers operate;
•	our ability to retain and attract senior management and other key employees;
•	our ability to quickly and effectively respond to new technological developments;
•	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and
•	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements reflecting our management’s current expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of events may differ materially from those described in or implied by these forward-looking statements due to a number of factors, including those discussed below and elsewhere in this prospectus, particularly on page 6 entitled “Risk Factors”.

Overview and Recent Developments

The Company is a leading supplier of digital transaction management software enabling the paperless, secure and cost-effective management and authentication of document-based transactions. Our solutions encompass a wide array of functionality and services, including electronic signatures, simple-to-complex workflow management and various options for biometric authentication. These solutions are available across virtually all enterprise, desktop and mobile environments. The Company’s products and services are used to create legally binding transactions that are compliant with applicable laws and regulations and that can provide a higher level of security than paper-based processes. The Company has been a leading supplier of enterprise software solutions within the financial services and insurance industries and has made available to its customers significant expense reduction by enabling a completely electronic document and workflow process, as well as the resulting reduction in mailing, scanning, filing and other costs related to the use of paper.

On December 14, 2015, the Company changed its name to iSign Solutions Inc. and changed its common stock trading symbol to ISGN.

Except for the year ended December 31, 2004, in each year since its inception the Company has incurred losses. For the two-year period ended December 31, 2015, net losses attributable to common stockholders aggregated approximately $14,998,000, and, at December 31, 2015, the Company’s accumulated deficit was approximately $127,116,000.

During the year ended December 31, 2015, the Company completed two private placements of its Series D-1 Convertible Preferred Stock receiving an aggregate amount of $1,525,000 in proceeds. The Company also issued a demand note for an aggregate amount of $250,000.

On November 25, 2015, we sold unsecured convertible promissory notes due August 25, 2016 in the aggregate principal amount of $1,000,000 in consideration of gross proceeds of $750,000 plus the exchange of a $250,000 demand note issued in September 2015. On December 15, 2015, we sold additional unsecured convertible promissory notes in the aggregate principal amount of $268,000. Borrowings under these notes bear interest at a rate equal to 24.0% per annum. Subject to the terms and conditions of the notes, the notes are convertible into shares of our common stock at the holder’s option before or after maturity. The Company expects that the holders will convert all indebtedness outstanding under the notes into shares of common stock and warrants to purchase shares of common stock upon the consummation of the offering.

The conversion option included in the unsecured convertible promissory notes was deemed to be an embedded derivative, which required the Company to bifurcate and separately account for the embedded derivative as a separate liability on its consolidated balance sheet at December 31, 2015 at the estimated fair value upon issuance. The Company estimated the fair value of the derivative liability to be $330,000. The amount of short-term debt recorded on the Company’s consolidated balance sheet at December 31, 2015 is net of the amount of the derivative liability. The Company recorded $53,000 in debt discount amortization expense on its consolidated statement of operations associated with the notes for the year ended December 31, 2015.

The Company is using the funds received from the above financings for working capital and general corporate purposes.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, assumptions and estimates that affect the amounts reported in the Company’s consolidated financial statements and the accompanying notes. The amounts of assets and liabilities reported in its balance sheets and the amounts of revenue and expenses reported for each period presented are affected by these estimates and assumptions that are used for, but not limited to, revenue recognition, allowance for doubtful accounts, intangible asset impairments, fair value of financial instruments, stock based compensation and valuation allowances on deferred tax assets. Actual results may differ from these estimates. The following critical accounting policies are significantly affected by judgments, assumptions and estimates used by the Company’s management in the preparation of the consolidated financial statements.

Stock based Compensation: Stock-based compensation expense is based on the estimated grant date fair value of the portion of stock-based payment awards that are ultimately expected to vest during the period. The grant date fair value of stock-based awards to employees and directors is calculated using the Black-Scholes-Merton option pricing model. Forfeitures of share-based payment awards are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures are estimated and it is assumed no dividends will be declared. The estimated fair value of stock-based compensation awards to employees is amortized on an accrual basis over the vesting period of the options.

Valuation of equity warrants: The Company values warrants issued using the Black-Scholes-Merton pricing model.

Derivatives: The Company follows the relevant accounting guidance and records derivative instruments (including certain derivative instruments embedded in other contracts) in its consolidated balance sheet as either an asset or a liability measured at their fair value, with changes in the derivative’s fair value recognized currently in earnings. The Company values these derivative securities under the fair value method at the end of each reporting period (quarter), and their value is marked-to-market at the end of each reporting period with the gain or loss recorded in earnings. The Company continues to revalue these instruments each quarter to reflect their current value in light of the current market price of our common stock. The Company used a simulated probability valuation model to value warrants containing embedded derivative instruments. Determining the appropriate fair-value model and calculating the fair value of such warrants requires considerable judgment. Any change in the estimates (specifically, probabilities) used may cause the value to be higher or lower than that reported. The assumptions used in the model require significant judgment by management and include the following: volatility, expected term, risk-free interest rate, dividends, and warrant holders’ expected rate of return, reset provisions based on expected future financings, projected stock prices, and probability of exercise.

The conversion option included in the Company’s unsecured convertible promissory notes is accounted for as a derivative liability at its estimated fair value. The derivative is subject to re-measurement at the end of each reporting period, with changes in fair value recognized as a component of interest and other income, in the Company’s consolidated statements of operations. The Company will continue to adjust the liability for changes in fair value until the earlier of the conversion or maturity of the unsecured convertible promissory notes.

Revenue: Revenue is recognized when earned in accordance with the applicable accounting guidance. The Company recognizes revenue from sales of software products upon shipment, provided that persuasive evidence of an arrangement exists, collection is determined to be probable, all non-recurring engineering work necessary to enable the Company’s product to function within the customer’s application has been completed and the Company’s product has been delivered according to specifications. Revenue from service subscriptions is recognized as costs are incurred or over the service period, whichever is longer.

Software license agreements may contain multiple elements, including upgrades and enhancements, products deliverable on a when and if available basis and post-contract support. Revenue from software license agreements is recognized upon delivery of the software, provided that persuasive evidence of an arrangement exists, collection is determined to be probable, all nonrecurring engineering work necessary to enable the Company’s products to function within the customer’s application has been completed and the Company’s product has been delivered according to specifications.

For arrangements with multiple deliverables, the Company allocates consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices, which are determined using vendor-specific objective evidence.

Maintenance revenue is recorded for post-contract support and upgrades or enhancements, which is paid for in addition to license fees, and is recognized as costs are incurred or over the support period, whichever is longer. For undelivered elements where vendor specific objective evidence of fair value does not exist, revenue is deferred and subsequently recognized when delivery has occurred and when vendor specific evidence has been determined.

Allowance for Doubtful Accounts: The allowance for doubtful accounts is based on the Company’s assessment of the collectability of specific customer accounts and an assessment of international, political and economic risk as well as the aging of the accounts receivable. If there is a change in actual defaults from the Company’s historical experience, the Company’s estimates of recoverability of amounts due could be affected and the Company would adjust the allowance accordingly.

Long-lived assets: The Company evaluates the recoverability of its long-lived assets, including intangible assets at least annually or whenever circumstances or events indicate such assets might be impaired. The Company would recognize an impairment charge in the event the net book value of such assets exceeded the future undiscounted cash flows attributable to such assets. Estimation of future cash flows from the products considers the following additional factors:

•	legal, regulatory or contractual provisions known to the Company that limit the useful life of any product technology to less than the assigned useful life;
•	whether the Company needs to incur material costs or make modifications in order for it to continue to be able to realize the benefits afforded by the product technologies;
•	effects of obsolescence or significant competitive pressure on the Company’s current or future products that are expected to reduce the anticipated cash flow from the products;
•	demand for products utilizing the Company’s technology will diminish, remain stable or increase; and
•	whether the current markets for the products based on the Company’s technology will remain constant or will change over the useful lives assigned to the technologies.

Customer Base: To date, the Company’s electronic signature revenue has been derived primarily from financial service industry end-users and from resellers and channel partners serving the financial service industry primarily in North America, the ASEAN Region and Europe. The Company performs periodic credit evaluations of its customers and does not require collateral. The Company maintains reserves for potential credit losses. Historically, such losses have been within the range of management’s expectations.

Cost of sales: Cost of sales includes direct engineering labor and overhead for specific revenue based projects initiated by customers and maintenance projects specific to customer needs, along with third party services related to the Company’s transactional based revenues.

Research and Development Costs: Research and development costs are charged as expense as incurred.

Net Operating Loss Carry-forwards: Utilization of the Company’s net operating losses may be subject to an annual limitation due to the ownership change limitations under Section 382 of the Internal Revenue Code and similar state provisions. As a result, a portion of the Company’s net operating loss carry-forwards may not be available to offset future taxable income. The Company has provided a full valuation allowance for deferred tax assets at December 31, 2015, of approximately $26,000,000 based upon the Company’s history of losses.

Segments: The Company reports its financial results in one segment.

Results of Operations — Years Ended December 31, 2015 and December 31, 2014

Revenue

For the year ended December 31, 2015, total revenue was $1,620,000, an increase of $105,000, or 7%, compared to total revenue of $1,515,000 in the prior year. For the year ended December 31, 2015, software product revenue was $738,000, a decrease of $28,000, or 4%, compared to product revenue of $766,000 in the prior year. Maintenance revenue for the year ended December 31, 2015 was $882,000, an increase of $133,000, or 18%, compared to maintenance revenue of $749,000 in the prior year. The decrease in software product revenue was primarily attributable to the timing of introducing new products during the year. The increase in maintenance revenue was due to the sale of new enterprise licenses during 2014 and 2015 and a new maintenance contract entered into with Cegedim SA.

Cost of Sales

For the year ended December 31, 2015, cost of sales was $519,000, an increase of $129,000, or 33%, compared to cost of sales of $390,000 in the prior year. The increase was due primarily to higher engineering direct labor costs resulting from increased non-recurring engineering orders and maintenance during the year ended December 31, 2015 compared to the prior year.

Operating Expenses

Research and Development Expenses

For the year ended December 31, 2015, research and development expenses were $1,771,000, a decrease of $160,000, or 8%, compared to research and development expenses of $1,931,000 in the prior year. Research and development expenses consist primarily of salaries and related costs, outside contract engineering, maintenance items, and allocated facility expenses. The most significant factors contributing to the decrease in research and development expenses were decreases in salaries and wages due to the attrition of two full time positions in the second half of 2014 and a decrease in the number of outside engineering personnel. In addition, transfers to cost of sales increased due to the increase in non-recurring engineering orders and maintenance. The decrease in engineering cost was partially offset by an increase in third party software services associated with the Company’s development activities and an increase in stock-based compensation expense. For the year ended December 31, 2015, total research and development expenses before IT and cost of sales allocations were $2,350,000, a decrease of $4,000, or 0.2%, compared to $2,354,000 of total research and development expenses before allocations in the prior year.

Sales and Marketing Expenses

For the year ended December 31, 2015, sales and marketing expenses were $980,000, a decrease of $284,000, or 22%, compared to sales and marketing expenses of $1,264,000 in the prior year. The decrease was primarily attributable to a decrease in salaries and wages due to the attrition of two full time positions, and decreases in other sales related overhead costs compared to the prior year partially offset by an increase in stock-based compensation expense.

General and Administrative Expenses

For the year ended December 31, 2015, general and administrative expenses were $2,175,000, an increase of $432,000, or 25%, from general and administrative expenses of $1,743,000 in the prior year. The increase was attributable to an increase in salaries and related costs, including stock option compensation and hiring expense, due to the addition of one accounting position compared to the prior year, and professional service fees associated with the Company’s public offering of common stock.

Other Income (Expense), Net

Other income/expense, net, was an expense of $3,000, a decrease of $53,000, or 106%, compared to income of $50,000 in the prior year. The decrease was primarily due to the sale of one of the Company’s unused trademarks to a third party in the third quarter of 2014.

Interest Expense

For the year ended December 31, 2015, related party interest expense was $31,000, an increase of $31,000 compared to related party interest expense of $0 in the prior year. The increase was primarily due to short-term borrowings in November and December of 2015. For the year ended December 31, 2015, other party interest expense was $23,000, a decrease of $236,000, or 91%, compared to other party interest expense of $259,000 in the prior year. The decrease in other party interest expense resulted from expensing the valuation of the warrants issued to third parties in connection with the closing of a $2,000,000 credit facility in May 2014.

For the year ended December 31, 2015, the Company recorded $53,000 in debt discount amortization associated with short-term borrowings, $11,000 of which was attributable to a related party and $42,000 was attributable to other investors. There was no debt discount amortization in the prior year.

For the year ended December 31, 2015, the change in fair value of derivative liabilities resulted in a non-cash gain of $18,000, an increase of $11,000, or 157%, compared to a gain of $7,000 in the prior year. The change in fair value was primarily due to the expiration of the related derivatives in November of 2015.

For the year ended December 31, 2015, accretion of the beneficial conversion feature on the Company’s Preferred Stock with an exercise price less than the closing market price on December 31, 2015 (Series C Participating Convertible Preferred Stock and Series D-1 Convertible Preferred Stock) was $526,000, a decrease of $126,000, or 19%, compared to $652,000 in the prior year period. The decrease was due to the decrease in the closing price of the Company’s common stock on the date of issue compared to the prior year.

The Company recorded dividends in kind on shares of its Series A-1 Cumulative Convertible Preferred Stock, Series B Participating Convertible Preferred Stock, Series C Participating Convertible Preferred Stock and Series D Preferred Stock. For the year ended December 31, 2015, dividends on shares of Preferred Stock were $3,176,000, an increase of $464,000, or 17%, compared to $2,712,000 in the prior year period. The increase was primarily due to the issuances of shares of Series D Preferred Stock in 2015 and 2014.

Liquidity and Capital Resources

Our principal needs for liquidity have been to fund operating losses, working capital requirements and research and development. For the year ended December 31, 2015, we funded our operations with $1,268,000 from the issuance of short-term debt and $1,525,000 in net proceeds from the issuance of Series D-1 Convertible Preferred Stock. Our principal source of liquidity as of December 31, 2015 consisted of cash and cash equivalents of approximately $846,000. As of April 6, 2016, we had cash and cash equivalents of $227,174.

In November and December 2015, we consummated a debt financing and sold unsecured convertible promissory notes due August 25, 2016 in the aggregate principal amount of $1,268,000.

We have incurred net losses in each fiscal year since our inception except for the year ended December 31, 2004. From inception, we have financed our operations and met our capital expenditure requirements primarily from the net proceeds of private and public sales of debt and equity securities. For the year ended December 31, 2015, the net proceeds of such financings totaling $2,793,000. For the year ended December 31, 2014, the net proceeds of such financings totaling $2,259,000.

We believe that our current cash and cash flow from operations, together with the proceeds from this offering, will be sufficient to fund our anticipated operations, working capital and capital spending for the next 12 months. We may, however, require additional cash resources due to changing business conditions or other future developments. Our ability to maintain sufficient liquidity depends partially on our ability to achieve anticipated levels of revenue, while continuing to control costs. If we do not have sufficient available cash, we would have to seek debt or equity financing through other external sources, which may not be available on acceptable terms, or at all. Due to often volatile nature of the financial markets, equity and debt financing may be difficult to obtain. In addition, any unfavorable development or delay in the progress for our products or services could have a material adverse impact on our ability to raise additional capital.

We may seek to raise any necessary additional capital through a combination of private or public equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing and distribution arrangements. If we raise additional capital through private or public equity offerings, the ownership interest of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our stockholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

Cash Flow Results

The table set forth below provides a summary statement of cash flows for the periods indicated:

	Year Ended December 31,
	2015	2014
Net cash used in operating activities	$(2,674,000)	$(2,425,000)
Net cash used in investing activities	(48,000)	(4,000)
Net cash provided by financing activities	2,793,000	2,259,000
Cash and cash equivalents at end of period	846,000	775,000

At December 31, 2015, cash and cash equivalents totaled $846,000, compared to $775,000 at December 31, 2014. The increase was primarily attributable to $2,793,000 of funds provided by financing activities, partially offset by $2,674,000 of funds used in operating activities, and $48,000 of funds used in investing activities.

The cash used in operations for the year ended December 31, 2015 was primarily attributable to the net loss of $3,917,000 and an $18,000 gain on derivative liability. These amounts were partially offset by non-cash depreciation and amortization charges of $357,000, amortization of debt discount of $53,000 and stock-based employee compensation of $575,000.

For the year ended December 31, 2015, the cash used in investing activities of $48,000 resulted from the acquisition of leasehold improvements associated with the sub-lease of approximately 3,000 square feet of unutilized office space.

At December 31, 2015, accounts receivable were $94,000, a decrease of $28,000, or 23%, compared to accounts receivable of $122,000 at December 31, 2014. Accounts receivable at December 31, 2015 and 2014, were net of $22,000 and $22,000, respectively, of allowances provided for potentially uncollectible accounts. Sales in the Company’s fourth quarter of 2015 were generated early in the quarter increasing fourth quarter collection of accounts receivable compared to 2014.

Prepaid expenses and other current assets were $372,000 at December 31, 2015, an increase of $292,000, or 365%, compared to prepaid expenses and other current assets of $80,000 at December 31, 2014. The increase was primarily due to certain professional fees related to the Company’s public offering of its common stock.

At December 31, 2015, short-term debt was $991,000 compared to $0 at December 31, 2014. The increase in short-term debt was due to borrowings by the Company in November and December 2015 for working capital.

At December 31, 2015, accounts payable were $787,000, an increase of $459,000, or 140%, compared to $328,000 at December 31, 2014. The increase was due to liabilities incurred in connection with the Company’s proposed public offering.

At December 31, 2015, other current liabilities, which include accrued compensation of $263,000, were $878,000 at December 31, 2015, an increase of $247,000, or 39%, compared to other current liabilities of $631,000 at December 31, 2014. The increase was primarily due to the accrual of professional services compared to the prior year.

At December 31, 2015, deferred revenue was $839,000, a decrease of $118,000, or 12%, compared to deferred revenue of $957,000 at December 31, 2014. The decrease was primarily due to the recognition of revenue from the renewal of a five-year maintenance contract with one of the Company’s customers in December 2014.

Contractual Obligations

The Company had the following material commitments as of December 31, 2015:

Contractual obligations	Total	2016	Thereafter
Operating lease commitments(1)(2)	$161,000	$161,000	—
(1)	The Company extended the lease on its offices in April 2010. The base rent decreased by approximately 6% in November 2011 and increases by approximately 3% per annum over the term of the new lease, which expires on October 31, 2016.
(2)	The Company sublet approximately 3,000 square feet of unutilized office space in August 2015. The sub-lease will expire on October 31, 2016. The operating lease commitments are net of the sub lease amounts of $97,000 through 2016.

As of December 31, 2015, the Company leases facilities in the United States totaling approximately 9,600 square feet. The Company’s rental expense was $271,000 and $289,000 for the years ended December 31, 2015 and 2014, respectively. In addition to base rent, the Company pays a percentage of the increase, if any, in operating costs incurred by its landlord in such year, over the operating expenses incurred by its landlord in the base year.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

BUSINESS

Company Overview

We are a leading supplier of digital transaction management software enabling the paperless, secure and cost-effective management and authentication of document-based transactions. Our solutions encompass a wide array of functionality and services, including electronic signatures, simple-to-complex workflow management and various options for biometric authentication. These solutions function across virtually all enterprise, desktop and mobile environments. Our software can be deployed both on-premise and as a cloud-based (SaaS) service, with the ability to easily transition between deployment models.

The Company was incorporated in Delaware in October 1986 as Communication Intelligence Corporation. In December 2015, we changed our name to iSign Solutions Inc. and our common stock trading symbol to “ISGN”. We are headquartered in Redwood Shores, California.

Core Technologies

The Company’s core technologies can be referred to as “transaction-enabling,” “digital authentication” and “business process work flow.” These technologies include various forms of electronic signature methods, such as handwritten, biometric, click-to-sign and others, as well as technologies related to signature verification, authentication, cryptography and the logging of audit trails to prove signers’ intent. Our technologies enable the appending of secure, legal and regulatory compliant electronic signatures coupled with an enhanced user experience at a fraction of the time and cost required by traditional, paper-based processes for signature capture.

Products

The Company’s enterprise-class SignatureOne® and iSign® suite of electronic signature solutions enable businesses to implement paperless, electronic signature-driven business processes. The aggregate of the software functionality enabling the digitization of end-to-end work flow processes is sometimes referred to as “Digital Transaction Management” (“DTM”). Many applications provide electronic forms and allow users to fill-in information, but most of these applications still require users to print out a paper copy for the application of a handwritten, ink signature. Solutions powered by our products allow legally binding electronic signatures to be added to digitized documents, eliminating the need for paper to memorialize the completion, approval or authentication of the transaction. This allows users to reduce transaction times and processing costs.

The SignatureOne® and iSign® suite of products includes the following:

SignatureOne®
Ceremony® Server
The SignatureOne® Ceremony® Server (“Ceremony Server”) provides a highly secure, scalable and streamlined electronic signature solution. Its flexible, configurable and customizable workflow options can be rapidly integrated via standard Web services. This enables the Ceremony Server DTM to become a commercial grade and cost efficient transaction management engine driving true straight-through processing (the complete removal of paper from business processes) and to facilitate end-to-end management of multi-party approvals for PDF and XHTML documents.

The Ceremony Server contains iSign’s core esignature engine and signature ceremony management tools, and can be seamlessly integrated with numerous ancillary products. Its key features include:

•	Consent/disclosure management – integral part of audit record; easily reproducible in the event of a dispute;
•	Configurable document presentment – signatory receipt, access and viewing of document tracked in audit trail;
•	Multi-party ceremonies – complex processes, simplified; allows for dynamic, multi-channel workflow changes, including remote, face-to-face and mobile scenarios;
•	Support for complex business rules and dynamic user behaviors;

•	Configurable branding and workflow;
•	Flexible tracking and reporting – including event notification service
•	Extensive audit trail – embedded in individual document in a tamper evident digital seal; and
•	Support for multiple signature methods – electronic, click-to-sign; biometric; and others.
iSign® Console™
The iSign® Console™ (“Console”) leverages the Ceremony Server’s core signature engine and is ideal for organizations looking for a standalone electronic signature solution coupled with significant workflow management features. Through its intuitive graphical interface, Console allows users to upload documents for signature, select signers and signature methods, and manage and enforce document workflow for routing, reviewing, signing and notifications. Console offers a secure and intuitive solution that requires no integration and is available on-premise or in the cloud.
iSign® Enterprise
iSign® Enterprise incorporates the features and function of the Ceremony Server and Console.
iSign® Family
The growing suite of iSign® products and services include iSign® Mobile (for signing on iOS and Android mobile devices), iSign® Forms (for integrated use of templates and forms), and iSign® Live (iSign’s patent-pending co-browsing solution for guided, simultaneous signature ceremonies).
Sign-it®
Sign-it® is a family of desktop software products that enable the real-time capture of electronic and digital signatures, as well as their verification and binding within a standard set of applications, including Adobe Acrobat and Microsoft Word, web-based applications using HTML, XML and XHTML, and custom applications for .NET, C# and similar development environments for the enterprise market. These signatures have the same legal standing as a traditional so-called wet signature on paper and are created pursuant to the U.S. Electronic Signature in National and Global Commerce Act, as well as other related legislation and regulations. With Sign-it® products, organizations wishing to process electronic forms, requiring varying levels of security, can reduce the cost and other inefficiencies inherent with paper documents by adding electronic signature technologies to their workflow solutions.
iSign® Toolkits
The iSign® suite of application development tools for electronic signature capture, encryption and verification in custom applications and web-based processes captures and analyzes the image, speed, stroke sequence and acceleration of a person’s handwritten electronic signature. This capability offers an effective and inexpensive solution for immediate authentication of handwritten signatures. iSign® toolkits also store certain forensic elements of an electronic signature for use in determining whether a person’s electronic signature is legally valid. They also include software libraries for industry standard encryption and hashing to protect a user’s signature, as well as the data captured in the Ceremony® process.

Products and upgrades that we introduced and first deployed in 2015 include the following:

iSign® Enterprise	5.1.2.1
iSign® Enterprise	5.1.3
iSign® Enterprise	5.1.4
iSign® Enterprise	5.2.6
iSign® Enterprise	5.2.7
iSign® Enterprise	5.2.9
iSign® Enterprise	5.4
iSign® Enterprise	5.4.1
iSign® Enterprise	5.4.2

iSign® Enterprise	5.4.3
iSign® Enterprise	5.4.4
iSign® Enterprise	5.4.5
iSign® Enterprise	5.4.6
iSign® Enterprise	5.4.6.1
iSign® Enterprise	5.4.7
iSign® Enterprise	5.4.8
iSign® Enterprise	5.4.9
iSign® Enterprise	5.4.10
iSign® Enterprise	5.4.11
iSign® Enterprise	5.4.12
iSign® Enterprise	5.5
iSign® Enterprise	6.0
Sign-it® for Acrobat®	7.6
Sign-it® for Acrobat®	9.4

Intellectual Property

The Company relies on a combination of patent applications, trademarks, trade secrets and contractual provisions to protect its software offerings and technologies. The Company has a policy of requiring its employees and contractors to commit to the protection of proprietary information through written agreements. The Company also has a policy of requiring prospective business partners to enter into non-disclosure agreements before disclosure of any of its proprietary information.

Over the years, the Company has developed and patented major elements of its software offerings and technologies. The Company currently has the following patent applications pending:

Patent App. No.	Filing Date
14/650,271	June 5, 2015
14/455,425	August 8, 2014
14/538,744	November 11, 2014

The Company’s technologies go beyond simple electronic signature and include biometric signatures, verification solutions, authentication and validation methods, that result in signed documents that are secure, legal and tamper-resistant.

The Company has over 20 registered and unregistered trademarks in the United States and other countries. The Company intends to register its trademarks in those jurisdictions where significant marketing of its products will be undertaken in the foreseeable future.

Research & Development

Our research and development effort is focused on the development, advancement and refinement of our core products and the development of new products. In addition, our research and development team is responsible for the continuous quality measurement and assurance of both existing and new products. We conduct research on software technology, related computer hardware, competitive offerings and alternative solution approaches to develop appropriate product and service offerings for our target markets. Our research and development efforts are often aimed at assisting clients and licensees in further streamlining new and existing workflow processes that our software solutions support and at ensuring that we meet or exceed industry standards and competitive offerings. We provide certain customization and integration services to our clients, including software integration partners and enterprise customers. These efforts are conducted by our team in Redwood Shores, California, supported by contracted staff, including offshore engineers.

We believe that our software technologies, platforms and products are now competitive and, while research and development activities will remain at the core of our operations, we intend, going forward, to invest an increasing amount of our resources in sales and marketing activities.

Our research and development expense was $1,771,000 for the year ended December 31, 2015, $1,931,000 for the year ended December 31, 2014 and $2,073,000 for the year ended December 31, 2013.

Material Customers

Historically, the Company’s revenue has been derived from many customers, but a significant percentage of our revenue over recent years has been attributable to a limited number of customers. Three customers accounted for 24%, 13% and 10%, respectively, of total revenue for the year ended December 31, 2015.

Our customers include direct end user clients like Prudential, State Farm, Wells Fargo, Allstate and Travelers, as well as integration partner clients such as Ebix, Oracle, Striata and Cegedim SA.

Cegedim License Agreement

In January 2015, the Company entered into an amended and restated license agreement with Cegedim SA, a company organized under the laws of France (the “Cegedim License Agreement”). Cegedim is listed on Euronext, has annual revenue of approximately €500 million and is a leading European provider of software and IT services, primarily in the healthcare and insurance sectors.

Subject to the terms and conditions of the Cegedim License Agreement, the Company granted Cegedim a non-exclusive, non-transferable, limited license to integrate the Company’s SignatureOne® Ceremony® server software into Cegedim’s platforms to provide integrated services to its subscribers and other end-users. Our software is currently in production and integrated with Cegedim’s MA€A platform, which manages Single Euro Payments Area payment mandates, and CG Pay, a single, fully-integrated electronic service managing the purchase-order-to-payment-fulfillment cycle in a completely paperless fashion. Cegedim has also deployed our software on a standalone basis for clients including Pfizer and Sanofi.

The Company receives a share of revenue generated from each electronic signature used and each payment transaction processed by Cegedim platforms incorporating Company software, as well as maintenance and other fees. The Cegedim License Agreement has an initial term of five years and may be terminated prior to that date by mutual agreement of the parties or by either party after the initial five year term ends in January 2020 for any reason upon at least 180 days prior notice.

Seasonality of Business

The Company believes that the sale of its products is not subject to seasonal fluctuations.

Backlog

Backlog was approximately $839,000 and $957,000 at December 31, 2015 and 2014, respectively, representing advanced payments on product and service maintenance agreements. In 2014, the Company negotiated a long term maintenance agreement with one of its customers, the balance of which is $455,000, which will be recognized over four years. The remaining backlog is expected to be recognized over the next twelve months.

Competition

We believe that our primary competitive advantages include the following:

•	Customer options and platform flexibility: Unlike most of our competitors, we offer many flexible configuration options for enterprise clients to address many variants of complex business work flows without the need for costly and time-consuming customization. These solution configurations can be rapidly and seamlessly integrated into a variety of enterprise technology environments.
•	Software deployment options: Unlike most of our competitors, our software solutions are available as an on demand, private cloud-based software as a service, and on the customer’s premises, which is an important feature for most of our large enterprise clients for compliance, security and control reasons.
•	Lower cost structure: Through our technology, sales and marketing partners, including Cegedim SA, we believe we offer a lower relative cost structure and higher operating margin than most of our larger competitors.

Currently, our primary competition for basic click-to-sign electronic signatures includes Adobe EchoSign, DocuSign and Silanis (being recently acquired by VASCO Data Security International Inc.). We view the balance of the U.S. market as fragmented with a variety of smaller competitors focused on the consumer and small business markets rather than enterprise organizations.

Employees

As of April 6, 2016, the Company employed fifteen full-time employees and seven independent contractors. The Company has established strategic, software engineering relationships (both domestic and offshore) that allow it to rapidly access product development and deployment capabilities that could be required to address most customer requirements. None of the Company’s employees are party to any collective bargaining agreements. We believe our employee relations are good.

Geographic Areas

For the years ended December 31, 2015 and 2014, sales in the United States as a percentage of total sales were 93% and 99%, respectively. At December 31, 2015 and 2014, long-lived assets located in the United States were $664,000 and $973,000, respectively. There were no long-lived assets located elsewhere as of December 31, 2015 and 2014.

Segments

The Company reports its financial results in one segment.

Properties

The Company leases its principal facilities, and currently occupies approximately 6,600 square feet, in Redwood Shores, California, pursuant to a lease that expires on October 31, 2016. We believe that we can find suitable space following the expiration of our lease on comparable or more favorable terms.

Legal Proceedings

The Company is not subject to any material pending legal proceedings.

Available Information

Our web site is located at www.isignnow.com, and we are in the process of developing our new website at www.isignnow.com. The information on or accessible through our web site is not part of this registration statement on Form S-1. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to such reports are available, free of charge, on our web site as soon as reasonably practicable after we electronically file with or furnish such material to the Securities and Exchange Commission (“SEC”). Furthermore, a copy of this registration statement on Form S-1 and other reports filed by us with the SEC may be read and copied by the public at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549 on official business days during the hours of 10 a.m. and 3 p.m. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including our Company, that file electronically with the SEC at www.sec.gov.

DIRECTORS AND EXECUTIVE OFFICERS

As of the date of this prospectus, our directors, executive officers and significant employees are as follows:

Name	Age	Positions with the Company
Philip S. Sassower	76	Co-Chairman and Chief Executive Officer
Michael Engmann	67	Co-Chairman
Andrea Goren	48	Director and Chief Financial Officer
William Keiper	65	President and Chief Operating Officer
Francis J. Elenio	50	Director
Stanley Gilbert	76	Director
Jeffrey Holtmeier	58	Director
David E. Welch	69	Director

Each director serves for a one year term, or until his successor is duly elected and qualified or his earlier resignation, removal or disqualification. On October 27, 2015, the Board of Directors of the Company (the “Board”) approved an increase in the number of authorized directors from five to seven directors. In order to fill the two vacancies created by the increase in the number of authorized directors, in accordance with the applicable provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) and Bylaws, the Board appointed Michael Engmann and Francis J. Elenio to the Board on October 27, 2015 on November 11, 2015, respectively. The business experience of each of our directors and executive officers for at least the past five years includes the following:

Philip S. Sassower has served as the Company’s Chairman and Chief Executive Officer since August 2010 and as Co-Chairman since October 2015. Mr. Sassower is a Managing Director of SG Phoenix LLC, a private equity firm, and has served in that capacity since May 2003. Mr. Sassower has also been Chief Executive Officer of Phoenix Enterprises LLC, a private equity firm, and has served in that capacity since 1996. In addition, Mr. Sassower has served as Chief Executive Officer of Xplore Technologies Corp. (NASDAQ: XPLR) since February 2006 and has been a director of Xplore Technologies Corp. and served as Chairman of its board of directors since December 2004. On May 13, 2008, Mr. Sassower was named Chairman of the Board of The Fairchild Corporation (NYSE: FA), a motorcycle accessories and aerospace parts and services company. On March 18, 2009, The Fairchild Corporation and 61 subsidiaries filed a petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court, District of Delaware. On January 7, 2010, The Fairchild Corporation’s plan of liquidation was declared effective and the company’s board of directors was relieved of its duties. Mr. Sassower also served as Chairman of the Board of the Company from 1998 to 2002 and as Co-Chief Executive Officer of the Company from 1997 to 1998. Mr. Sassower is co-manager of the managing member of Phoenix Venture Fund LLC. Mr. Sassower’s qualifications to serve on the Board include more than 40 years of business and investment experience. Mr. Sassower has developed extensive experience working with management teams and boards of directors, and in acquiring, investing in and building companies and implementing changes.

Michael Engmann has served as the Company’s Co-Chairman since October 2015. Mr. Engmann is Chairman of Engmann Options, a family trading and investment holding company and has served in that capacity since 1978. Mr. Engmann has approximately 40 years of experience in building successful financial service companies. He began his career as a trader and was one of the early market-makers in the Pacific Stock Exchange’s options program. He (i) founded, in 1980, Sage Clearing Corporation, a stock and options clearing company for professional traders, which was sold to ABN Amro Inc. in 1988, (ii) founded, in 1982, Preferred Trade, Inc., a broker-dealer providing research and trade execution services, which was sold to Fimat in May 2005, and (iii) acquired in 2001 Revere Data LLC, a global financial and market data company, which was sold to Factset in 2013. Mr. Engmann’s qualifications to serve on the Board of Directors include more than 40 years of business and investment experience.

Andrea Goren has served as a director since August 2010. Mr. Goren was appointed the Company’s Chief Financial Officer in December 2010. Mr. Goren is a Managing Director of SG Phoenix LLC, a private equity firm, and has served in that capacity since May 2003. Mr. Goren is co-manager of the managing member of Phoenix Venture Fund LLC, the Company’s largest stockholder. Prior to that, Mr. Goren served as Vice President of Shamrock International, Ltd., a private equity firm. Mr. Goren has been a director of Xplore Technologies Corp. (NASDAQ:

XPLR) since December 2004 and serves on its Executive Committee, and a director of The Fairchild Corporation (NYSE: FA) from May 2008 to January 2010. Mr. Goren’s qualifications to serve on the Board include his experience and knowledge acquired in approximately 16 years of private equity investing and his extensive experience working with management teams and boards of directors.

William Keiper was appointed the Company’s President and Chief Operating Officer in December 2010. Mr. Keiper is Managing Partner of FirstGlobal Partners LLC where he specializes in working with investors and Boards of Directors in resolving issues related to business continuity, performance and sustainable value creation. Mr. Keiper has over 30 years of business experience, more than 18 of which have been in the management of software, technology and IT product distribution and services organizations. He was President and Chief Executive Officer of Hypercom Corporation (NYSE: HYC) from 2005 to 2007 and served as a member of its Board of Directors from 2000 to 2007. He was Chairman and Chief Executive Officer of Arrange Technology LLC, a software development services outsourcing company, from 2002 to 2005. From 1997 to 2002, he served as a principal in mergers and acquisitions firms serving middle market software and IT services companies. He was Chief Executive Officer of Artisoft, Inc., a public networking and communications software company, from 1993 to 1997, and its Chairman from 1995 to 1997. He held several executive positions, including President and Chief Operating Officer, of MicroAge, Inc., an indirect sales-based IT products distribution and services company, from 1986 to 1993, where he was a key executive in helping to profitably drive more than a billion dollar revenue increase over the course of his tenure with the company.

Francis J. Elenio has served as a director since November 2015, after having served as a director of the Company from August 2010 to October 2011. Since November 2005, Mr. Elenio has served as Managing Director of Reeff Consulting LLC, a financial and business advisory firm providing outsourced accounting and consulting services for start-up to midsized companies. Mr. Elenio also served as Chief Financial Officer of Signal Point Communications Corp. from February 2011 to October 2013. Mr. Elenio has over 25 years of experience working with corporations as a strategic, solution-driven professional focused on finance and accounting, operations and turn-around management. Mr. Elenio has served at the CFO level at numerous public and private companies, including Wilshire Enterprises, Inc., a real estate investment and management company, WebCollage, Inc., an internet content integrator for manufacturers, GoAmerica, Inc., a wireless internet service provider and Roomlinx, Inc., a provider of wireless high speed internet access to hotels and conference centers. Mr. Elenio is a CPA and received an MBA. Since September 2007, Mr. Elenio has also been an Adjunct Professor of Finance at Seton Hall University. Mr. Elenio serves on the Company’s audit committee. Mr. Elenio’s qualifications to serve on the Board of Directors and Audit Committee include his experience as a CFO working with technology companies like iSign.

Stanley L. Gilbert has served as a director since October 2011. Mr. Gilbert has more than 45 years of experience as a lawyer with primary specialties in wills, trusts, estate planning and administration, as well as tax planning. Mr. Gilbert is Founder, and, has been President of Stanley L. Gilbert PC since 1982. Mr. Gilbert has also been a partner of a number of law firms, including Nager Korobow, Bell Kalnick Klee and Green, and Migdal Pollack Rosenkrantz and Sherman. Mr. Gilbert has served as a Director of Planned Giving at Columbia University Medical Center’s Nathaniel Wharton Fund, which supports a broad variety of projects in basic research, clinical care and teaching since 2001. Mr. Gilbert was elected by a majority of the Company’s Series C and Series B Participating Convertible Preferred stockholders voting together as a separate class on an as converted basis, and serves on our compensation committee. Mr. Gilbert’s qualifications to serve on the Board include his significant tax and accounting expertise acquired through his years of practicing law.

Jeffrey Holtmeier has served as a director since August 2011. Mr. Holtmeier has more than 25 years of successful entrepreneurship in the technology and communications fields. As CEO of GENext from 2001 to present, and through its subsidiary China US Business Development, LLC, Mr. Holtmeier has assisted many U.S. companies in establishing relationships in China, where he also co-founded Koncept International, Inc., a Chinese-based VoIP and digital media technology company. Prior to his involvement in the Chinese market, Mr. Holtmeier founded, built over seventeen years and successfully sold InfiNET in 2001 to Teligent, a NASDAQ listed company. Mr. Holtmeier was a recipient of the prestigious Ernst & Young, NASDAQ/USA Today “Entrepreneur of the Year” award in 1999, and has served on the boards of numerous corporations and non-profit organizations. He serves on our audit and compensation committees. Mr. Holtmeier’s qualifications to serve on the Board include his experience as a successful entrepreneur and his experience in establishing business relationships in China.

David E. Welch has served as a director since March 2004. From July 2002 to present, Mr. Welch has been the principal of David E. Welch Consulting, a financial consulting firm. Mr. Welch has also been Vice President and

Chief Financial Officer of American Millennium Corporation, Inc., a provider of satellite-based asset tracking and reporting equipment, from April 2004 to present. Mr. Welch was Vice President and Chief Financial Officer of Active Link Communications, a manufacturer of telecommunications equipment, from 1999 to 2002. Mr. Welch has held positions as Director of Management Information Systems and Chief Information Officer with Micromedex, Inc. and Language Management International from 1995 through 1998. Mr. Welch’s other directorships have been or are with AspenBio Pharma, Inc., from 2004 to present, PepperBall Technologies, Inc. from January 2007 to January 2009 and Advanced Nutraceuticals, Inc., from 2003 to 2006. Mr. Welch is a Certified Public Accountant licensed in the state of Colorado. He serves on our audit and compensation committees. Mr. Welch’s qualifications to serve on the Board include his significant accounting and financial expertise.

Director Independence

The Board has determined that Messrs. Elenio, Gilbert, Holtmeier and Welch are “independent,” as defined under the rules of the NASDAQ Capital Market relating to director independence, and Messrs. Sassower, Goren and Engmann are not independent under such rules. Messrs. Gilbert, Holtmeier and Welch serve on the Compensation Committee of the Board. Each of the members of the Compensation Committee is independent under the rules of the NASDAQ Capital Market relating to director independence. Messrs. Elenio, Holtmeier and Welch serve on the Audit Committee of the Board. Under the applicable rules of the NASDAQ Capital Market and the SEC relating to independence of Audit Committee members, the Board has determined that Messrs. Elenio, Holtmeier and Welch are independent.

Audit Committee Financial Expert

Mr. Welch serves as the Audit Committee’s financial expert. Each member of the Audit Committee is independent as defined under the applicable rules and regulations of the SEC and the director independence standards of NASDAQ, as currently in effect.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

The following table sets forth the compensation for our fiscal years ended December 31, 2015 and 2014 earned by or awarded to, as applicable, our principal executive officer, principal financial officer and our other most highly compensated executive officers as of December 31, 2015. In this prospectus, we refer to such officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Philip S. Sassower, Co-Chairman and CEO	2015	—	(1)	—	—	$—	—	$—
	2014	—	(1)	—	—	$—	—	$—
William Keiper, President	2015	—	(2)	—	—	$—	—	$—
	2014	—	(2)	—	—	$—	—	$—
Andrea Goren, CFO	2015	—	(3)	—	—	$—	—	$—
	2014	—	(3)	—	—	$—	—	$—
1.	Mr. Sassower was appointed Chairman of the Board and Chief Executive Officer on August 5, 2010 and has served as Co-Chairman since October 2015, and during the last two fiscal years received no salary or other compensation from the Company in either capacity.
2.	Mr. Keiper was appointed President and Chief Operating Officer on December 7, 2010. As described below, Mr. Keiper provides services to the Company and is compensated through an affiliated entity and, as a result, received no salary from the Company during the last two fiscal years.
3.	Mr. Goren was appointed Chief Financial Officer on December 7, 2010. As described below, Mr. Goren provides services to the Company and is compensated through an advisory services agreement with an affiliated entity and, as a result, received no compensation from the Company during the last two fiscal years. Mr. Goren serves as a Director of the Board and received no compensation from the Company in that capacity during the last two fiscal years.

Mr. Keiper is retained by the Company through an Advisory Services Agreement (the “FGP Agreement”) with First Global Partners, LLC (“FGP’) dated August 12, 2011. Mr. Keiper is Managing Partner of FGP. The initial term of the FGP Agreement was two years and automatically renewed for additional one year periods upon the same terms and conditions unless either party notifies the other in writing of its intent to terminate at least 90 days prior to the then-current term. Pursuant to the terms of the FGP Agreement, FGP is entitled to receive a cash sum payment of $20,000 per month. In addition, FGP is eligible to receive an annual cash performance fee of up to 35% of the cash sum payment during a given year or prorated portion thereof. Such performance fee, if any, would be awarded based upon the sole discretion of our Board. No performance fee was paid to FGP in 2014 or 2015. The Company has agreed to pay FGP for reasonable and documented out of pocket expenses incurred for services rendered during the term of the FGP Agreement, as long as FGP obtains written approval of the Company prior to incurring any significant expense. Pursuant to a letter agreement between the Company and FGP, FGP and the Company agreed to defer all unpaid compensation due to FGP until the consummation of the offering. As of April 6, 2016, the aggregate amount of deferred compensation due to FGP was $162,000. The FGP deferred compensation started to bear interest at a rate equal to 24.0% per annum in October 2015. Subject to the terms and conditions of a letter agreement between the Company and FGP, FGP agreed to convert approximately $81,300 of the accrued and unpaid deferred compensation due to it into shares of common stock at the per share offering price and warrants to purchase 125% of the shares received in connection with such conversion at an exercise price of 125% of the per share offering price, and FGP will be paid $81,300 in cash, in each case, upon consummation of the offering.

Mr. Goren is retained by the Company through an Advisory Services Agreement (the “SGP Agreement”) with SG Phoenix LLC (“SGP”) dated August 12, 2011. Mr. Goren and Mr. Sassower are managing members of SGP. The term of the SGP Agreement is two years unless terminated earlier and will automatically renew for additional one year periods upon the same terms and conditions unless either party notifies the other in writing of its intent to terminate at least 90 days prior to the then-current term. Pursuant to the terms of the SGP Agreement, SGP is entitled to receive a cash sum payment of $15,000 per month. In addition, SGP is eligible to receive an annual cash performance fee of up to 35% of the cash sum payment during a given year or prorated portion thereof. Such performance fee, if any, would be awarded based upon the sole discretion of our Board. No performance fee was paid to SGP in 2014 or 2015. The Company has agreed to pay SGP for reasonable and documented out of pocket expenses incurred for services rendered by SGP during the term of the SGP Agreement, as long as SGP obtains written approval of the Company prior to incurring any significant expense. Pursuant to a letter agreement between the Company and SGP, SGP and the Company agreed to defer all of the unpaid compensation due to SGP until the consummation of the offering. As of April 6, 2016, the aggregate amount of deferred compensation due to SGP was $515,250. The SGP deferred compensation started to bear interest at a rate equal to 24.0% per annum in October 2015. Subject to the terms and conditions of a letter agreement between the Company and SGP, SGP agreed to convert $386,437.50 of the accrued and unpaid deferred compensation due to it into shares of common stock at the per share offering price and warrants to purchase 125% of the shares received in connection with such conversion, at an exercise price of 125% of the per share offering price, and SGP will be paid $128,812.50 in cash, in each case, upon consummation of the offering.

Outstanding Equity Awards at December 31, 2015

The following table summarizes the outstanding equity award holdings held by our named executive officers at December 31, 2015.

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Philip S. Sassower, Co-Chairman and CEO	800	(1)	—	(1)	$81.13	01/28/2018
	4,767	(2)	433	(2)	$56.25	01/03/2020
William Keiper, President and COO	6,400	(3)	—	(3)	$31.25	08/11/2018
	2,933	(4)	267	(4)	$56.25	01/03/2020
Andrea Goren, Chief Financial Officer	800	(5)	—	(5)	$81.13	01/28/2018
	4,000	(6)	—	(6)	$31.25	08/11/2018
	2,200	(7)	200	(7)	$56.25	01/03/2020
(1)	Mr. Sassower’s 800 options were granted on January 28, 2011, vest pro rata quarterly over three years, and expire on January 28, 2018.
(2)	Mr. Sassower’s 5,200 options were granted on January 3, 2013, vest pro rata quarterly over three years, and expire on January 3, 2020.
(3)	Mr. Keiper’s 6,400 options were granted on August 11, 2011, vest pro rata monthly over two years, and expire on August 11, 2018.
(4)	Mr. Keiper’s 3,200 options were granted on January 3, 2013, vest pro rata quarterly over three years, and expire on January 3, 2020.
(5)	Mr. Goren’s 800 options were granted on January 28, 2011, vest pro rata quarterly over three years, and expire on January 28, 2018.
(6)	Mr. Goren’s 4,000 options were granted on August 11, 2011, vest pro rata quarterly over three years, and expire on August 11, 2018.
(7)	Mr. Goren’s 2,400 options were granted on January 3, 2013, vest pro rata quarterly over three years, and expire on January 3, 2020.

Option Exercises and Stock Vested

There were no stock options exercised during the year ended December 31, 2015 and 2014.

Director Compensation

The following table provides information regarding the compensation of the Company’s non-employee directors for the year ended December 31, 2015:

Name Current Directors	Fees Earned or Paid in Cash(1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Francis Elenio	$—	$—	$7,500	$—	$—	$—	$7,500
Michael Engmann	$—	$—	$7,500	$—	$—	$—	$7,500
Stanley Gilbert	$—	$—	$19,700	$—	$—	$—	$19,700
Jeffrey Holtmeier	$—	$—	$19,700	$—	$—	$—	$19,700
David Welch	$—	$—	$20,094	$—	$—	$—	$20,094
(1)	All Board of Directors Meetings in 2015 were telephonic and no attendance fees were paid.

Michael Engmann and Francis Elenio were each granted an option to purchase 800 shares of the Company’s common stock under the Company’s 2011 Stock Compensation Plan at a per share exercise price equal to the closing per share market price of the Company’s common stock on November 16, 2015. The options will vest quarterly over three years, and will have a seven-year term. In addition, in accordance with the Company’s current director compensation policy, Mr. Engmann and Mr. Elenio, as non-employee directors, will each receive $1,000 for each Board meeting attended and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending such meetings.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 20, 2016, with respect to the beneficial ownership of (i) any person known to be the beneficial owner of more than 5% of any class of voting securities of the Company, (ii) each director and director nominee of the Company, (iii) each of the current executive officers of the Company named in the Summary Compensation Table under the heading “Executive Compensation” and (iv) all directors and executive officers of the Company as a group. Except as indicated in the footnotes to this table (i) each person has sole voting and investment power with respect to all shares attributable to such person and (ii) each person’s address is c/o iSign Solutions Inc., 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065-1413.

	Common Stock		Series A-1 Cumulative Convertible Preferred Stock		Series B Participating Convertible Preferred Stock		Series C Participating Convertible Preferred Stock		Series D-1 Convertible Preferred Stock		Series D-2 Convertible Preferred Stock
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(1)	Number of Shares(2)	Percent of Class (2)	Number of Shares(3)	Percent of Class(3)	Number of Shares(4)	Percent of Class(4)	Number of Shares(5)	Percent of Class(5)	Number of Shares(6)	Percent of Class(6)
Philip S. Sassower(9)	266,184	65.6%	—	—	8,004,324	57.7%	2,422,078	43.0%	1,543,721	10.4%	208,918	2.5%
Andrea Goren(10)	239,608	62.8%	—	—	8,039,527	57.9%	2,383,289	42.3%	1,094,301	7.4%	117,287	1.8%
Stanley Gilbert(11)	44,991	20.0%	—	—	176,007	1.3%	500,602	8.9%	152,079	1.8%	161,636	2.5%
Jeffrey Holtmeier(12)	2,030	1.0%	—	—	—	—	—	—	—	—	31,045	*
David E. Welch(13)	1,580	*	—	—	—	—	—	—	—	—	—	—
Michael W. Engmann(14)	187,731	50.9%	576,363	59.6%	664,579	4.8%	171,813	3.0%	2,411,994	16.3%	320,066	4.9%
Francis Elenio(15)	133	*	—	—	—	—	—	—	—	—	—	—
William Keiper(16)	25,338	11.9%	—	—	—	—	397,661	7.1%	—	—	—	—

All directors and executive officers as a group (8 persons)(17)	644,232	83.7%	576,363	59.6%	8,880,113	64.0%	3,510,822	62.3%	4,201,410	28.3%	730,436	11.2%

5% Shareholders
Phoenix Venture Fund LLC (18)	225,958	61.4%	—	—	8,004,324	57.7%	2,364,621	41.9%	—	—	—	—
	Pro Forma Common Stock Beneficially Owned		Pro Forma as Adjusted Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares(7)	Percent of Class	Number of Shares(8)	Percent of Class
Philip S. Sassower(9)	1,264,441	71.2%	1,264,441	41.5%
Andrea Goren(10)	1,205,045	70.1%	1,205,045	40.3%
Stanley Gilbert(11)	120,929	18.0%	120,929	6.2%
Jeffrey Holtmeier(12)	5,153	1.0%	5,153	*
David E. Welch(13)	1,580	*	1,580	*
Michael W. Engmann(14)	733,564	57.0%	733,564	28.7%
Francis Elenio(15)	133	*	133	*
William Keiper(16)	103,699	15.6%	103,669	5.4%

All directors and executive officers as a group (8 persons)(17)	2,430,883	83.0%	2,430,883	57.9%

5% Shareholders
Phoenix Venture Fund LLC(18)	1,165,537	69.4%	1,165,537	39.5%
*	Less than 1%.
1.	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise or conversion, at the rates in effect as of April 6, 2016, of all options, warrants and other securities convertible into common stock, including shares of Series A-1 Cumulative Convertible Preferred Stock, Series B Participating Convertible Preferred Stock, Series C Participating

Convertible Preferred Stock and Series D Preferred Stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of April 6, 2016. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days of April 6, 2016 or securities convertible into common stock within 60 days of April 6, 2016 are deemed outstanding and held by the holder of such shares of common stock, options, warrants, or the other convertible securities listed above for purposes of computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person. The shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock beneficially owned stated in these columns are based on 187,463 shares of common stock, 967,527 shares of Series A-1 Cumulative Convertible Preferred Stock, 13,882,838 shares of Series B Participating Convertible Preferred Stock, 5,637,193 shares of Series C Participating Convertible Preferred Stock, 8,291,066 shares of Series D-1 Convertible Preferred Stock and 6,549,942 shares of Series D-2 Convertible Preferred Stock outstanding as of April 6, 2016 and assume conversion of shares of Series A-1 Cumulative Convertible Preferred Stock, Series B Participating Convertible Preferred Stock, Series C Participating Convertible Preferred Stock, Series D-1 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock at current conversion rates. The conversion prices of each such series of preferred stock will be reduced upon closing of this offering. See “Description of Capital Stock”.

2.	Each outstanding share of Series A-1 Cumulative Convertible Preferred Stock is presently convertible into 7.1429 shares of common stock. The shares of Series A-1 Cumulative Convertible Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A-1 Cumulative Convertible Preferred Stock stated in these columns reflect ownership of shares of Series A-1 Cumulative Convertible Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series A-1 Cumulative Convertible Preferred Stock at this ratio. The percentage of beneficial ownership of Series A-1 Cumulative Convertible Preferred Stock beneficially owned is based on 967,527 shares of Series A-1 Cumulative Convertible Preferred Stock outstanding as of April 6, 2016.
3.	Each outstanding share of Series B Participating Convertible Preferred Stock is presently convertible into 23.0947 shares of common stock. The shares of Series B Participating Convertible Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series B Participating Convertible Preferred Stock stated in these columns reflect ownership of shares of Series B Participating Convertible Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series B Participating Convertible Preferred Stock at this ratio. The percentage of beneficial ownership of Series B Participating Convertible Preferred Stock beneficially owned is based on 13,882,838 shares of Series B Participating Convertible Preferred Stock outstanding as of April 6, 2016.
4.	Each outstanding share of Series C Participating Convertible Preferred Stock is presently convertible into 44.4444 shares of common stock. The shares of Series C Participating Convertible Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series C Participating Convertible Preferred Stock stated in these columns reflect ownership of shares of Series C Participating Convertible Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series C Participating Convertible Preferred Stock at this ratio. The percentage of beneficial ownership of Series C Participating Convertible Preferred Stock beneficially owned is based on 5,637,193 shares of Series C Participating Convertible Preferred Stock outstanding as of April 6, 2016.
5.	Each share of Series D-1 Convertible Preferred Stock is presently convertible into 44.4444 shares of common stock. The shares of Series D-1 Convertible Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series D-1 Convertible Preferred Stock stated in these columns reflect ownership of shares of Series D-1 Convertible Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series D-1 Convertible Preferred Stock at this ratio. The percentage of beneficial ownership of Series D-1 Convertible Preferred Stock beneficially owned is based on 8,291,066 shares of Series D-1 Convertible Preferred Stock outstanding as of April 6, 2016.
6.	Each share of Series D-2 Convertible Preferred Stock is presently convertible into 20.000 shares of common stock. The shares of Series D-2 Convertible Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series D-2 Convertible Preferred Stock stated in these columns reflect ownership of shares of Series D-2 Convertible Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series D-2 Convertible Preferred Stock at this ratio. The percentage of beneficial ownership of Series D-2 Convertible Preferred Stock beneficially owned is based on 6,549,942 shares of Series D-2 Convertible Preferred Stock outstanding as of April 6, 2016.
7.	Gives effect to (a) the automatic conversion of all our outstanding shares of preferred stock into 3,610,592 shares of common stock (at the reduced conversion prices that will be effective upon closing of this offering), (b) the conversion of approximately $468,000 in accrued and unpaid compensation due to officers, employees and/or their affiliated entities into 131,756 shares of common stock and warrants to purchase 164,695 shares of common stock (based upon on an assumed public offering price of $3.55 per share) and (c) the conversion of $1,268,000 in the aggregate principal amount of unsecured convertible promissory notes, plus accrued interest, into 387,420 shares of common stock and warrants to purchase 484,275 shares of common stock (based upon the assumed public offering price of $3.55 per share), in each case, upon consummation of the offering. See “Description of Capital Stock”.
8.	Gives effect to the pro forma adjustments and the sale of 845,070 shares of common stock at an assumed public offering price of $3.55 per share and 422,535 warrants at an assumed public offering price of $0.01 per warrant in the offering.
9.	Represents (a) 47,566 shares of common stock, (b) 6,999 shares issuable to Mr. Sassower upon the exercise of options exercisable within 60 days of April 6, 2016, (c) 45,739 shares of common stock issuable upon the conversion of 8,004,324 shares of Series B Participating Convertible Preferred Stock, (d) 86,118 share of common stock issuable upon the conversion of 2,422,078 shares of Series C Participating Convertible Preferred Stock, (e) 54,889 shares of common stock issuable upon the conversion of 1,543,721 shares of Series D-1 Convertible Preferred Stock (f) 3,343 shares of common stock issuable upon the conversion of 208,918 shares of Series D-2 Convertible Preferred Stock and (g) 21,530 shares of common stock issuable upon the exercise of warrants (see table below for details), including securities beneficially owned by Phoenix, SG Phoenix Ventures LLC, SG Phoenix LLC, Phoenix Banner Holdings LLC and Phoenix Enterprises Family Fund. Please see footnote 18 below for information concerning shares of common stock beneficially owned by Phoenix. Along with Mr. Goren, Mr. Sassower is the co-manager of SG Phoenix Ventures LLC, which has the shared power to vote and dispose of the shares of common stock held by Phoenix and Phoenix Banner Holdings LLC, and, accordingly, Mr. Sassower may be deemed to be the beneficial owner of the shares owned by Phoenix and Phoenix Banner Holdings LLC. SG Phoenix Ventures LLC,

	Philip Sassower	SG Phoenix Ventures LLC	SG Phoenix LLC	Phoenix Venture Fund	Phoenix Enterprises Family Fund LLC	Phoenix Banner Holdings	Total
Common Stock	2,044		2,234	43,288			47,566
Stock Options	6,999						6,999
Series B Participating Convertible Preferred Stock As If Converted to Common Stock				45,739			45,739
Series C Participating Convertible Preferred Stock As If Converted to Common Stock				84,075	2,043		86,118
Series D-1 Preferred Stock As If Converted to Common Stock	19,308					35,581	54,889
Series D-2 Convertible Preferred Stock As If Converted to Common Stock	1,606					1,737	3,343
Warrants	8,225	10,905	2,400				21,530
Total	38,182	10,905	4,634	173,102	2,043	37,318	266,184
10.	Represents (a) 45,537 shares of common stock, (b) 8,339 shares issuable upon the exercise of options exercisable within 60 days of April 6, 2016, (c) 45,940 shares of common stock issuable upon the conversion of 8,039,527 shares of Series B Participating Convertible Preferred Stock, (d) 84,739 shares of common stock issuable upon the conversion of 2,383,289 shares of Series C Participating Convertible Preferred Stock, (e) 38,910 shares of common stock issuable upon the conversion of 1,094,301 shares of Series D-1 Convertible Preferred Stock (f) 1,876 shares of common stock issuable upon the conversion of 117,287 shares of Series D-2 Convertible Preferred Stock and (g) 14,207 shares of common stock issuable upon the exercise of warrants (see table below for details), including securities beneficially owned by Phoenix, SG Phoenix Ventures LLC, SG Phoenix LLC, Phoenix Banner Holdings LLC, Andax LLC and Mr. Goren. Please see footnote 18 below for information concerning Phoenix’s beneficial ownership. Mr. Goren is managing member Andax LLC and disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein. Along with Mr. Sassower, Mr. Goren is the co-manager of SG Phoenix Ventures LLC, which has the power to vote and dispose of the shares held by Phoenix and by Phoenix Banner Holdings LLC, and accordingly, Mr. Goren may be deemed to be the beneficial owner of the shares owned by Phoenix and Phoenix Banner Holdings LLC.
	Andrea Goren	Andax, LLC	SG Phoenix LLC	Phoenix Venture Fund	Phoenix Banner Holdings	Total
Common Stock	15		2,234	43,288		45,537
Stock Options	8,399					8,399
Series B Participating Convertible Preferred Stock As If Converted to Common Stock		201		45,739		45,940
Series C Participating Convertible Preferred Stock As If Converted to Common Stock		664		84,075		84,739
Series D-1 Convertible Preferred Stock As If Converted to Common Stock		3,329			35,581	38,910
Series D-2 Convertible Preferred Stock As If Converted to Common Stock		140			1,736	1,876
Warrants		902	2,400	—	10,905	14,207
Total	8,414	5,236	4,634	173,102	48,222	239,608
11.	Represents (a) 7,981 shares of common stock, (b) 1,534 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 6, 2016, (c) 3,252 shares of common stock issuable upon the conversion of 176,007 shares of Series B Participating Convertible Preferred Stock, and (d) 17,799 shares of common stock issuable upon the conversion of 500,602 shares of Series C Participating Convertible Preferred Stock, (e) 5,407 shares of common stock issuable upon the conversion of 152,079 shares of Series D-1 Convertible Preferred Stock, and (f) 2,586 shares of common stock issuable upon the conversion of 161,635 shares of Series D-2 Convertible Preferred Stock, and (g) 6,432 shares of common stock issuable upon the exercise of warrants, (see table below for details). As manager of Galaxy LLC, Mr. Gilbert has the power to vote and dispose of the shares of common stock held by Galaxy LLC, and, accordingly, Mr. Gilbert may be deemed to be the beneficial owner of the shares owned by Galaxy LLC.
	Stanley Gilbert	Stanley Gilbert PC	Galaxy LLC	Mrs. Gilbert	Total
Common Stock	4,815	23	1,426	1,717	7,981
Stock Options	1,534				1,534
Series B Participating Convertible Preferred Stock As If Converted to Common Stock	3,252				3,252
Series C Participating Convertible Preferred Stock As If Converted to Common Stock	17,799				17,799
Series D-1 Convertible Preferred Stock As If Converted to Common Stock	5,407				5,407
Series D-2 Convertible Preferred Stock As If Converted to Common Stock	2,586				2,586
Warrants	6,432				6,432
Total	41,825	23	1,426	1,717	44,991

12.	Represents (a) 1,533 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 6, 2016, (b) 497 shares of common stock issuable upon the conversion of 31,045 shares of Series D-2 Convertible Preferred Stock owned by Genext, LLC (“Genext”). As manager of Genext, Mr. Holtmeier has the power to vote and dispose of the shares of common stock held by Genext, and, accordingly, Mr. Holtmeier may be deemed to be the beneficial owner of the shares owned by CUBD and Genext.
13.	Represents 1,580 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 6, 2016.
14.	Represents (a) 6,197 shares of common stock beneficially owned by Mr. Engmann, (b) 113 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 6, 2016, (c) 3,293 shares of common stock issuable upon the conversion of 576,363 shares of Series A-1 Cumulative Convertible Preferred Stock beneficially owned by Mr. Engmann, (d) 12,279 shares of common stock issuable upon the conversion of 664,579 shares of Series B Participating Convertible Preferred Stock beneficially owned by Mr. Engmann (e) 6,109 shares of common stock issuable upon the conversion of 171,813 shares of Series C Participating Convertible Preferred Stock beneficially owned by Mr. Engmann (f) 85,760 shares of common stock issuable upon the conversion of 2,411,994 shares of Series D-1 Convertible Preferred Stock beneficially owned by Mr. Engmann (g) 5,121 shares of common stock issuable upon the conversion of 320,066 shares of Series D-2 Convertible Preferred Stock beneficially owned by Mr. Engmann and (h) an aggregate of 68,839 shares of common stock issuable upon exercise of warrants exercisable within 60 days of April 6, 2016 beneficially owned by Mr. Engmann. See the following table for more detail.
	Michael Engmann	MDNH Partners, LP	KENDU Partners Company	Total
Common Shares	1,969	3,233	995	6,197
Stock Options	133			133
Series A-1 Cumulative Convertible Preferred Stock As If Converted to Common Stock	1,769	1,524	—	3,293
Series B Participating Convertible Preferred Stock As If Converted to Common Stock	2,371	9,908	—	12,279
Series C Participating Convertible Preferred Stock As If Converted to Common Stock	128	5,981	—	6,109
Series D-1 Convertible Preferred Stock As If Converted to Common Stock	85,760	—	—	85,760
Series D-2 Convertible Preferred Stock As If Converted to Common Stock	5,121	—	—	5,121
Warrants	68,839	—	—	68,839
Total	166,090	20,646	995	187,731
15.	Represents 133 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 6, 2016.
16.	Represents (a) 11,199 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 6, 2016, (b) 14,139 shares issuable upon the conversion of 397,661 shares of Series C Participating Convertible Preferred Stock beneficially owned by FirstGlobal Partners LLC (“FirstGlobal”). As manager of FirstGlobal, Mr. Keiper has the power to vote and dispose of the shares of common stock held by FirstGlobal and, accordingly, Mr. Keiper may be deemed to be the beneficial owner of the shares owned by FirstGlobal.
17.	Includes shares of common stock beneficially owned by Phoenix. Please see footnote 18 below for information concerning shares of common stock beneficially owned by Phoenix. Mr. Sassower and Mr. Goren are the co-managers of SG Phoenix Ventures LLC, which has the shared power to vote and dispose of the shares of common stock held by Phoenix and, accordingly, Mr. Sassower and Mr. Goren may be deemed to be the beneficial owner of the shares owned by Phoenix. The amount stated above includes an aggregate of 61,760 shares issuable upon the exercise of options within 60 days of April 6, 2016.
18.	SG Phoenix Ventures LLC is the Managing Member of Phoenix, with the power to vote and dispose of the shares of common stock held by Phoenix. Accordingly, SG Phoenix Ventures LLC may be deemed to be the beneficial owner of such shares. Andrea Goren is the co-manager of SG Phoenix Ventures LLC, has the shared power to vote and dispose of the shares of common stock held by Phoenix and, as such, may be deemed to be the beneficial owner of the common shares owned by Phoenix and by SG Phoenix LLC, of which he is a member. Philip Sassower is the co-manager of SG Phoenix Ventures LLC, has the shared power to vote and dispose of the shares of common stock held by Phoenix and, as such, may be deemed to be the beneficial owner of the common shares owned by Phoenix and by SG Phoenix LLC, of which he is a member.
	Phoenix Venture Fund LLC	SG Phoenix Ventures LLC	Phoenix Banner Holdings	Total
Common Shares	43,288	2,234		45,522
Stock Options	—
Series B Participating Convertible Preferred Stock As If Converted to Common Stock	45,740			45,740
Series C Participating Convertible Preferred Stock As If Converted to Common Stock	84,075			84,075
Series D-1 Convertible Preferred Stock As If Converted to Common Stock			35,580	35,580
Series D-2 Convertible Preferred Stock As If Converted to Common Stock			1,736	1,736
Warrants	—	2,400	10,905	13,305
Total	173,103	4,634	48,221	225,958

TRANSACTIONS WITH RELATED PERSONS

Procedures for Approval of Related Person Transactions

In accordance with our Code of Business Conduct and Ethics, we submit to our Board, a committee of independent directors of our Board or the Audit Committee for approval all proposed transactions involving our officers and directors and related parties, and other transactions involving conflicts of interest. Each of the related party transactions listed below that were approved by a disinterested majority of our Board or a committee of independent directors of our Board.

Related Party Transactions

As of April 6, 2016, Phoenix is the beneficial owner of approximately 86.6% of the common stock of the Company when calculated in accordance with Rule 13d-3, and Michael W. Engmann, together with two affiliated entities, is the beneficial owner of approximately 75.0% of the common stock of the Company when calculated in accordance with Rule 13d-3. Messers Sassower and Goren are co-managers of the managing member of Phoenix and are directors and executive officers of the Company. Mr. Engmann is the Co-Chairman of the Board.

2015

On March 24, 2015, the Company issued 1,000,000 shares of Series D-1 Convertible Preferred Stock to Mr. Engmann for $1,000,000 in cash. In addition, the Company issued Mr. Engmann warrants to purchase 17,778 shares of common stock, immediately exercisable into common stock of the Company at $28.125 per share. The warrants expire March 23, 2018. The warrants are exercisable in whole or in part and contain a cashless exercise provision.

On July 23, 2015, the Company issued 200,000 shares of Series D-1 Convertible Preferred Stock to Mr. Engmann for $200,000 in cash. In addition, the Company issued Mr. Engmann warrants to purchase 6,400 shares of common stock, immediately exercisable into common stock of the Company at $15.625 per share. The warrants expire March 23, 2018. The warrants are exercisable in whole or in part and contain a cashless exercise provision.

On September 29, 2015, the Company received a loan from Mr. Engmann pursuant to a demand note in the principal amount of $250,000. This note bore interest at the rate of 10% per year and both the principal and interest accrued were payable on demand. On November 25, 2015, Mr. Engmann exchanged the demand note for an unsecured convertible promissory note due August 25, 2016 (as described below) in the same principal amount and paid Mr. Engmann all accrued and unpaid interest owed under the demand note.

On November 25, 2015, the Company entered into a note purchase agreement with investors. Under the terms of the note purchase agreement, on November 25, 2015, the Company issued to Michael Engmann an unsecured convertible promissory note in the principal amount of $250,000, to Mitch Sassower, a brother of the Company’s Co-Chairman of the Board and Chief Executive Officer, an unsecured convertible promissory note in the principal amount of $20,000 and to Goren Brothers LP, an entity controlled by immediate family members of the Company’s Chief Financial Officer, an unsecured convertible promissory note in the principal amount of $70,000, and, on December 15, 2015, the Company issued to Michael Engmann an unsecured convertible promissory notice in the principal amount of $100,000 and to Andax LLC, an entity controlled by Andrea Goren, the Company’s Chief Financial Officer, an unsecured convertible promissory note in the principal amount of $18,000.

The principal amount of the unsecured convertible promissory notes issued in connection with the Company’s unsecured debt financing in November and December 2015 bear interest at a rate of 24% per year, are due on August 25, 2016 and are convertible into shares of our common stock at the holder’s option (i) prior to maturity, in the event the Company consummates an SEC registered public offering of shares of common stock, at a conversion price that is 30% less than the price to the public of the common stock in the public offering, or (ii) up to 60 days after maturity, at a conversion price based upon a Company pre-money valuation of $5,000,000, as determined by taking into account the outstanding shares of common stock and preferred stock, on an as-converted basis, on the maturity date of the note; provided, that following such conversion after the maturity date, each holder that converted such note will also receive cash payments, payable from 1.5% for each $100,000 of notes converted of the revenue received by the Company from Cegedim to be paid quarterly on a pro rata basis, with any and all other holders who converted their notes; provided, further, however, that the total amount of cash payments that the holder will be entitled to receive will not exceed three times the aggregate principal amount of each holder’s note. In April 2016, each holder of unsecured convertible promissory notes agreed with the Company to convert its note into shares of common stock at the per share offering price and warrants to purchase shares of common stock, in each case, upon consummation of this offering.

During the year ended December 31, 2015, the Company paid dividends on its outstanding preferred stock in kind. For the year ended December 31, 2015, the Company paid dividends in shares as follows, 72,000 shares of Series A-1 Cumulative Convertible Preferred Stock, of which 43,000 shares were to related parties, 1,272,000 shares of Series B Participating Convertible Preferred Stock, of which 834,000 shares were to related parties, 516,000 shares of Series C Participating Convertible Preferred Stock, of which 274,000 shares were to related parties, 714,000 shares of Series D-1 Convertible Preferred Stock, of which 350,000 shares were to related parties, and 602,000 shares of Series D-2 Convertible Preferred Stock, of which 74,000 shares were to related parties.

2014

In connection with a February 2014 private placement of units consisting of two shares of Series D-1 Convertible Preferred Stock and one share of Series D-2 Convertible Preferred Stock, the Company received $9,000 and $50,000 from Andax LLC (an entity controlled by Mr. Goren, our chief financial officer) and Mr. Gilbert (a director of the Company), respectively, and issued 9,000 and 50,000 shares of Series D Preferred Stock to the related parties, respectively. The purchase price for each unit was $3.00. In addition, Andax LLC and Mr. Gilbert received 66 and 364 warrants to purchase shares of the Company’s common stock at an exercise price of $34.375 at closing. Pursuant to the terms of the financing, Andax LLC and Mr. Gilbert received an additional 66 and 364 warrants, respectively, in May, August and November of 2014, based on the Company’s achievement of certain revenue targets. The Company paid a $35,000 administrative fee in cash to SG Phoenix LLC, a Phoenix affiliate (“SG Phoenix”) in connection with the private placement.

In connection with December 2013, February 2014, and March 2014 private placements, the Company issued to SG Phoenix warrants to purchase 2,400 shares of common stock at an exercise price of $34.375 per share.

In connection with an August 2014 private placement, the Company issued 400,000 shares of Series D-1 Preferred to Michael Engmann and received $400,000. The Company paid $50,000 in cash to SG Phoenix as an administrative fee in connection with this private placement.

The following table summarizes the contingent warrants (described above) received by related persons of the Company during 2014 pursuant to the terms of the December 2013, February 2014, and March 2014 private placements.

Date of Issue	Expiration Date	Exercise Price	Andax LLC	Michael Engmann	Philip Sassower	Phoenix Banner Holdings	Stanley Leon Gilbert
5/15/2014	12/31/2016	$34.38	146	4,421	1,640	1,893	364
8/14/2014	12/31/2016	$34.38	146	4,421	1,640	1,893	364
11/14/2014	12/31/2016	$34.37	145	4,421	1,639	1,893	363
Total			437	13,263	4,919	5,679	1,091

During the year ended December 31, 2014, the Company paid dividends on its outstanding preferred stock in kind. For the year ended December 31, 2014, the Company paid dividends in shares as follows: 82,000 shares of Series A-1 Cumulative Convertible Preferred Stock, of which 55,000 shares were to related parties, 1,149,000 shares of Series B Participating Convertible Preferred Stock, of which 776,000 shares were to related parties, 468,000 shares of Series C Participating Convertible Preferred Stock, of which 249,000 shares were to related parties, 472,000 shares of Series D-1 Convertible Preferred Stock, of which 213,000 shares were to related parties, and 541,000 shares of Series D-2 Convertible Preferred Stock, of which 70,000 shares were to related parties.

2013

In April 2013, the Company borrowed $250,000 in the form of a demand note from Phoenix Banner Holdings LLC, an entity affiliated with Messrs. Sassower and Goren, with an interest rate of 10% per annum. This amount plus $2,000 in accrued interest was repaid out of proceeds from a May 2013 private placement of Series D Preferred Stock.

In connection with a May 2013 private placement of Series D Preferred Stock, the Company received $100,000 and $11,000 from Mr. Sassower and Andax LLC, respectively, and issued 20,000 and 2,200 units consisting of one share of Series D-1 Convertible Preferred Stock and four shares of Series D-2 Convertible Preferred Stock, respectively. The purchase price for each unit was $5.00. The shares of Series D Preferred Stock received by Mr. Sassower and Andax LLC in this private placement were subsequently exchanged in connection with a December 31, 2013 financing consummated by the Company for shares of Series D Preferred Stock, warrants to purchase shares of the Company’s common stock and the ability to receive additional warrants to purchase shares of common stock promptly after each of the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, to the extent that the Company’s revenue for any such quarter did not exceed $750,000, $1,000,000 and $1,250,000, respectively.

On August 2, 2013, the Company borrowed $250,000 from Phoenix Banner Holdings LLC, an entity affiliated with Messrs. Sassower and Goren, in the form of an unsecured demand note. Under the terms of this unsecured demand note, unpaid principal bore an interest rate of 10% per year. The demand notes and accrued interest were converted into units of Series D Preferred Stock, consisting of one share of Series D-1 Convertible Preferred Stock and two shares of Series D-2 Convertible Preferred Stock, in December 2013 as discussed further below.

On September 3, 2013, the Company borrowed $250,000 from Kendu Partners in the form of an unsecured demand note. Mr. Engmann is a managing member of Kendu Partners. On September 27, 2013, the Company borrowed $250,000 from Michael Engmann in the form of an unsecured demand note. On December 3, 2013, the Company borrowed an additional $150,000 from Mr. Engmann in the form of an unsecured demand note. Under the terms of these unsecured demand notes, unpaid principal bore an interest rate of 10% per year. The demand notes and accrued interest were converted into units of Series D Preferred Stock, consisting of one share of Series D-1 Convertible Preferred Stock and two shares of Series D-2 Convertible Preferred Stock, in December 2013 as discussed further below.

In November 2013, the Board approved the issuance of warrants in connection with the issuances of demand notes and as a result, the Company issued a total of 15,667 warrants to related parties.

On November 26, 2013, the Company borrowed $125,000 from Michael Engmann in the form of an unsecured demand note. On December 3, 2013 Mr. Engmann transferred the demand note to Philip Sassower. Under the terms of this unsecured demand note, unpaid principal bore an interest rate of 10% per year. The demand notes and accrued interest were converted into units of Series D Preferred Stock, consisting of one share of Series D-1 Convertible Preferred Stock and two shares of Series D-2 Convertible Preferred Stock, in December 2013 as discussed further below.

Additional details on the demand note and warrant issuances to related parties from August to December 2013 are as follows:

Date	Phoenix Banner Holdings LLC		Michael W. Engmann		Kendu Partners Company		Philip Sassower
	Note Amount	Warrants	Note Amount	Warrants	Note Amount	Warrants	Note Amount	Warrants
8/2/2013	$250,000
9/3/2013					$250,000
9/27/2013			$250,000
11/6/2013		3,334		3,334		3,334
12/3/2013			$150,000	4,000
12/17/2013							$125,000	1,666
Total	$250,000	3,334	$400,000	7,334	$250,000	3,334	$125,000	1,666

In November 2013, the Company borrowed an additional $60,000 in demand notes from an employee of the Company. The notes plus accrued interest of $1,000 were repaid at December 31, 2013 from financing proceeds.

In connection with a December 2013 private placement of Series D Preferred Stock, the related parties listed in the above table converted their demand notes and most of the accrued interest into units of Series D Preferred Stock consisting of one share of Series D-1 Convertible Preferred Stock and two shares of Series D-2 Convertible Preferred

Stock. As a result, the Company issued 260,000, 258,000, 407,000 and 125,000 shares of Series D Preferred Stock, as well as 1,893, 1,877, 2,966 and 912 warrants to purchase Company common stock, to Phoenix Banner Holdings LLC, Kendu Partners Company, Michael W. Engmann and Philip Sassower, respectively.

During the year ended December 31, 2013, the Company paid dividends on its outstanding preferred stock in kind. For the year ended December 31, 2013, the Company paid dividends in shares as follows: 79,000 shares of Series A-1 Cumulative Convertible Preferred Stock, of which 56,000 shares were to related parties, 1,044,000 shares of Series B Participating Convertible Preferred Stock, of which 711,000 shares were to related parties, 433,000 shares of Series C Participating Convertible Preferred Stock, of which 225,000 shares were to related parties, 131,000 shares of Series D-1 Convertible Preferred Stock, of which 113,000 shares were to related parties, and 402,000 shares of Series D-2 Convertible Preferred Stock, of which 35,000 shares were to related parties.

Interest expense associated with the Company’s outstanding indebtedness for the year ended December 31, 2013 was $436,000, of which $436,000 was related party expense. Amortization of debt discount and deferred financing costs and the loss on extinguishment of debt for the year ended December 31, 2013 was $111,000, of which $111,000 was related party expense.

DESCRIPTION OF CAPITAL STOCK

As of April 6, 2016, there were 187,463 shares of common stock, 967,527 shares of Series A-1 Cumulative Convertible Preferred Stock, 13,882,838 shares of Series B Participating Convertible Preferred Stock, 5,637,193 shares of Series C Participating Convertible Preferred Stock, 8,291,066 shares of Series D-1 Convertible Preferred Stock and 6,549,942 shares of Series D-2 Convertible Preferred Stock issued and outstanding. Immediately following the consummation of the offering and the automatic conversion of our preferred stock into common stock, and the sale by us of  •  shares of common stock in this offering, we expect to have  •  shares of common stock outstanding, no shares of preferred stock outstanding and warrants to purchase an aggregate of • shares of common stock outstanding. Immediately following the offering, we will have 2,000,000,000 shares of common stock authorized and  •  shares issued and outstanding and 45,000,000 shares of preferred stock authorized and none outstanding. See “Market for Our Common Stock and Related Stockholder Matters” for more information about the market for our common stock.

Common Stock

Authorized Common Stock.   We are authorized to issue 2,000,000,000 shares, par value $0.01 per share, of common stock (of which 187,463 shares are outstanding as of April 6, 2016).

Voting Rights.   The holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled or permitted to vote. Stockholders may vote in person or by proxy. Our bylaws provide that except as otherwise required by law, our certificate of incorporation or our bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the affirmative vote of a majority of such quorum shall be deemed the act of the stockholders. There are no cumulative voting rights.

Dividends and Liquidation.   Subject to all of the rights of any outstanding shares of preferred stock, holders of common stock are entitled to share pro rata in accordance with their respective rights and interests in any liquidation proceeds and receive dividends as the Board may lawfully declare out of funds legally available. We have never paid any dividends on our common stock and we do not anticipate doing so in the future.

Warrants

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercisability.   The warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part (but not as to fractional shares) by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock to be purchased upon such exercise (except in the case of a cashless exercise, as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise.   In the event that a registration statement covering shares of common stock underlying the warrants is not effective or available for the resale of such shares of common stock underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise required to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the warrants.

Exercise Price.   The initial exercise price per share of common stock purchasable upon exercise of the warrants is $• per share (125% of the public offering price of the common stock). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, recapitalization, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability.   Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

Redemption.   From and after one year following issuance of the warrants, the Company may redeem the then outstanding warrants, in whole and not in part, upon not less than 30 days prior written notice of redemption at a price of $0.001 per warrant, provided that, at the time of such notice, (i) there is an effective registration statement covering the common stock issuable upon exercise of the warrants that has been effective and current for the thirty consecutive trading day period prior to the date of the notice of redemption and (ii) the last reported sales price of the shares of common stock of the Company equals or exceeds 200% of the exercise price of the warrants (subject to adjustment for splits, dividends, recapitalizations and other similar events) for the ten consecutive trading day period ending three business days prior to the date of the notice of redemption.

Fundamental Transaction.   If, at any time while the warrants are outstanding, we, directly or indirectly, (1) consolidate or merge with or into another entity, (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our property or assets, (3) allow another person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of our outstanding shares of common stock (not including any shares of common stock held by the person or persons making or party to, or associated or affiliated with the persons making or party to, such purchase, tender or exchange offer), (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock purchase agreement or other business combination) or (5) reorganize, recapitalize or reclassify our common stock, each a “Fundamental Transaction”, then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as they would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder.   The holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Preferred Stock

Our Board is authorized to establish by resolution different classes or series of preferred stock and to fix the rights, preferences, and privileges, including, but not limited to, dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences, and the number of shares constituting any class or series or the designation of such class or series without any further shareholder vote or action. The issuance of a class or series of preferred stock with special rights or privileges could have the effect of delaying, deferring, or preventing a change in our control, which may adversely affect the voting and other rights of the holders of our common stock. See “Description of Capital Stock—Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions” below. We are authorized to issue 45,000,000 shares of preferred stock, par value $0.01 per share. Upon consummation of the offering no shares of preferred stock will be outstanding.

Series A-1 Cumulative Convertible Preferred Stock

Authorized Shares and Liquidation Preference.   The number of authorized shares of Series A-1 Cumulative Convertible Preferred Stock is 2,000,000 (of which 967,527 shares are outstanding as of April 6, 2016). The shares of Series A-1 Cumulative Convertible Preferred Stock have a liquidation preference of $1.00 plus any accrued and unpaid dividends.

Ranking.   Shares of Series A-1 Cumulative Convertible Preferred Stock rank junior to our outstanding Series B Participating Convertible Preferred Stock, Series C Participating Convertible Preferred Stock and Series D Preferred Stock and senior to all shares of common stock with respect to dividend rights and rights on liquidation, winding-up and dissolution.

Dividends.   Shares of Series A-1 Cumulative Convertible Preferred Stock accrue dividends at the rate of 8% per annum, payable quarterly, in cash or additional shares of Series A-1 Cumulative Convertible Preferred Stock valued at $1.00 per share. The holders of shares of Series A-1 Cumulative Convertible Preferred Stock are entitled to receive such dividends immediately after the payment of any dividends to senior securities required by the Charter.

Liquidation.   In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A-1 Cumulative Convertible Preferred Stock are entitled to receive, immediately after all distribution to holders of Series B Participating Convertible Preferred Stock, Series C Participating Convertible Preferred Stock and Series D Preferred Stock required by the Charter, and prior and in preference to all shares of the Company’s common stock, unless they elect to receive distributions on an as-converted to common stock basis, liquidating distributions in the amount of $1.00 per share plus any accrued but unpaid dividends. Upon completion of the liquidating distributions to holders of Series A-1 Cumulative Convertible Preferred Stock who do not elect to receive distributions on an as-converted to common stock basis, any remaining assets of the Company will be distributed pro rata, on an as-converted basis, to the holders of the shares of Series A-1 Cumulative Convertible Preferred Stock who have elected to receive distributions on an as-converted to common stock basis, Series B Participating Convertible Preferred Stock, Series C Participating Convertible Preferred Stock and common stock. A sale, lease, conveyance or disposition of all or substantially all of the capital stock or assets of the Company or a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions in which the Company’s stockholders immediately prior to such transaction do not retain a majority of the voting power of the surviving entity will be treated as a liquidation event.

Voting Rights.   Holders of Series A-1 Cumulative Convertible Preferred Stock vote together with holders of common stock and holders of Series B Participating Convertible Preferred Stock, Series C Participating Convertible Preferred Stock and Series D Preferred Stock on an as-converted basis on all matters brought before the stockholders. Each share of Series A-1 Cumulative Convertible Preferred Stock is convertible into common stock at a conversion price of $0.14 per share, which means that holders of Series A-1 Cumulative Convertible Preferred Stock have approximately 7.143 votes for each share of Series A-1 Cumulative Convertible Preferred Stock held by them when voting on an as-converted basis.

Conversion Rights.   Each share of Series A-1 Cumulative Convertible Preferred Stock is convertible into common stock at the conversion price of $0.14 per share, at any time at the option of the holder, subject to adjustments for stock dividends, splits, combinations and similar events (including our recent reverse stock split).

In April 2016, we expect the requisite holders of preferred stock (voting together as a class and separately as a series) to consent to an amendment to the Third Amended and Restated Certificate of Designation of the Series A-1 Cumulative Convertible Preferred Stock which provides for the automatic conversion of the Series A-1 Cumulative Convertible Preferred Stock into shares of common stock at a conversion price of $19.4375 per share upon the closing by no later than July 31, 2016 of a firm-commitment underwritten public offering of shares of our common stock.

Series B Participating Convertible Preferred Stock

Authorized Shares and Liquidation Preference.   The number of authorized shares of Series B Participating Convertible Preferred Stock is 14,000,000 (of which 13,882,838 shares are outstanding as of April 6, 2016). The shares of Series B Participating Convertible Preferred Stock have a liquidation preference of $1.50 plus any accrued and unpaid dividends.

Ranking.   Shares of Series B Participating Convertible Preferred Stock rank junior to our outstanding Series C Participating Convertible Preferred Stock and Series D Preferred Stock and senior to our outstanding Series A-1 Cumulative Convertible Preferred Stock and all shares of common stock with respect to dividend rights and rights on liquidation, winding-up and dissolution.

Dividends.   Shares of Series B Participating Convertible Preferred Stock accrue dividends at the rate of 10% per annum, payable quarterly, in cash or additional shares of Series B Participating Convertible Preferred Stock valued at $1.00 per share. The holders of shares of Series B Participating Convertible Preferred Stock are entitled, in preference to all other holders of capital stock of the Company other than Series D Preferred Stock and Series C Participating Convertible Preferred Stock, to receive such dividends immediately after the payment of any dividends to Series D Preferred Stock and Series C Participating Convertible Preferred Stock required by the Charter. Additionally, all dividends other than required dividends are subject to the protective provisions set forth below.

Liquidation.   In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series B Participating Convertible Preferred Stock are entitled to receive, immediately after all distributions to holders of Series C Participating Convertible Preferred Stock and Series D Preferred Stock required by the Charter, and on a preferred basis prior and in preference to any distribution to any holders of

Series A-1 Cumulative Convertible Preferred Stock and common stock, liquidating distributions in the amount of $1.50 per share plus any accrued but unpaid dividends. After the payment of all preferential amounts required to be paid pursuant to the Charter, any remaining assets of the Company will be distributed pro rata, on an as-converted basis, to the holders of the shares of Series A-1 Cumulative Convertible Preferred Stock who have elected to receive distributions on an as-converted common stock basis, Series B Participating Convertible Preferred Stock, Series C Participating Convertible Preferred Stock and common stock. A sale, lease, conveyance or disposition of all or substantially all of the capital stock or assets of the Company or a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions in which the Company’s stockholders immediately prior to such transaction do not retain a majority of the voting power of the surviving entity will be treated as a liquidation event.

Board of Directors:   So long as 20% of the originally issued shares of Series B Participating Convertible Preferred Stock remain outstanding, Phoenix is entitled to nominate two preferred directors to our Board (the “Preferred Stock Directors”).

Protective Provisions.   So long as 20% of the originally issued shares of Series B Participating Convertible Preferred Stock remain outstanding, in addition to any other vote or approval required under the Company’s Charter and by-laws or by applicable law, the Company will not, without the written consent or affirmative vote of holders of at least a majority of the then outstanding shares of Series B Participating Convertible Preferred Stock, either directly or indirectly by amendment, merger, consolidation, or otherwise:

(i)	liquidate, dissolve or wind-up the business and affairs of the Company or any subsidiary, or effect any sale or disposition of all or a significant portion of the capital stock or assets of the Company or a merger, consolidation, share exchange, reorganization or other similar transaction or consent to any of the foregoing;
(ii)	amend, alter or repeal any provision of the Charter or Bylaws of the Company;
(iii)	authorize, create, designate or issue any equity securities or securities convertible into equity securities with equal or superior rights, preferences or privileges to those of the Series B Participating Convertible Preferred Stock (including, debt that is convertible into capital stock and redeemable preferred stock that is not treated as common stock for tax purposes) or, other than the issuance of shares of common stock on exercise or conversion of securities outstanding on the closing date of the transactions, issue any shares of common stock or securities convertible into or exercisable (directly or indirectly) for common stock if at such time (or after giving effect to such issuance) the Company does not have sufficient shares of common stock available out of its authorized but unissued stock for the purpose of effecting the conversion of the Series B Participating Convertible Preferred Stock into common stock and the exercise and conversion of all other securities convertible or exercisable (directly or indirectly) for common stock;
(iv)	increase or decrease the number of authorized shares of Series B Participating Convertible Preferred Stock or of any additional class or series of capital stock;
(v)	reclassify, alter or amend any existing security that is junior to or on parity with the Series B Participating Convertible Preferred Stock;
(vi)	purchase or redeem, or declare or pay any dividends on, any capital stock or securities convertible or exchangeable into shares of capital stock, other than dividends required to be paid on shares of Series D Preferred Stock, Series C Participating Convertible Preferred Stock, Series B Participating Convertible Preferred Stock and Series A-1 Cumulative Convertible Preferred Stock under the terms of the certificates of designation for such stock;
(vii)	incur any indebtedness, including capital leases, other than trade payables incurred in the ordinary course of business;
(viii)	create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary of the Company or dispose of any subsidiary stock or all or a significant portion of any subsidiary assets;
(ix)	increase or decrease the size of the Board of Directors of the Company;
(x)	hire, terminate or change the compensation of the Company’s executive officers, including approving any option grants, other than changes which have been approved by the Board of Directors, including a majority of the Preferred Stock Directors;

(xi)	make any material alteration to the Company’s business plan; or
(xii)	except as otherwise approved by the Board of Directors, including a majority of the Preferred Stock Directors, authorize or adopt any stock option plan, restricted stock plan, stock incentive plan or other employee benefit plan or increase the number of shares of common stock issuable under any such plan.

Voting Rights.   Holders of Series B Participating Convertible Preferred Stock vote together with the holders of common stock and holders of Series A-1 Cumulative Convertible Preferred Stock, Series C Participating Convertible Preferred Stock and Series D Preferred Stock on an as-converted basis on all matters brought before the stockholders. Each share of Series B Participating Convertible Preferred Stock is convertible into common stock at a conversion price of $0.0433 per share, which means that holders of Series B Participating Convertible Preferred Stock have approximately 23.095 votes for each share of Series B Participating Convertible Preferred Stock held by them when voting on an as-converted basis. In addition, holders of Series B Participating Convertible Preferred Stock are entitled to vote separately as a class in connection with the protective provisions described above and as otherwise required by law or the Company’s Charter.

Conversion Rights.   Each share of Series B Participating Convertible Preferred Stock is convertible into common stock at the conversion price of $0.0433 per share, at any time at the option of the holder, subject to adjustments for stock dividends, splits, combinations and similar events (including our recent reverse stock split).

In April 2016, we expect the requisite holders of preferred stock (voting together as a class and separately as a series) to consent to an amendment to the Second Amended and Restated Certificate of Designation of the Series B Participating Convertible Preferred Stock which provides for the automatic conversion of the Series B Participating Convertible Preferred Stock into shares of common stock at a conversion price of $12.9625 per share upon the closing by no later than July 31, 2016 of a firm-commitment underwritten public offering of shares of our common stock.

Mandatory Conversion.   Each share of Series B Participating Convertible Preferred Stock will automatically be converted into common stock at the then applicable conversion price upon the written consent or agreement of holders representing a majority of the shares of Series B Participating Convertible Preferred Stock then outstanding.

Series C Participating Convertible Preferred Stock

Authorized Shares and Liquidation Preference.   The number of authorized shares of Series C Participating Convertible Preferred Stock is 9,000,000 (of which 5,637,193 shares are outstanding as of April 6, 2016). The shares of Series C Participating Convertible Preferred Stock have a liquidation preference of $1.50 plus any accrued and unpaid dividends.

Ranking.   Shares of Series C Participating Convertible Preferred Stock rank junior to our outstanding Series D Preferred Stock and senior to our outstanding Series A-1 Cumulative Convertible Preferred Stock, Series B Participating Convertible Preferred Stock and all shares of common stock with respect to dividend rights and rights on liquidation, winding-up and dissolution.

Dividends.   Shares of Series C Participating Convertible Preferred Stock accrue dividends at the rate of 10% per annum, payable quarterly, in cash or additional shares of Series C Participating Convertible Preferred Stock valued at $1.00 per share. The holders of shares of Series C Participating Convertible Preferred Stock are entitled, in preference to all other holders of capital stock of the Company other than Series D Preferred Stock, to receive such dividends immediately after the payment of any dividends to Series D Preferred Stock required by the Charter. Additionally, all dividends other than required dividends are subject to the protective provisions set forth below.

Liquidation.   In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series C Participating Convertible Preferred Stock are entitled to receive, immediately after all distributions to holders of Series D Preferred Stock required by the Charter, and on a preferred basis prior and in preference to any distribution to any holders of Series B Participating Convertible Preferred Stock, Series A-1 Cumulative Convertible Preferred Stock and common stock, liquidating distributions in the amount of $1.50 per share plus any accrued but unpaid dividends. After the payment of all preferential amounts required to be paid pursuant to the Charter, any remaining assets of the Company will be distributed pro rata, on an as-converted basis, to the holders of the shares of Series A-1 Cumulative Convertible Preferred Stock who have elected to receive distributions on an as-converted common stock basis, Series B Participating Convertible Preferred Stock, Series C Participating Convertible Preferred Stock and common stock. A sale, lease, conveyance or disposition of all or substantially all of the capital stock or assets of the Company or a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions in which the Company’s stockholders immediately prior to such transaction do not retain a majority of the voting power of the surviving entity will be treated as a liquidation event.

Protective Provisions.   So long as 20% of the originally issued shares of Series C Participating Convertible Preferred Stock remain outstanding, in addition to any other vote or approval required under the Company’s Charter or by applicable law, the Company will not, without the written consent or affirmative vote of holders of at least a majority of the then outstanding shares of Series C Participating Convertible Preferred Stock, either directly or indirectly by amendment, merger, consolidation, or otherwise:

(i)	liquidate, dissolve or wind-up the business and affairs of the Company or any subsidiary, or effect any sale or disposition of all or a significant portion of the capital stock or assets of the Company or a merger, consolidation, share exchange, reorganization or other similar transaction or consent to any of the foregoing;
(ii)	amend, alter or repeal any provision of the Charter or Bylaws of the Company;
(iii)	authorize, create, designate or issue any equity securities or securities convertible into equity securities with equal or superior rights, preferences or privileges to those of the Series C Participating Convertible Preferred Stock (including, debt that is convertible into capital stock and redeemable preferred stock that is not treated as common stock for tax purposes) or, other than the issuance of shares of common stock on exercise or conversion of securities outstanding on the closing date of the transactions, issue any shares of common stock or securities convertible into or exercisable (directly or indirectly) for common stock if at such time (or after giving effect to such issuance) the Company does not have sufficient shares of common stock available out of its authorized but unissued stock for the purpose of effecting the conversion of the Series C Participating Convertible Preferred Stock into common stock and the exercise and conversion of all other securities convertible or exercisable (directly or indirectly) for common stock;
(iv)	increase or decrease the number of authorized shares of Series C Participating Convertible Preferred Stock or of any additional class or series of capital stock;
(v)	reclassify, alter or amend any existing security that is junior to or on parity with the Series C Participating Convertible Preferred Stock;
(vi)	purchase or redeem, or declare or pay any dividends on, any capital stock or securities convertible or exchangeable into shares of capital stock, other than dividends required to be paid on shares of Series D Preferred Stock, Series C Participating Convertible Preferred Stock, Series B Participating Convertible Preferred Stock and Series A-1 Cumulative Convertible Preferred Stock under the terms of the certificates of designation for such stock;
(vii)	incur any indebtedness, including capital leases, other than trade payables incurred in the ordinary course of business;
(viii)	create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary of the Company or dispose of any subsidiary stock or all or a significant portion of any subsidiary assets;
(ix)	increase or decrease the size of the Board of Directors of the Company;
(x)	make any material alteration to the Company’s business plan; or
(xi)	except as otherwise approved by the Board of Directors, including a majority of the Preferred Stock Directors, authorize or adopt any stock option plan, restricted stock plan, stock incentive plan or other employee benefit plan or increase the number of shares of common stock issuable under any such plan.

Voting Rights.   Holders of Series C Participating Convertible Preferred Stock vote together with the holders of common stock and holders of Series A-1 Cumulative Convertible Preferred Stock, Series B Participating Convertible Preferred Stock and Series D Preferred Stock on an as-converted basis on all matters brought before the stockholders. Each share of Series B Participating Convertible Preferred Stock is convertible into common stock at a conversion price of $0.0225 per share, which means that holders of Series C Participating Convertible Preferred Stock have approximately 44.444 votes for each share of Series C Participating Convertible Preferred Stock held by them when voting on an as-converted basis. In addition, holders of Series C Participating Convertible Preferred Stock are entitled to vote separately as a class in connection with the protective provisions described below and as otherwise required by law or the Company’s Amended and Restated Certificate of Incorporation.

Conversion Rights.   Each share of Series C Participating Convertible Preferred Stock is convertible into common stock at a conversion price of $0.0225 per share, at any time at the option of the holder, subject to adjustments for stock dividends, splits, combinations and similar events (including our recent reverse stock split).

In April 2016, we expect the requisite holders of preferred stock (voting together as a class and separately as a series) to consent to an amendment to the Amended and Restated Certificate of Designation of the Series C Participating Convertible Preferred Stock which provides for the automatic conversion of the Series C Participating Convertible Preferred Stock into shares of common stock at a conversion price of $9.7125 per share upon the closing by no later than July 31, 2016 of a firm-commitment underwritten public offering of shares of our common stock.

Mandatory Conversion.   Each share of Series C Participating Convertible Preferred Stock will automatically be converted into common stock at the then applicable conversion price upon the written consent or agreement of holders representing a majority of the shares of Series C Participating Convertible Preferred Stock then outstanding.

Series D-1 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock

The rights, preferences, powers and restrictions of the Series D-1 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock are summarized below. In instances where the rights of the Series D-1 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock are identical and pari passu, the Series D-1 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock are referred to collectively as the “Series D Preferred Stock.”

Authorized Shares and Liquidation Preference.   The number of authorized shares of Series D-1 Convertible Preferred Stock is 10,000,000 (of which 8,291,066 shares are outstanding as of April 6, 2016), and the number of authorized shares of Series D-2 Convertible Preferred Stock is 10,000,000 (of which 6,549,942 shares are outstanding as of April 6, 2016). The shares of Series D Preferred Stock have a liquidation preference of $1.00 plus any accrued and unpaid dividends.

Ranking.   Shares of Series D Preferred Stock rank senior to our outstanding Series A-1 Cumulative Convertible Preferred Stock, Series B Participating Convertible Preferred Stock and Series C Participating Convertible Preferred Stock and all shares of common stock with respect to dividend rights and rights on liquidation, winding-up and dissolution.

Dividends.   Shares of Series D Preferred Stock accrue dividends at the rate of 10% per annum, payable quarterly, in cash or additional shares of Series D Preferred Stock valued at $1.00 per share. The holders of shares of Series D Preferred Stock are entitled, in preference to all other holders of capital stock of the Company, to receive such dividends immediately after the payment of any dividends to Series D Preferred Stock required by the Charter. Additionally, all dividends other than required dividends are subject to the protective provisions set forth below.

Liquidation.   In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series D Preferred Stock are entitled to receive, on a preferred basis prior and in preference to any distribution to any holders of Series C Participating Convertible Preferred Stock, Series B Participating Convertible Preferred Stock, Series A-1 Cumulative Convertible Preferred Stock and common stock, liquidating distributions in the amount of $1.00 per share plus any accrued but unpaid dividends. A sale, lease, conveyance or disposition of all or substantially all of the capital stock or assets of the Company or a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions in which the Company’s stockholders immediately prior to such transaction do not retain a majority of the voting power of the surviving entity will be treated as a liquidation event.

Protective Provisions.   So long as 20% of the originally issued shares of Series D Preferred Stock are outstanding, in addition to any other vote or approval required under the Company’s Charter or by applicable law, the Company will not, without the written consent or affirmative vote of holders of at least a majority of the then outstanding shares of Series D-1 Convertible Preferred Stock and at least a majority of the then outstanding shares of Series D-2 Convertible Preferred Stock, either directly or indirectly by amendment, merger, consolidation, or otherwise:

(i)	liquidate, dissolve or wind-up the business and affairs of the Company or any subsidiary, or effect any sale or disposition of all or a significant portion of the capital stock or assets of the Company or a merger, consolidation, share exchange, reorganization or other similar transaction or consent to any of the foregoing;

(ii)	amend, alter or repeal any provision of the Charter or Bylaws of the Company;
(iii)	authorize, create, designate or issue any equity securities or securities convertible into equity securities with equal or superior rights, preferences or privileges to those of Series D Preferred Stock (including, debt that is convertible into capital stock and redeemable preferred stock that is not treated as common stock for tax purposes) or, other than the issuance of shares of common stock on exercise or conversion of securities outstanding on the closing date of the transactions, issue any shares of common stock or securities convertible into or exercisable (directly or indirectly) for common stock if at such time (or after giving effect to such issuance) the Company does not have sufficient shares of common stock available out of its authorized but unissued stock for the purpose of effecting the conversion of Series D Preferred Stock into common stock and the exercise and conversion of all other securities convertible or exercisable (directly or indirectly) for common stock;
(iv)	increase or decrease the number of authorized shares of Series D Preferred Stock or of any additional class or series of capital stock;
(v)	reclassify, alter or amend any existing security that is junior to or on parity with Series D Preferred Stock;
(vi)	purchase or redeem, or declare or pay any dividends on, any capital stock or securities convertible or exchangeable into shares of capital stock, other than dividends required to be paid on shares of Series D Preferred Stock, Series C Participating Convertible Preferred Stock, Series B Participating Convertible Preferred Stock and Series A-1 Cumulative Convertible Preferred Stock under the terms of the certificates of designation for such stock;
(vii)	incur any indebtedness, including capital leases, other than trade payables incurred in the ordinary course of business;
(viii)	create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary of the Company or dispose of any subsidiary stock or all or a significant portion of any subsidiary assets;
(ix)	increase or decrease the size of the Board of Directors of the Company;
(x)	make any material alteration to the Company’s business plan; or
(xi)	except as otherwise approved by the Board of Directors, including a majority of the Preferred Stock Directors, authorize or adopt any stock option plan, restricted stock plan, stock incentive plan or other employee benefit plan or increase the number of shares of common stock issuable under any such plan.

Voting Rights.   Holders of Series D-1 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock vote together with holders of common stock and holders of Series A-1 Cumulative Convertible Preferred Stock, Series B Participating Convertible Preferred Stock and Series C Participating Convertible Preferred Stock on an as-converted basis on all matters brought before the stockholders. Each share of Series D-1 Convertible Preferred Stock is convertible into common stock at a conversion price of $0.0225 per share, which means that holders of Series D-1 Convertible Preferred Stock have approximately 44.444 votes for each share of Series D-1 Convertible Preferred Stock held by them when voting on an as-converted basis. Each share of Series D-2 Convertible Preferred Stock is convertible into common stock at a conversion price of $0.05 per share, when means that holders of Series D-2 Convertible Preferred Stock have 20 votes for each share of Series D-2 Preferred held by them when voting on an as-converted basis. In addition, holders of Series D-1 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock are entitled to vote separately as a class in connection with the protective provisions described below and as otherwise required by law or the Company’s Amended and Restated Certificate of Incorporation.

Conversion Rights.   Each share of Series D-1 Convertible Preferred Stock and each share of Series D-2 Convertible Preferred Stock converts into common stock at a conversion price of $0.0225 per share and a conversion price of $0.05 per share, respectively, at any time at the option of the holder, subject to adjustments for stock dividends, splits, combinations and similar events (including our recent reverse stock split).

In April 2016, we expect the requisite holders of preferred stock (voting together as a class and separately as a series) to consent to an amendment to the Certificate of Designation of the Series D Convertible Preferred Stock which provides for the automatic conversion of the Series D-1 Convertible Preferred Stock into shares of common stock at a conversion price of $7.2375 and Series D-2 Convertible Preferred Stock into shares of common stock at a conversion price of $8.5750 per share upon the closing by no later than July 31, 2016 of a firm-commitment underwritten public offering of shares of our common stock.

Mandatory Conversion.   Each share of Series D-1 Convertible Preferred Stock will automatically be converted into common stock at the then applicable conversion price upon the written consent or agreement of holders representing a majority of the shares of Series D-1 Convertible Preferred Stock then outstanding. Each share of Series D-2 Convertible Preferred Stock will automatically be converted into common stock at the then applicable conversion price upon the written consent or agreement of holders representing a majority of the shares of Series D-2 Convertible Preferred Stock then outstanding. Each share of Series D-1 and D-2 Preferred Stock will automatically be converted into common stock at the then applicable conversion price upon the date specified by the written consent or agreement of holders representing a majority of the shares of Series B Participating Convertible Preferred Stock then outstanding with respect to the automatic conversion of Series B Participating Convertible Preferred Stock.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Certain provisions of Delaware law and our Charter and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, may discourage certain types of takeover practices and takeover bids, and encourage persons seeking to acquire control of our company to first negotiate with us. We believe that the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitations on Liability and Indemnification of Directors and Officers

Pursuant to the terms of our bylaws, we have agreed to indemnify, to the full extent permitted by the laws of the State of Delaware, any current or former directors and officers who are made, or threatened to be made, a party to an action or proceedings, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such persons is or was a director or officer of the Company, or served any other enterprise as a director or officer at the request of the Company. In addition, we may enter into agreements with our directors providing contractually for indemnification consistent with our certificate of incorporation and bylaws. Currently, we have no such agreements.

Pursuant to our certificate of incorporation, to the fullest extent permitted by the General Corporation Law of the State of Delaware (“DGCL”), our directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

The DGCL also authorizes us to purchase insurance for our directors and officers insuring them against risks as to which we may be unable lawfully to indemnify them. We have obtained insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, as amended, and is therefore unenforceable.

UNDERWRITING

Axiom Capital Management, Inc. is acting as representative of the underwriters (the “Representative”). We have entered into an underwriting agreement dated  • , 2016 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and warrants listed next to its name in the following table:

Name of Underwriter	Number of Shares	Number of Warrants
Axiom Capital Management, Inc.	•	•
Total	•	•

The underwriters are committed to purchase all the shares of common stock and warrants offered by us other than those covered by the option to purchase additional shares and warrants described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to • shares of common stock, up to • warrants or a combination of shares of common stock and warrants, in each case representing no more than 15% of shares of common stock or warrants sold in this offering, as applicable, from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase such shares and warrants covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full entirely in shares of common stock, the total price to the public will be $ •  and the total net proceeds, before expenses, to us will be $ • .

Discounts

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share		Per Warrant		Total Without Over-Allotment Option		Total With Full Over-Allotment Option
Public offering price	$	•	$	•	$	•	$	•
Underwriting discount (7%)	$	•	$	•	$	•	$	•
Non-accountable expense allowance (1%)	$	•	$	•	$	•	$	•
Proceeds, before expenses, to us	$	•	$	•	$	•	$	•

The underwriters propose to offer the shares and warrants offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares and warrants to other securities dealers at such price less a concession of $ •  per share. If all of the shares and warrants offered by us are not sold at the public offering price, the Representative may change the offering price and other selling terms by means of a supplement to this prospectus.

We have agreed to pay the Representative a non-accountable expense allowance of 1% of the public offering price at the closing, excluding the over-allotment option. We have paid an expense deposit of $25,000 to the Representative, which will be applied against such non-accountable expense allowance.

We have also agreed to pay the following expenses of the Representative relating to the offering: (a) all filing fees and communication expenses associated with the review of this offering by FINRA; (b) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the Representative; (c) $29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (d) up to $10,000 of the Representative’s actual accountable road show expenses for the offering; (e) up to $7,500 for settlement services incurred by the Representative with National Financial Services in connection with this offering and (f) the costs associated with receiving commemorative mementos and lucite tombstones, up to $2,500. We have also agreed to pay up to $30,000 in reasonable attorney's fees and expenses for the Representative in connection with this offering.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $600,000.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain of our stockholders, have agreed, subject to limited exceptions, without the prior written consent of the Representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 180 days from the date of this prospectus, in the case of our directors and officers, and 90 days from the date of this prospectus, in the case of us and our principal stockholders. In addition, in connection with the recent private placement of unsecured convertible promissory notes due August 25, 2016, purchasers of these notes have agreed to similar “lock-up” agreements for a period of 90 days from the date of this offering.

Representative’s Warrants

We have agreed to issue to the Representative warrants to purchase up to a total of  •  shares of common stock (7% of the shares of common stock sold in this offering, excluding the over-allotment option). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The warrants are exercisable at a per share price equal to 125% of the public offering price per share in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of this prospectus.

The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal

Until twelve months after the closing date of the offering, provided that we receive gross proceeds of at least $3.0 million in this offering, the Representative will have a right of first refusal to act as lead underwriter for any future public or private equity (a “Subject Transaction”) offering during such twelve month period, subject to the terms and conditions contained in the underwriting agreement. If the Representative fails to diligently pursue in good faith the consummation of the Subject Transaction, or if it fails to consummate the Subject Transaction, its right of first refusal shall expire.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of shares to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.
•	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.
•	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.
•	Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on The NASDAQ Capital Market or on the OTCQB in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Restriction on Continuous Offerings

The Company, without the prior written consent of the Representative will not, for a period of 12 months after the date of the underwriting agreement, directly or indirectly, consummate or enter into any agreement for any “at-the-market” or continuous equity transaction.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Suitability Standards

Several states have established suitability requirements and shares of our common stock and warrants will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles. Below please find the suitability standards set forth by the state of California.

California

Investors’ maximum investment in our common stock and warrants will be limited to 10% of the investor’s liquid net worth. In addition, California investors must have (a) a minimum net worth of up to $250,000 and (b) had during the last tax year, or estimates that the investor will have during the current tax year, gross income of $65,000 or, (c) in the alternative, an investor must have a minimum net worth of up to $500,000.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);
(c)	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or
(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and
•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder).

Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock and warrants is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, telephone number 718-921-8200.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Certain legal matters in connection with this offering have been passed upon for the underwriters by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

Our consolidated balance sheet as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, statements of stockholders’ equity (deficit), and statements of cash flows for the period ended December 31, 2015 and 2014 have been audited by Armanino LLP, an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares and warrants offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC.

iSign Solutions Inc.
Index to Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
iSign Solutions Inc.
Redwood Shores, CA

We have audited the accompanying consolidated balance sheets of iSign Solutions Inc., formerly known as Communication Intelligence Corporation, and subsidiary (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, changes in deficit, and cash flows for each of the years in the two-year period ended December 31, 2015. The Company's management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were engaged to perform, an audit of the Company's internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of iSign Solutions Inc. as of December 31, 2015 and 2014, and the consolidated results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's significant recurring losses and accumulated deficit raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ArmaninoLLP
San Ramon, California
April 6, 2016

iSign Solutions Inc.
Consolidated Balance Sheets
(In thousands, except par value amounts)

	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$846	$775
Accounts receivable, net of allowance of $22 at December 31, 2015 and 2014, respectively	94	122
Prepaid expenses and other current assets	372	80
Total current assets	1,312	977
Property and equipment, net	44	11
Intangible assets, net	591	933
Other assets	29	29
Total assets	$1,976	$1,950
Liabilities and Deficit
Current liabilities:
Accounts payable	$787	$328
Short – term debt, net	991	—
Accrued compensation	263	293
Other accrued liabilities	615	338
Deferred revenue	384	257
Derivative liability	330	—
Total current liabilities	3,370	1,216
Deferred revenue long-term	455	700
Deferred rent	—	41
Derivative liability	—	18
Other long-term liabilities	21	28
Total liabilities	3,846	2,003
Commitments and contingencies (Note 10)
Equity (deficit):
Series A-1 Preferred Stock, $0.01 par value; 2,000 shares authorized; 947 and 875 shares issued and outstanding at December 31, 2015 and 2014, respectively ($947 liquidation preference at December 31, 2015)	947	875
Series B Preferred Stock, $0.01 par value; 14,000 shares authorized; 13,523 and 12,251 shares issued and outstanding at December 31, 2015 and 2014, respectively ($20,285 liquidation preference at December 31, 2015)	11,653	10,381
Series C Preferred Stock, $0.01 par value; 10,000 shares authorized; 5,491 and 4,975 shares issued and outstanding at December 31, 2015 and 2014, respectively ($8,237 liquidation preference at December 31, 2015)	6,069	5,553
Series D-1 Preferred Stock, $0.01 par value; 10,000 shares authorized; 8,077 and 5,800 shares issued and outstanding at December 31, 2015 and 2014, respectively ($8,077 liquidation preference at December 31, 2015)	6,866	5,139
Series D-2 Preferred Stock, $0.01 par value; 10,000 shares authorized; 6,321 and 5,720 shares issued and outstanding at December 31, 2015 and 2014, respectively ($6,321 liquidation preference at December 31, 2015)	5,272	4,671
Common stock, $0.01 par value; 2,000,000 shares authorized; 187 and 187 shares issued and outstanding at December 31, 2015 and 2014, respectively	2	2
Treasury shares, 5 at December 31, 2015 and December 31, 2014, respectively	(325)	(325)
Additional paid-in-capital	95,312	97,400
Accumulated deficit	(127,116)	(123,199)
Accumulated other comprehensive loss	(14)	(14)
Total iSign stockholders’ equity (deficit)	(1,334)	483
Non-controlling interest	(536)	(536)
Total deficit	(1,870)	(53)
Total liabilities and deficit	$1,976	$1,950

See accompanying notes to these Consolidated Financial Statements

iSign Solutions Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Years Ended December 31,
	2015	2014
Revenue:
Product	$738	$766
Maintenance	882	749
	1,620	1,515
Operating costs and expenses:
Cost of sales:
Product	287	199
Maintenance	232	191
Research and development	1,771	1,931
Sales and marketing	980	1,264
General and administrative	2,175	1,743
	5,445	5,328
Loss from operations	(3,825)	(3,813)
Other income (expense), net	(3)	50
Interest expense:
Related party	(31)	—
Other	(23)	(259)
Amortization of debt discount:
Related party	(11)	—
Other	(42)	—
Gain on derivative liability	18	7
Net loss	(3,917)	(4,015)
Preferred stock:
Accretion of beneficial conversion feature:
Related party	(457)	(208)
Other	(69)	(444)
Preferred stock dividends:
Related party	(1,576)	(1,364)
Other	(1,600)	(1,348)
Income tax expense	—	—
Net loss before non-controlling interest	(7,619)	(7,379)
Net loss attributable to non-controlling interest	—	—
Net loss attributable to common stockholders	$(7,619)	$(7,379)
Basic and diluted loss per common share	$(41)	$(39)
Weighted average common shares outstanding, basic and diluted	187	187

See accompanying notes to these Consolidated Financial Statements

iSign Solutions Inc.
Consolidated Statements of Comprehensive Loss
(In thousands, except per share amounts)

	Years Ended December 31,
	2015	2014
Net loss:	$(3,917)	$(4,015)
Other comprehensive income, net of tax	—	—
Foreign currency translation adjustment, net	—	—
Total comprehensive loss	$(3,917)	$(4,015)

See accompanying notes to these Consolidated Financial Statements

iSign Solutions Inc.
Consolidated Statement of Changes in Deficit
Year Ended December 31, 2015
(In thousands)

	Series A-1 Preferred Shares Outstanding	Series A-1 Preferred Shares Amount	Series B Preferred Shares Outstanding	Series B Preferred Shares Amount	Series C Preferred Shares Outstanding	Series C Preferred Shares Amount	Series D-1 Preferred Shares Outstanding	Series D-1 Preferred Shares Amount	Series D-2 Preferred Shares Outstanding	Series D-2 Preferred Shares Amount	Common Shares Outstanding	Common Stock Amount	Treasury Stock	Additional Paid-In Capital	Accumulated Deficit	Non- Controlling Interest	Accumulated Other Comprehensive Income (Loss)	Total
Balance as of December 31, 2013	1,031	$1,031	11,102	$9,232	4,508	$5,086	3,415	$3,345	4,783	$4,002	186	$2	$(325)	$98,560	$(119,184)	$(536)	$(14)	$1,199
Stock-based employee compensation														298				298
Common shares issued in connection with the conversion of Series A-1 preferred shares	(238)	(238)												238				—
Common shares issued in connection with the conversion of Series C preferred shares					(1)	(1)					1			1				—
Series D-1 preferred shares issued in a private placement for cash, net of offering expenses of $85							1,913	1,828										1,828
Series D-2 preferred shares issued in a private placement for cash, net of offering expenses of $16									397	381								381
Beneficial conversion feature on Series D-1 preferred shares issued in a private placement for cash								(253)						253				—
Accretion of beneficial conversion feature on Series D-1 preferred shares issued in a private placement for cash								253						(253)				—
Beneficial conversion feature on Series D-2 preferred shares issued in a private placement for cash										(52)				52				—
Accretion of beneficial conversion feature on Series D-2 preferred shares issued in a private placement for cash										52				(52)				—
Cost of warrants issued with Series D-1 preferred shares issued in a private placement for cash								(506)						506				—
Cost of warrants issued with Series D-2 preferred shares issued in a private placement for cash										(253)				253				—
Cost of warrants issued in connection with a line of credit														258				258
Preferred share dividends, paid in kind	82	82	1,149	1,149	468	468	472	472	540	541				(2,712)
Beneficial conversion feature on preferred shares dividends issued in kind						(152)		(195)						347				—
Accretion of beneficial conversion feature on preferred shares dividends issued in kind						152		195						(347)				—
Change in derivative value of expired warrants														(2)				(2)
Net loss attributable to non-controlling interest																		—
Comprehensive loss
Net loss															(4,015)			(4,015)
Foreign currency translation adjustment
Balance as of December 31, 2014	875	$875	12,251	$10,381	4,975	$5,553	5,800	$5,139	5,720	$4,671	187	$2	$(325)	$97,400	$(123,199)	$(536)	$(14)	$(53)
Stock-based employee compensation														575				575
Preferred share dividends, paid in kind	72	72	1,272	1,272	516	516	715	715	601	601				(3,176)				—
Beneficial conversion feature on preferred shares dividends issued in kind						(13)		(15)						28				—
Accretion of beneficial conversion feature on preferred shares dividends issued in kind						13		15						(28)				—
Series D-1 preferred shares issued in a private placement for cash, net of offering expenses of $37							1,562	1,525										1,525
Beneficial conversion feature on Series D-1 preferred shares issued in a private placement								(498)						498				—
Accretion of beneficial conversion feature Series D-1 preferred shares issued in a private placement								498						(498)				—
Cost of warrants issued with the Series D-1 private placement								(513)						513				—
Net loss attributable to non-controlling interest																		—
Comprehensive loss																		—
Net loss															(3,917)			(3,917)
Foreign currency translation adjustment																		—
Balance as of December 31, 2015	947	$947	13,523	$11,653	5,491	$6,069	8,077	$6,866	6,321	$5,272	187	$2	$(325)	$95,312	$(127,116)	$(536)	$(14)	$(1,870)

See accompanying notes to these Consolidated Financial Statements

iSign Solutions Inc.
Consolidated Statements of Cash Flows
(In thousands)

	December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(3,917)	$(4,015)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	357	367
Amortization of debt discount	53	—
Stock-based employee compensation	575	298
Warrants issued in connection with line of credit	—	258
Gain on derivative liability	(18)	(7)
Gain on sale of trademark	—	(50)
Changes in operating assets and liabilities:
Accounts receivable, net	28	288
Prepaid expenses and other current assets	(292)	(23)
Accounts payable	459	1
Accrued compensation	(30)	(22)
Other accrued liabilities	229	87
Deferred revenue	(118)	393
Net cash used in operating activities	(2,674)	(2,425)

Cash flows from investing activities:
Acquisition of property and equipment	(48)	(4)
Net cash used in investing activities	(48)	(4)

Cash flows from financing activities:
Proceeds from issuance of short-term debt	1,268	—
Net proceeds from issuance of Series D-1 preferred shares	1,525	1,828
Net proceeds from issuance of Series D-2 preferred shares	—	381
Proceeds from sale of trademark	—	50
Net cash provided by financing activities	2,793	2,259

Net increase (decrease) in cash and cash equivalents	71	(170)
Cash and cash equivalents at beginning of period	775	945
Cash and cash equivalents at end of period	$846	$775

See accompanying notes to these Consolidated Financial Statements

iSign Solutions Inc.
Consolidated Statements of Cash Flows (continued)
(In thousands)

Supplemental disclosure of cash flow information:

	December 31,
	2015	2014
Supplementary disclosure of cash flow information
Interest paid	$5	$1

Non-cash financing and investing transactions

Dividends on preferred shares	$3,176	$2,712
Conversion of Series A-1 Preferred shares into Common Stock	$—	$238
Conversion of Series C Preferred Stock into Common Stock	$—	$1
Conversion of demand note into unsecured promissory note	$250	$—
Derivative liability related to convertible promissory notes	$330	$—
Accretion of beneficial conversion feature on Preferred Share dividends
Series C Preferred Stock	$13	$152
Series D-1 Preferred Stock	$15	$195
Accretion of beneficial conversion feature on Preferred Shares issued
Series D-1 Preferred Stock	$498	$253
Series D-2 Preferred Stock	$—	$52

Warrants issued in connection with Series D financing	$513	$759

See accompanying notes to these Consolidated Financial Statements

1.   Nature of Business, Basis of Presentation and Summary of Significant Accounting Policies:

The Company:

On January 21, 2016, iSign Solutions Inc. (the “Company” or “iSign”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-1,250 reverse split of the Company’s outstanding shares of common stock. The reverse split became effective at 9:01 a.m. on January 22, 2016. The information with respect to common stock for the years ended December 31, 2015 and 2014 have been retroactively restated to give effect to the 1-for-1,250 reverse split.

On November 30, 2015, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority, (“FINRA”), requesting that the name change to iSign Solutions, Inc. and a change to the trading symbol of its common stock from “CICI” to “ISGN” be approved. On December 11, 2015, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to change its name from Communication Intelligence Corporation to iSign Solutions Inc. Pursuant to FINRA rules, the change in the Company’s name and trading symbol became effective at the open of business on December 14, 2015.

The Company is a leading supplier of digital transaction management (DTM) software enabling the paperless, secure and cost-effective management of document-based transactions. iSign’s solutions encompass a wide array of functionality and services, including electronic signatures, biometric authentication and simple-to-complex workflow management. These solutions are available across virtually all enterprise, desktop and mobile environments as a seamlessly integrated platform for both ad-hoc and fully automated transactions. The Company’s products and services result in legally binding transactions that are compliant with applicable laws and regulations and that can provide a higher level of security than paper-based processes. The Company has been a leading supplier of enterprise software solutions within the financial services and insurance industries and has delivered significant expense reduction by enabling complete document and workflow automation and the resulting reduction in mailing, scanning, filing and other costs related to the use of paper.

The Company's research and development activities have given rise to numerous technologies and products. The Company's core DTM technologies include various forms of electronic signatures, such as handwritten biometric, click-to-sign and others, as well as signature verification, cryptography and the logging of audit trails to show signers’ intent. These technologies can enable secure, legal and regulatory compliant electronic transactions that can enhance customer experience at a fraction of the time and cost required by traditional, paper-based processes. The Company’s products include SignatureOne® Ceremony™ Server, Sign-it® and the iSign® family of products and services.

Going concern and management plans:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Except for 2004, the Company has incurred significant losses since its inception and, at December 31, 2015, the Company’s accumulated deficit was $127,116. The Company has primarily met its working capital needs through the sale of debt and equity securities. As of December 31, 2015, the Company’s cash balance was $846. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that the Company will be successful in securing adequate capital resources to fund planned operations or that any additional funds will be available to the Company when needed, or if available, will be available on favorable terms or in amounts required by the Company. If the Company is unable to obtain adequate capital resources to fund operations, it may be required to delay, scale back or eliminate some or all of its operations, which may have a material adverse effect on the Company's business, results of operations and ability to operate as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of consolidation:

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America, and include the accounts of iSign Solutions Inc. and its 90% -owned Joint Venture in the People's Republic of China. All inter-company accounts and transactions have been eliminated. All amounts shown in the accompanying consolidated financial statements are in thousands of dollars except per share amounts.

1.   Nature of Business, Basis of Presentation and Summary of Significant Accounting Policies: (continued)

Use of estimates:

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Fair value measures:

Fair value is the price that would be received to sell an asset, or paid to transfer a liability, in the principal or most advantageous market for the asset or liability in an ordinary transaction between market participants on the measurement date. Our policy on fair value measures requires us to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The policy establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The policy prioritizes the inputs into three levels that may be used to measure fair value:

Level 1:	Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2:	Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.
Level 3:	Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s assets and liabilities measured at fair value, whether recurring or non-recurring, at December 31, 2015 and December 31, 2014, and the fair value calculation input hierarchy level that we have determined applies to each asset and liability category.

Fair Value of Financial Instruments:

The Company carries financial instruments on the consolidated balance sheet at the fair value of the instruments as of the consolidated balance sheet date. At the end of each period, management assesses the fair value of each instrument and adjusts the carrying value to reflect its assessment. At December 31, 2015 and December 31, 2014, the carrying values of accounts receivable and accounts payable approximated their fair values.

Treasury Stock:

Shares of common stock returned to, or repurchased by, the Company are recorded at cost and are included as a separate component of stockholders’ equity (deficit).

Under the cost method, the gross cost of the shares reacquired is charged to a contra equity account titled treasury stock. The equity accounts that were credited for the original share issuance (common stock, additional paid-in capital, etc.) remain intact. When the treasury shares are reissued, proceeds in excess of cost are credited to additional paid-in capital. Any deficiency is charged to accumulated deficit (unless additional paid-in capital from previous treasury share transactions exists, in which case the deficiency is charged to that account, with any excess charged to accumulated deficit).

Derivatives:

The Company, from time to time, enters into transactions which contain conversion privileges, the settlement of which may entitle the holder or the Company to settle the obligation(s) by issuance of Company securities. The Company applies a two-step model in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the scope exception. The fair value of each derivative is estimated each reporting period.

1.   Nature of Business, Basis of Presentation and Summary of Significant Accounting Policies: (continued)

The conversion option included within the unsecured convertible promissory notes is accounted for as a derivative liability at its estimated fair value. The derivative is subject to remeasurement at the end of each reporting period, with changes in fair value recognized as a component of interest and other income, in the consolidated statements of operations. The Company will continue to adjust the liability for changes in fair value until the earlier of the conversion or maturity of the unsecured convertible promissory note purchase agreements.

Cash and cash equivalents:

The Company considers all highly liquid investments with maturities at the date of purchase of three months or less to be cash equivalents.

The Company's cash and cash equivalents, at December 31, consisted of the following:

	2015	2014
Cash in bank	$846	$775
Money market funds	—	—
Cash and cash equivalents	$846	$775

Concentrations of credit risk:

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, and accounts receivable. The Company maintains its cash and cash equivalents with various financial institutions. This diversification of risk is consistent with Company policy to maintain liquidity, and mitigate risk of loss as to principal.

To date, accounts receivable have been derived principally from revenue earned from end users, manufacturers, and distributors of computer products in North America. The Company performs periodic credit evaluations of its customers, and does not require collateral. The Company maintains reserves for potential credit losses; historically, such losses have been within management's expectations.

The allowance for doubtful accounts is based on the Company’s assessment of the collectability of specific customer accounts and an assessment of international, political and economic risk as well as the aging of the accounts receivable. If there is a change in actual defaults from the Company’s historical experience, the Company’s estimates of recoverability of amounts due could be affected and the Company will adjust the allowance accordingly.

Deferred financing costs:

Deferred financing costs include costs paid in cash, such as professional fees and commissions. The costs associated with equity financings, such as in the sale Common or Preferred Stock, are netted against the proceeds of the offering. In the case of note financings, costs are amortized to interest expense over the life of the notes or upon early payment using the effective interest method. There were no financing costs amortized to interest expense for the years ended December 31, 2015 and 2014, respectively.

Property and equipment, net:

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized over their estimated useful lives, not to exceed the term of the related lease. The cost of additions and improvements is capitalized while maintenance and repairs are charged to expense as incurred. Depreciation expense was $15 and $10 for the years ended December 31, 2015 and 2014, respectively.

Intangible Assets:

Intangible assets are stated at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated lives of the related assets, ranging from five to seventeen years. Amortization expense was $342 and $357 for the years ended December 31, 2015 and 2014, respectively. The estimated remaining weighted average useful lives of the intangible assets are two years.

1.   Nature of Business, Basis of Presentation and Summary of Significant Accounting Policies: (continued)

Future intangible asset amortization is as follows:

Year Ended December 31,
2016	$322
2017	269
Total	$591

Long-lived assets:

The Company evaluates the recoverability of its long-lived assets, including intangible assets at least annually or whenever circumstances or events indicate such assets might be impaired. The Company would recognize an impairment charge in the event the net book value of such assets exceeded the future undiscounted cash flows attributable to such assets. No such impairment charges have been recorded during the two years ended December 31, 2015 and 2014, respectively.

Share-based payment:

Share-based compensation expense is based on the estimated grant date fair value of the portion of share-based payment awards that is ultimately expected to vest during the period. The grant date fair value of share-based awards to employees and directors is calculated using the Black-Scholes-Merton valuation model. Forfeitures of share-based payment awards are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates and it is assumed no dividends will be declared. The estimated fair value of share-based compensation awards to employees is amortized over the vesting period of the options.

Revenue recognition:

The Company recognizes revenue from sales of software products upon shipment, provided that persuasive evidence of an arrangement exists, collection is determined to be probable, all non-recurring engineering work necessary to enable the Company's product to function within the customer's application has been completed and the Company's product has been delivered according to specifications. Revenue from service subscriptions is recognized as costs are incurred or over the service period, whichever is longer. Software license agreements may contain multiple elements, including upgrades and enhancements, products deliverable on a when and if available basis and post- contract support. Revenue from software license agreements is recognized upon delivery of the software, provided that persuasive evidence of an arrangement exists, collection is determined to be probable, all nonrecurring engineering work necessary to enable the Company's products to function within the customer's application has been completed, and the Company has delivered its product according to specifications.

For arrangements with multiple deliverables, the Company allocates consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices which is determined using vendor specific objective evidence.

Maintenance revenue is recorded for post-contract support and upgrades or enhancements, which is paid for in addition to license fees, and is recognized as costs are incurred or over the support period whichever is longer. For undelivered elements where vendor specific objective evidence does not exist, revenue is deferred and subsequently recognized when delivery has occurred and when vendor specific evidence has been determined.

Research and development:

Research and development costs are charged to expense as incurred.

Marketing:

The Company expenses advertising (marketing) costs as incurred. These expenses are outbound marketing expenses associated with participation in industry events, related sales collateral and email campaigns aimed at generating customer participation in webinars. The expense for the years ended December 31, 2015 and 2014 was $8 and $46, respectively.

1.   Nature of Business, Basis of Presentation and Summary of Significant Accounting Policies: (continued)

Net loss per share:

The Company calculates net loss per share under the provisions of the relevant accounting guidance. That guidance requires the disclosure of both basic net loss per share, which is based on the weighted average number of shares outstanding, and diluted loss per share, which is based on the weighted average number of shares and dilutive potential shares outstanding.

The number of shares of Common Stock subject to outstanding options, preferred shares on an as converted basis and shares issuable upon exercise of warrants excluded from the calculation of loss per share as their inclusion would be anti-dilutive are as follows:

	December 31, 2015	December 31, 2014
Common Stock subject to outstanding options	82	58
Series A-1 Preferred Stock	50	45
Series B Preferred Stock	1,044	945
Series C Preferred Stock	565	512
Series D-1 Preferred Stock	1,116	801
Series D-2 Preferred Stock	737	667
Warrants outstanding	206	171

Foreign currency translation:

The Company considers the functional currency of the Joint Venture, CICC, to be the local currency of China, which is the Renminbi (“RMB”) and, accordingly, gains and losses from the translation of the local foreign currency financial statements are included as a component of accumulated other comprehensive loss in the accompanying consolidated balance sheets. Foreign currency assets and liabilities are translated into U.S. dollars at the end-of-period exchange rates except for long-term assets and liabilities, which are translated at historical exchange rates. Revenue and expenses are translated at the average exchange rates in effect during each period except for those expenses related to consolidated balance sheet amounts which are translated at historical exchange rates.

Net foreign currency transaction gains and losses are included in interest and other income, net in the accompanying consolidated statements of operations. Foreign currency transaction gains and losses in 2015 and 2014 were insignificant.

Income taxes:

Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts and for tax loss and credit carry-forwards. A valuation allowance is provided against deferred tax assets when it is determined to be more likely than not that the deferred tax asset will not be realized.

There have been no unrecognized tax benefits and, accordingly, there has been no effect on the Company's financial condition or results of operations.

The Company files income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. The Company is no longer subject to U.S. federal tax examinations for years before 2006, and state tax examinations for years before 2005. Management does not believe there will be any material changes in the Company’s unrecognized tax positions over the next 12 months.

The Company's policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.

Recently issued accounting pronouncement:

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

2.   Concentrations:

The following table summarizes accounts receivable and revenue concentrations:

	Accounts Receivable As of December 31,		Total Revenue for the year ended December 31,
	2015	2014	2015	2014
Customer #1	—	44%	13%	—
Customer #2	20%	19%	10%	12%
Customer #3	—	—	—	12%
Customer #4	—	—	24%	11%
Customer #5	18%	10%	—	—
Customer #6	20%	—	—	—
Customer #7	39%	—	—	—
Total concentration	97%	73%	47%	35%

The following table summarizes sales concentrations:

	December 31, 2015	December 31, 2014
Sales within the United States	93%	99%
Sales outside of the United States	7%	1%
Total	100%	100%

3.   Property and equipment:

Property and equipment, net at December 31, consists of the following:

	2015	2014
Machinery and equipment	$1,248	$1,235
Office furniture and fixtures	435	435
Leasehold improvements	125	90
Purchased software	323	323
	2,131	2,083
Less accumulated depreciation and amortization	(2,087)	(2,072)
	$44	$11

4.   Intangible assets:

Intangible assets, net consists of the following at December 31:

	Weighted Average Amortization Period (Years)	2015	2014
Technology	2	$6,745	$6,745
Less accumulated amortization		(6,154)	(5,812)
		$591	$933

The nature of the underlying technology of our intangible assets can be referred to as “transaction-enabling,” “digital authentication” and “business process work flow.” This technology includes various forms of electronic signature methods, such as handwritten, biometric, click-to-sign and others, as well as technologies related to signature verification, authentication, cryptography and the logging of audit trails to prove signers’ intent. Our technologies enable the appending of secure, legal and regulatory compliant electronic signatures coupled with an enhanced user experience at a fraction of the time and cost required by traditional, paper-based processes for signature capture. The Company does not foresee any effects of obsolescence or significant competitive pressure on its current or future products, anticipates increasing demand for products utilizing its technology, and believes that the current markets for its products based on technology will remain constant or will grow over the remaining useful lives assigned to its intangible assets because of business environments encouraging the use of electronic signatures.

5.   Chinese Joint Venture (Non-Controlling Interest):

The Company currently owns 90% of a joint venture (the “Joint Venture”) with the Jiangsu Hongtu Electronics Group, a provincial agency of the People's Republic of China. The Joint Venture's business license expires October 18, 2043. There were no significant operations in 2015 or 2014.

The Joint Venture had no revenue for the years ended December 31, 2015 and 2014, respectively. It had no long-lived assets as of December 31, 2015 and 2014.

6.   Other accrued liabilities:

The Company records liabilities based on reasonable estimates for expenses, or payables that are known or estimated including deposits, taxes, rents and services. The estimates are for current liabilities that should be extinguished within one year.

The Company had the following other accrued liabilities at December 31:

	2015	2014
Accrued professional services	$23	$8
Rents	19	44
Management fees	503	280
Accrued interest	49	—
Other	21	6
Total	$615	$338

7.   Debt:

Short-term notes payable:

In September 2015, the Company issued a demand note for an aggregate amount of $250 to an affiliate of the Company. This note bears interest at the rate of 10% per annum and both the principal and interest accrued are payable on demand.

In November and December 2015, the Company entered into unsecured convertible promissory note purchase agreements with investors and affiliates of the Company aggregating $1,018 in cash. Under the terms of the note purchase agreements, in November 2015, the Company issued, in exchange for a demand note, an unsecured convertible promissory note in the principal amount of $250 to an affiliate of the Company.

The principal amount of the unsecured convertible promissory notes issued in connection with the Company’s unsecured debt financing in November and December 2015 bear interest at a rate of 24% per year, are due on August 25, 2016 and are convertible into shares of our Common Stock at the holder’s option (i) prior to maturity, in the event the Company consummates an SEC registered public offering of shares of common stock, at a conversion price that is 30% less than the price to the public of the Common Stock in the public offering, or (ii) up to 60 days after maturity, at a conversion price based upon a Company pre-money valuation of $5,000,000, as determined by taking into account the outstanding shares of Common Stock and Preferred Stock, on an as-converted basis, on the maturity date of the note; provided, that following such conversion after the maturity date, each holder that converted such note will also receive cash payments, payable from 1.5% for each $100,000 of notes converted of the revenue received by the Company from its European customer to be paid quarterly on a pro rata basis, with any and all other holders who converted their notes; provided, further, however, that the total amount of cash payments that the holder will be entitled to receive will not exceed three times the aggregate principal amount of each holder’s note.

The conversion option included within the unsecured convertible promissory notes was deemed to be an embedded derivative, which required the Company to bifurcate and separately account for the embedded derivative as a separate liability on the consolidated balance sheets at the estimated fair value upon issuance. The Company estimated the fair value of the derivative liability to be $330 upon issuance of the notes. The amount of short-term debt recorded on the balance sheet is net of the amount of the derivative liability. The Company recorded $53 in debt discount amortization expense associated with the notes through December 31, 2015.

7.   Debt:(continued)

Line of Credit:

On May 6, 2014, the Company entered into a Credit Agreement with Venture Champion Asia Limited, an affiliate of ICG Global Limited (the “Lender”). Under the terms of the Credit Agreement, for a period of 18 months, the Company was permitted to borrow up to $2,000 in unsecured indebtedness from the Lender. In connection with the Company’s entry into the Credit Agreement, the Company issued to the Lender warrants to purchase 9 shares of Common Stock and issued to a third party 1 warrant for assisting in the closing of the Credit Agreement. The warrants had a three-year life and an exercise price of $35 per share. The Company ascribed a value to the warrants of $258 using the Black Scholes Merton Pricing Model that was charged to interest expense during the three-month period ended June 30, 2014. The Company concluded it did not have the intent nor the need to draw funds under the line during the term of the agreement.

On February 23, 2015, the Company and the Lender mutually agreed to terminate the Credit Agreement. At the time of the termination of the Credit Agreement, no amount was owed by the Company under the Credit Agreement, and contemporaneously with the termination of the Credit Agreement, the above mentioned warrants were likewise terminated.

8.   Derivative liability:

The Company has determined that a contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company’s own stock and (b) classified in stockholders’ equity in the statement of financial position would not be considered a derivative financial instrument. The Company applies a two-step model in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the scope exception.

The Company issued certain warrants in connection with financing transactions from 2010 through 2012 that require liability classification because of certain provisions that may result in an adjustment to the number of shares issued upon settlement and an adjustment to their exercise price. The Company classifies these warrants on its balance sheet as a derivative liability which is fair valued at each reporting period subsequent to the initial issuance.

The Company used a simulated probability valuation model to value these warrants. Determining the appropriate fair-value model and calculating the fair value of the warrants requires considerable judgment. The warrants expired in November 2015. The fair value of the derivative liability at December 31, 2014 was $18.

In November and December 2015, the Company entered into unsecured convertible promissory note purchase agreements with investors and affiliates of the Company. The accounting for the unsecured convertible notes, which are convertible into shares of our common stock, requires us to bifurcate the conversion feature and account for it as a derivative liability at the estimated fair value upon issuance. The Company used a Monte Carlo simulation to value the conversion feature with the following assumptions:

As of December 31, 2015
Common Stock price	$4.00
Convertible debt principal amount	$1,268,000
Term (years)	0.12 to 0.65
Expected volatility	100%
Convertible debt interest rate	24%
Trials (each trial equals 150,000 iterations)	10
Discount to IPO/next round	30%

The fair value of the derivative liability at December 31, 2015 was $330.

8.   Derivative liability: (continued)

Changes in the fair value of the level 3 derivative liability for the year ended December 31, 2015 are as follows:

Derivative Liability
Balance at January 1, 2015	$18
Issuance of new derivative liabilities related to the unsecured convertible promissory notes	330
Gain on derivative liability from expiration of warrants	(18)
Balance at December 31, 2015	$330

9.   Stockholders’ equity (deficit):

Common stock options:

At December 31, 2015, the Company has two stock-based employee compensation plans, the 2009 Stock Compensation Plan, and the 2011 Stock Compensation Plan. The Company may also grant options to employees, directors and consultants outside of the 2009 and 2011 plans under individual plans.

Information with respect to the Stock Compensation Plans at December 31, 2015 is as follows:

	2009 Stock Compensation Plan	2011 Stock Compensation Plan
Shares authorized for issuance	7,000	150,000
Option vesting period	Quarterly over 3 years	Immediate/Quarterly over 3 years
Date adopted by shareholders	—	November 2011
Option term	7 Years	7 Years
Options outstanding	1	81
Options exercisable	1	56
Weighted average exercise price	$105	$45

Valuation and Expense Information:

The weighted-average fair value of stock-based compensation is based on the Black Scholes Merton valuation model.

Forfeitures are estimated and it is assumed no dividends will be declared. The estimated fair value of stock-based compensation awards to employees is amortized over the vesting period of the options. The fair value calculations are based on the following assumptions:

	Year Ended December 31, 2015	Year Ended December 31, 2014
Risk free interest rate	0.04% - 3.04%	0.04% - 3.73%
Expected life (years)	3.26 – 6.33	3.26 – 7.00
Expected volatility	120.74% - 198.90%	91.99% - 198.38%
Expected dividends	None	None
Estimated average forfeiture rate	7.9%	10%

The following table summarizes the allocation of stock-based compensation expense for the years ended December 31, 2015 and 2014. During 2015, the Company granted 31 options at a weighted average grant date fair value of $25 per share. There were no stock options exercised during the years ended December 31, 2015 and 2014.

	December 31, 2015	December 31, 2014
Research and development	$174	$77
Sales and marketing	132	72
General and administrative	226	134
Director options	43	15
Stock-based compensation expense included in operating expenses	$575	$298

9.   Stockholders’ equity (deficit): (continued)

As of December 31, 2015, there was $241 of total unrecognized compensation cost related to non-vested share-based compensation arrangements. The unrecognized compensation cost is expected to be recognized over a weighted average period of 2.5 years.

The cash flows from tax benefits for deductions in excess of the compensation costs recognized for share-based payment awards would be classified as financing cash flows. Due to the Company’s loss position, there were no such tax benefits during the year ended December 31, 2015.

The summary activity for the Company’s 2009 and 2011 Stock Compensation Plans is as follows:

	December 31, 2015				December 31, 2014
	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life
Outstanding at beginning of period	58	$50			56	$63
Granted	31	$25	$33,750		4	$25	—
Forfeited/ Cancelled	(7)	$50			(2)	$138
Outstanding at period end	82	$50	—	4.13	58	$50	—	4.18
Options vested and exercisable at period end	57	$50	$8,750	3.86	46	$63	—	3.86
Weighted average grant-date fair value of options granted during the period	$25				$50

The following table summarizes significant ranges of outstanding and exercisable options as of December 31, 2015:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Options Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
$25 – $625	82	4.13	$50	57	$50

A summary of the status of the Company’s non-vested shares as of December 31, 2015 is as follows:

Non-vested Shares	Shares	Weighted Average Grant-Date Fair Value
Non-vested at January 1, 2014	12	$47
Granted	31	$24
Forfeited	(2)	$29
Vested	(16)	$49
Non-vested at December 31, 2015	25	$27

An employee or consultant desiring to exercise or convert his or her stock options must provide a signed notice of exercise to the Chief Financial Officer. Once the exercise is approved an issue order is sent to the Company’s transfer agent and by certificate or through other means of conveyance, the shares are delivered to the employee or consultant, generally within three business days.

The Company expects to make additional option grants in future years. The options issued to employees and directors will be subject to the same provisions outlined above, which may have a material impact on the Company’s financial statements.

9.   Stockholders’ equity (deficit): (continued)

Treasury Stock:

The Company received 5 shares of its Common Stock having a fair value under the cost method of $325 in January 2012, in settlement of a 16b suit brought by a shareholder against Phoenix Venture Fund, LLC (“Phoenix”). At December 31, 2015, the total value of treasury stock was $325. The Company has no plans to repurchase shares of Common Stock in the future.

Preferred Shares:

The Company has five series of Preferred Stock: Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D-1 Preferred Stock and Series D-2 Preferred Stock. Generally, the Company’s Preferred Stock votes together on an as converted basis with the holders of Common Stock. In addition, the Company’s Preferred Stock enjoys certain protective provisions, a liquidation preference and anti-dilution protection that are similar to one another.

The Company has amended its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of its Series D-1 and Series D-2 Preferred Stock. The Company solicited its stockholders and its stockholders approved an amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Series D-1 Preferred Stock from 6,000 to 10,000, and of Series D-2 Preferred Stock from 9,000 to 10,000 (the “Charter Amendment”). The Charter Amendment allows the Company to have additional shares of stock available for possible future capital raising activities as approved by the Board of Directors.

The Company has amended and restated the Certificates of Designation for the Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to, among other things, subordinate the Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, in terms of dividend rights, liquidation preferences and other rights, to the Series D Preferred Stock. Holders of at least a majority of the shares of the Company’s Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have approved the amendment and restatement of the Certificate of Designation applicable to such holders.

Information with respect to the classes of Preferred Stock at December 31, 2015 is as follows:

Class of Preferred Stock	Annual Dividend	Annual Dividend Payable, in Cash or In Kind	Liquidation Preference	Conversion Price	Total Preferred Shares Outstanding	Common Shares to be issued if Fully Converted
Series A-1	8%	Quarterly in Arrears	$1.00	$0.0156	947	50
Series B	10%	Quarterly in Arrears	$1.50	$0.0104	13,523	1,044
Series C	10%	Quarterly in Arrears	$1.50	$0.0078	5,491	565
Series D-1	10%	Quarterly in Arrears	$1.00	$0.0058	8,077	1,116
Series D-2	10%	Quarterly in Arrears	$1.00	$0.0069	6,321	737
Total						3,512

Information with respect to dividends issued on the Company’s Preferred stock for the years ended December 31, 2015 and 2014 is as follows:

	December 31,		December 31,
	2015	2014	2015	2014
	Dividends		Beneficial Conversion Feature Related to dividends
Series A-1	$72	$82	$—	$—
Series B	1,272	1,149	—	—
Series C	516	468	13	152
Series D-1	715	472	15	195
Series D-2	601	541	—	—
Total	$3,176	$2,712	$28	$347

9.   Stockholders’ equity (deficit): (continued)

Series A-1 Preferred Stock

The shares of Series A-1 Preferred Stock are convertible any time and are subordinate to the Series B, Series C and Series D Preferred Stock.

In November 2014, a total of 238 shares of Series A-1 Preferred Stock was converted and the Company issued 2 shares of Common Stock.

Series B Preferred Stock

The shares of Series B Preferred Stock are convertible at any time and are subordinate to the Series C and Series D Preferred Stock.

Series C Preferred Stock

The shares of Series C Preferred Stock are convertible into Common Stock at any time and are subordinate to the Series D Preferred Stock.

In January 2012, the Company received 6 shares of Common Stock from Phoenix in settlement of a 16b claim brought by a Company stockholder against Phoenix, certain affiliates and the Company, as a nominal defendant. The Common Stock was valued at $325. In settlement of an indemnification claim brought by Phoenix in March 2012, resulting from the settlement of the 16b claim in January 2012, the Company issued to Phoenix 278 shares of Series C Preferred Stock valued at $417. The Company booked a $417 accretion amount for the beneficial conversion feature on the 278 shares of Series C Preferred Stock.

Series D Preferred Stock

The material terms of the Series D-1 and Series D-2 Preferred Stock, other than the initial conversion price, are essentially the same. The shares of Series D Preferred Stock are convertible at any time and rank senior to the Company’s outstanding shares of Series A-1, Series B and Series C Preferred Stock, and of Common Stock with respect to dividend rights and liquidation preferences.

On February 7, 2014, the Company sold for $733 in cash, net of a $47 administrative fee paid in cash to SG Phoenix and a nonrelated third party, 520 shares of Series D-1 preferred Stock and 260 shares of Series D-2 Preferred Stock. The investors received one hundred percent (100%) warrant coverage. These warrants are immediately exercisable at $35 per share and expire December 31, 2016. See the warrant table below for more detail. The warrants are exercisable in whole or in part into shares of the Company’s Common Stock and contain a cashless exercise provision.

On March 6, 2014, the Company sold for $406 in cash, net of a $4 in administrative fee paid in cash to an unrelated third party, 273 Shares of Series D-1 Preferred Stock and 137 shares of Series D-2 Preferred Stock. The investors received one hundred percent (100%) warrant coverage. These warrants are immediately exercisable at $35 per share and expire December 31, 2016. See the warrant table below for more detail. The warrants are exercisable in whole or in part into shares of the Company’s Common Stock and contain a cashless exercise provision.

On August 5, 2014, the Company sold for $1,070 in cash, net of $50 in administrative fees paid in cash to SG Phoenix, 1,120 Shares of Series D-1 Preferred Stock.

On March 24, 2015, the Company sold for $1,200 in cash, net of $33 in administrative fees paid in cash to SG Phoenix, 1,233 shares of Series D-1 Preferred Stock. Investors received warrants to purchase 22 shares of Common Stock, immediately exercisable at $29 per share. In October 2015 the investors received additional warrants to purchase 18 shares of Common Stock immediately exercisable at $16 per share, and the exercise price of the March 2015 warrants were reduced to $16 per share consistent with the terms of the July 2015 financing. The warrants expire March 23, 2018. The Company ascribed a value of $422 to the warrants using the Black-Scholes-Merton pricing model. The warrants are exercisable in whole or in part.

On July 23, 2015, the Company sold for $325 in cash, net of $4 in administrative fees paid in cash to SG Phoenix, 329 shares of Series D-1 Preferred Stock. The investors received warrants to purchase 11 shares of Common Stock, immediately exercisable at $16 per share. The warrants expire July 22, 2018. The Company ascribed a value of $91 to the warrants using the Black-Scholes-Merton pricing model. The warrants are exercisable in whole or in part.

9.   Stockholders’ equity (deficit): (continued)

Preferred Stock Voting and Other Rights

Generally, the Company’s Preferred Stock votes together on an as converted basis with the holders of Common Stock. In addition, the Company’s Preferred Stock enjoys certain protective provisions, a liquidation preference and anti-dilution protection that are similar to one another.

Warrants:

There were no Warrant exercises in 2015 and 2014:

Summary of warrants issued in 2015 and 2014:

	December 31, 2015			December 31, 2014
	Related Party	Other	Total	Related Party	Other	Total
Warrants issued with purchase of Series D Preferred Stock	42	9	51	5	13	18
Warrants issued with line of credit	—	—	—	—	10	10
Contingent Warrants issued	—	—	—	28	70	98
Total	42	9	51	33	93	126

A summary of the outstanding warrants is as follows:

	December 31, 2015		December 31, 2014
	Warrants	Weighted Average Exercise Price	Warrants	Weighted Average Exercise Price
Outstanding at beginning of period	172	$36	62	$37
Issued	51	$35	126	$35
Exercised	—	$—	—	$—
Expired	(17)	$29	(16)	$29
Outstanding at end of period	206	$33	172	$36
Exercisable at end of period	206	$33	172	$36

A summary of the status of the warrants outstanding as of December 31, 2015 is as follows:

Number of Warrants Outstanding and Exercisable	Weighted Average Remaining Life	Weighted Average Exercise Price per share
43	1.32	$29
14	0.90	$38
145	1.26	$35
4	2.83	$16
206	1.36	$33

As of December 31, 2015, 3,800 shares of common stock were reserved for issuance upon exercise of 82 outstanding options, 206 outstanding warrants and the conversion of 34,359 shares of Preferred Stock.

10.   Commitments and Contingencies:

Lease commitments:

The Company currently leases its principal facilities in Redwood Shores, California, pursuant to a sublease that expires in 2016. In addition to monthly rent, the facilities are subject to additional rental payments for utilities and other costs above the base amount. Facilities rent expense was approximately $271 and $289 in 2015 and 2014, respectively.

Contractual obligations	Total	2016	Thereafter
Operating lease commitments(1)(2)	$161	$161	—
1.	The Company extended the lease on its offices in April 2010. The base rent decreased by approximately 6% in November 2011 and will increase by approximately 3% per annum over the term of the new lease, which expires on October 31, 2016.
2.	The Company sublet approximately 3,000 square feet of unutilized office space in August 2015. The sub-lease will expire on October 31, 2016. The operating lease commitments are net of the sub lease amounts of $97 through 2016.

11.   Income taxes:

As of December 31, 2015, the Company had federal net operating loss carry-forwards available to reduce taxable income of approximately $65,300. The net operating loss carry-forwards will begin to expire in 2017 if unused. The Company also has state net operating loss carry-forwards available to reduce taxable income of approximately $35,422. The net state operating loss carry-forwards will begin to expire in 2015 if unused.

Deferred tax assets and liabilities at December 31 consist of the following:

	2015	2014
Deferred tax assets:
Net operating loss carry-forwards	$24,536	$23,114
Accruals and reserves	97	141
Deferred revenue	334	382
Intangibles	923	273
Other, net	49	—
Fixed Assets	11	894
Gross tax assets	25,950	24,804
Valuation allowance	(25,950)	(24,804)
Net deferred tax assets	$—	$—

The Company’s provision for income taxes differs from the amount computed by applying the statutory U.S. federal income tax rate to loss before taxes as follows for the years ended December 31, 2015 and December 31, 2014:

	2015	2014
Income tax benefit at the federal statutory rate	$(1,264)	$(1,364)
State income tax benefit	(216)	(233)
Credits	—	—
Prior year true up to return	128	5,758
Permanent items and other	206	81
Change in valuation allowance	1,146	(4,242)
Income tax expense	$—	$—

A full valuation allowance has been established for the Company's net deferred tax assets since the realization of such assets through the generation of future taxable income is uncertain.

Under the Tax Reform Act of 1986, the amounts of, and the benefit from, net operating losses and tax credit carry-forwards may be impaired or limited in certain circumstances. These circumstances include, but are not limited to, a cumulative stock ownership change of greater than 50%, as defined, over a three-year period. During 1997, the Company experienced stock ownership changes which could limit the utilization of its net operating loss and research

11.   Income taxes: (continued)

and investment tax credit carry-forwards in future periods. In addition, a study of recent transactions has not been performed to determine whether any further limitations might apply.

12.   Subsequent events:

On January 20, 2016, the Company held its Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on (i) an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock in a range of not less than 1-for-750 and not more than 1-for-1,250, (ii) amendments to each of the certificate of designation for each series of our preferred stock to, among other things, (a) automatically convert the respective series of our preferred stock into shares of common stock upon the closing of a firm-commitment underwritten public offering of shares our common stock at a price per share of not less than $4.00 which provides at least $8 million in gross proceeds to the Company and (b) reduce the conversion price of the respective series of our preferred stock, and (iii) a Second Amended and Restated Certificate of Incorporation which will integrate the then-in-effect provisions of our Amended and Restated Certificate of Incorporation and further amend those provisions by, among other things, decreasing our authorized common stock and preferred stock. The voting results of the Special meeting are incorporated herein by reference to the Company’s Form 8-K dated January 22, 2016 filed with the Securities and Exchange Commission on January 22, 2016.

On January 21, 2016, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-1,250 reverse split of the Company’s outstanding shares of common stock. The reverse split became effective at 9:01 a.m. on January 22, 2016. The information with respect to common stock for the years ended December 31, 2015 and 2014 have been retroactively restated to give effect to the 1-for-1,250 reverse split.

The Company’s common stock began trading on the OTCQB on a post-reverse split basis on January 22, 2016. Immediately following the effectiveness of the reverse split of the Company’s outstanding shares of common stock, there were 187 shares of common stock issued and outstanding. The new CUSIP number for the Company’s post reverse split common stock is 46436A203.

• Shares of Common Stock
Warrants to Purchase  •  Shares of Common Stock

PROSPECTUS

Axiom Capital Management, Inc.

•, 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the common stock and warrants being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.

SEC Registration Fees	$590.98
FINRA Fees	3,680.00
Printing and Engraving Expenses	50,000.00
Legal Fees and Expenses	400,000.00
Accounting Fees and Expenses	40,000.00
Transfer Agent Fees	25,000.00
Miscellaneous	80,729.02
Total	$600,000.00

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the General Corporation Law of the State of Delaware (“DGCL”), our amended and restated certificate of incorporation and our bylaws.

Section 145 of the DGCL authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our bylaws provide that we must indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (which we refer to as a covered person), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee or employee or in any other capacity while serving as a director, officer, trustee, employee or agent, to the fullest extent permitted by Delaware law. In addition to such right of indemnification, our bylaws provide that we must advance all expenses incurred to any such covered person incurred in defending any such proceeding prior to the final disposition of the proceeding. If required by the DGCL, an advancement of expenses incurred by such covered person in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such covered person, including, without limitation, service to an employee benefit plan) will be made upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our amended and restated certificate of incorporation also contains a provision eliminating the personal liability of our directors to the Company or its stockholders for breach of fiduciary duty as a director to the fullest extent permitted under Delaware law.

Item 15. Recent Sales of Unregistered Securities

All sales of unregistered securities for the last three fiscal years were issued in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), and Regulation D promulgated under the Securities Act.

Shares of Series D-1 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock are convertible to common stock, as discussed in “Description of Capital Stock.”

2013

On May 17, 2013, the Company entered into subscription agreements with accredited investors. Under the terms of such subscription agreements, the investors purchased an aggregate of 230,000 units, each unit consisting of one share of Series D-1 Convertible Preferred Stock and four shares of Series D-2 Convertible Preferred Stock, at a purchase price of $5.00 per unit for an aggregate purchase price of $1,150,000.

On December 31, 2013, the Company entered into subscription agreements with accredited investors. Under the terms of such subscription agreements, the investors purchased an aggregate of 696,252 units, each unit consisting of two shares of the Company’s Series D-1 Convertible Preferred Stock and one share of Series D-2 Convertible Preferred Stock, at a purchase price of $3.00 per unit, for an aggregate purchase price of approximately $2,089,000, which amount included the exchange of $1,150,000 in existing indebtedness. The investors were also issued warrants to purchase approximately 15,191 shares of common stock at closing. These warrants are exercisable for a period of three years and have an exercise price of $34.375 per share. In addition to the warrants issued at closing, the subscription agreements entitled the investors to receive warrants to purchase up to an additional 45,573 shares of common stock based on whether the Company attained certain revenue targets in 2014. Such revenue targets were not achieved and the additional warrants were fully issued and are exercisable until December 31, 2016 at an exercise price of $34.375 per share. All investors from the May 2013 financing agreed to exchange the securities issued to them in the prior financing for the same securities issued to investors in the financing closed on December 31, 2013, with the investors from the May 2013 financing receiving in such exchange an aggregate of 383,333 units and an initial warrant grant to purchase approximately 8,364 shares of common stock, with the ability to receive warrants to purchase up to an additional 25,090 shares of common stock promptly after each of the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, to the extent that the Company’s revenue for any such quarter did not exceed $750,000, $1,000,000 and $1,250,000, respectively.

2014

On February 7, 2014, the Company entered into subscription agreements with accredited investors. Under the terms of such subscription agreements, the investors purchased an aggregate of 259,996 units, each unit consisting of two shares of the Company’s Series D-1 Convertible Preferred Stock and one share of Series D-2 Convertible Preferred Stock, at a purchase price of $3.00 per unit, for an aggregate purchase price of approximately $780,000. The investors were also issued warrants to purchase approximately 5,673 shares of common stock at the time of the funding of their investment. These warrants are exercisable for a period of three years and have an exercise price of $34.375 per share. In addition to the warrants issued at closing, the subscription agreements entitled investors to receive warrants to purchase up to an additional 17,018 shares of common stock based on whether the Company attained certain revenue targets in 2014. Such revenue targets were not achieved and the additional warrants were fully issued and are exercisable until December 31, 2016 at an exercise price of $34.375 per share.

On March 6, 2014, the Company entered into subscription agreements with accredited investors. Under the terms of such subscription agreements, the investors purchased an aggregate of 136,665 units, each unit consisting of two shares of the Company’s Series D-1 Convertible Preferred Stock and one share of Series D-2 Convertible Preferred Stock, at a purchase price of $3.00 per unit, for an aggregate purchase price of approximately $410,000. The investors were also issued warrants to purchase approximately 2,960 shares of common stock at the time of the funding of their investment. These warrants are exercisable for a period of three years and have an exercise price of $34.375 per share. In addition to the warrants issued at closing, the subscription agreements entitled investors to receive warrants to purchase approximately up to an additional 8,800 shares of common stock based on whether the Company attained certain revenue targets in 2014. Such revenue targets were not achieved and the additional warrants were fully issued and are exercisable until December 31, 2016 at an exercise price of $34.375 per share.

On August 5, 2014, the Company entered into subscription agreements with accredited investors. Under the terms of such subscription agreements, the investors purchased an aggregate of 1,120,000 shares of Series D-1 Convertible Preferred Stock for an aggregate purchase price of $1,120,000.

2015

On March 24, 2015, the Company entered into subscription agreements with accredited investors. Under the terms of such subscription agreements, the investors purchased an aggregate of 1,233,000 units, each unit consisting of one share of the Company’s Series D-1 Convertible Preferred Stock and one warrant to purchase 0.02 shares of the Company’s common stock, at a purchase price of $1.00 per unit, for an aggregate purchase price of approximately $1,233,000. The warrants issued to the investors entitle the investors to purchase up to an aggregate of approximately 21,920 shares of common stock. These warrants are exercisable for a period of three years and have an exercise price of $28.125 per share.

On July 23, 2015, the Company entered into subscription agreements with accredited investors. Under the terms of such subscription agreements, the investors purchased an aggregate of 329,000 units, each unit consisting of one share of the Company’s Series D-1 Convertible Preferred Stock and one warrant to purchase 0.03 shares of the Company’s common stock, at a purchase price of $1.00 per unit, for an aggregate purchase price of approximately $329,000. The warrants issued to the investors entitle the investors to purchase up to an aggregate of approximately 10,560 shares of common stock. These warrants are exercisable for a period of three years and have an exercise price of $15.62 per share.

On November 25, 2015, the Company issued to accredited investors unsecured convertible promissory notes in the aggregate principal amount of $1,000,000 in consideration of gross cash proceeds of $750,000 plus the exchange of a $250,000 demand note previously issued by the Company in an initial closing under the terms and conditions of a note purchase agreement dated as of November 25, 2015. On December 15, 2015, the Company issued unsecured convertible promissory notes in the aggregate principal amount of $268,000 to accredited investors in a subsequent closing under the terms and conditions of the note purchase agreement. The principal amount of the unsecured convertible promissory notes issued in connection with the Company’s unsecured debt financing in November and December 2015 bear interest at a rate of 24% per annum, are due on August 25, 2016 and are convertible into shares of our common stock at the holder’s option (i) prior to maturity, in the event the Company consummates an SEC registered public offering of shares of common stock, at a conversion price that is 30% less than the price to the public of the common stock in the public offering, or (ii) up to 60 days after maturity, at a conversion price based upon a Company pre-money valuation of $5,000,000, as determined by taking into account the outstanding shares of common stock and preferred stock, on an as-converted basis, on the maturity date of the note; provided, that following such conversion after the maturity date, each holder that converted such note will also receive cash payments, payable from 1.5% for each $100,000 of notes converted of the revenue received by the Company from Cegedim to be paid quarterly on a pro rata basis, with any and all other holders who converted their notes; provided, further, however, that the total amount of cash payments that the holder will be entitled to receive will not exceed three times the aggregate principal amount of each holder’s note. In April 2016, each holder of unsecured convertible promissory notes agreed with the Company to convert its note into shares of common stock at the per share offering price and warrants to purchase shares of common stock, in each case, upon consummation of the offering that is the subject of this registration statement.

Item 16. Exhibits and Financial Statement Schedules

(a) EXHIBITS

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

Exhibit Number	Description
1.1 *	Form of Underwriting Agreement.
3.1	Certificate of Incorporation of the Company, as amended, incorporated herein by reference to Exhibits 3.1, 3.2, 3.3 and 3.4 to the Company’s Registration Statement on Form 10 (File No. 000-19301).
3.2
Certificate of Amendment to the Company’s Certificate of Incorporation (authorizing the reclassification of the Class A Common Stock and Class B Common Stock into one class of Common Stock) filed with the Delaware Secretary of State on November 1, 1991, incorporated herein by reference to Exhibit 3 to Amendment 1 on Form 8 to the Company’s Form 8-A (File No. 000-19301).

Exhibit Number	Description
3.3
Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State June 12, 1998, incorporated herein by reference to Exhibit 10.24 to the Company’s 1998 Form 10-K filed on April 6, 1999.

3.4	By-laws of the Company adopted on October 6, 1986, incorporated herein by reference to Exhibit 3.5 to the Company’s Registration Statement on Form 10 (File No. 000-19301).
3.5
Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State January 24, 2001, incorporated herein by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1/A filed on December 20, 2007.

3.6
Certificate of Elimination of the Company’s Certificate of Designation of the Series A Preferred Stock filed with the Delaware Secretary of State August 17, 2001, incorporated herein by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1/A filed on December 20, 2007.

3.7
Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State August 17, 2007, incorporated herein by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S/1 filed on December 20, 2007.

3.8
Amended and Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on May 18, 1995, incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.

3.9
Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Convertible Preferred Stock filed with the Delaware Secretary of State on June 4, 2008, incorporated herein by reference to Exhibit 4.23 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.

3.10
Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 30, 2008, incorporated herein by reference to Exhibit 3.7 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.

3.11
Certificate of Designations, Powers, Preferences and Rights of the Series A-1 Cumulative Convertible Preferred Stock filed with the Delaware Secretary of State on October 30, 2008, incorporated herein by reference to Exhibit 3.11 to the Company’s Annual Report on Form 10-K filed on March 12, 2009.

3.12
Certificate of Elimination of the Company’s Series A Cumulative Convertible Preferred Stock filed with the Delaware Secretary of State on December 30, 2008, incorporated herein by reference to Exhibit 3.12 to the Company’s Annual Report on Form 10-K filed on March 12, 2009.

3.13
Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 30, 2009, incorporated herein by reference to Exhibit 3.13 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2009.

3.14	Amendment No. 1 to By-laws dated June 17, 2010, incorporated herein by reference to Exhibit 3.14 to the Company’s Quarterly Report on Form 10-Q filed on August 16, 2010.
3.15
Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on August 4, 2010, incorporated herein by reference to Exhibit 3.15 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2010.

3.16
Amended and Restated Certificate of Designation of Series A-1 Cumulative Convertible Preferred Stock filed with the Delaware Secretary of State on August 4, 2010, incorporated herein by reference to Exhibit 3.16 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2010.

Exhibit Number	Description
3.17
Certificate of Designation of Series B Participating Convertible Preferred Stock filed with the Delaware Secretary of State on August 4, 2010, incorporated herein by reference to Exhibit 3.17 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2010.

3.18
Certificate of Amendment to Amended And Restated Certificate of Incorporation filed with the Delaware Secretary of State on December 31, 2010, incorporated herein by reference to Exhibit 3.18 to the Company’s Annual Report on Form 10-K filed on March 30, 2011.

3.19
Second Amended and Restated Certificate of Designation of Series A-1 Cumulative Convertible Preferred Stock filed with the Delaware Secretary of State on December 31, 2010, incorporated herein by reference to Exhibit 3.19 to the Company’s Annual Report on Form 10-K filed on March 30, 2011.

3.20
Amended and Restated Certificate of Designation of Series B Participating Convertible Preferred Stock filed with the Delaware Secretary of State on December 31, 2010, incorporated herein by reference to Exhibit 3.20 to the Company’s Annual Report on Form 10-K filed on March 30, 2011.

3.21
Certificate of Designation of Series C Participating Convertible Preferred Stock filed with the Delaware Secretary of State on December 31, 2010, incorporated herein by reference to Exhibit 3.21 to the Company’s Annual Report on Form 10-K filed on March 30, 2011.

3.22
Amendment to the Amended And Restated Certificate of Designation of the Series B Participating Convertible Preferred Stock, incorporated herein by reference to Exhibit 10.59 to the Company’s Current Report on Form 8-K filed March 31, 2011.

3.23
Amendment to the Amended And Restated Certificate of Designation of the Series C Participating Convertible Preferred Stock, incorporated herein by reference to Exhibit 10.60 to the Company’s Current Report on Form 8-K filed March 31, 2011.

3.24
Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on November 13, 2012, incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement filed on Schedule 14A on October 22, 2012.

3.25
Third Amended and Restated Certificate of Designation of Series A-1 Cumulative Convertible Preferred Stock filed with the Delaware Secretary of State on November 13, 2012, incorporated herein by reference to Exhibit 3.25 to the Company’s Form 10-K filed March 31, 2014.

3.26
Second Amended and Restated Certificate of Designation of Series B Participating Convertible Preferred Stock filed with the Delaware Secretary of State on November 13, 2012, incorporated herein by reference to Exhibit 3.26 to the Company’s Form 10-K filed March 31, 2014.

3.27
Amended and Restated Certificate of Designation of Series C Participating Convertible Preferred Stock filed with the Delaware Secretary of State on November 13, incorporated herein by reference to Exhibit 3.27 to the Company’s Form 10-K filed March 31, 2014.

3.28
Certificate of Designation of Series D Convertible Preferred Stock filed with the Delaware Secretary of State on November 13, 2012, incorporated herein by reference to Exhibit 3.28 to the Company’s Form 10-K filed March 31, 2014.

3.29
Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on December 10, 2013, incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement filed on Schedule 14A on November 1, 2013.

Exhibit Number	Description
3.30
Certificate of Amendment to Certificate of Designation of Series D Convertible Preferred Stock filed with the Delaware Secretary of State on December 31, 2013, incorporated herein by reference to Exhibit 3.30 to the Company’s Form 10-K filed March 31, 2014.

3.31
Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on December 16, 2014, incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement filed on Schedule 14A on October 17, 2014.

3.32
Certificate of Amendment to Certificate of Designation of Series D Convertible Preferred Stock filed with the Delaware Secretary of State on March 24, 2015, incorporated herein by reference to Exhibit 3.32 to the Company’s Form 10-Q filed May 15, 2015.

3.33
Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on December 11, 2015, incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed on December 14, 2015.

4.10†	1999 Stock Option Plan, as amended, incorporated herein by reference to Exhibit 4.2 to the Company’s Form S-8 filed on September 19, 2008.
4.12	Form of Warrant issued by the Company, incorporated herein by reference to Exhibit 10.4 to the Company’s Form 8-K filed on November 3, 2004.
4.16	Form of Warrant issued by the Company, incorporated herein by reference to Exhibit 10.37 to the Company’s Form 8-K filed on February 9, 2007.
4.18	Form of Warrant issued the Company, incorporated herein by reference to Exhibit 10.37 to the Company’s Form 8-K filed on June 20, 2007.
4.19	Form of Common Stock Purchase Warrant issued by the Company, incorporated herein by reference to Exhibit 4.19 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.
4.20	Form of Additional Common Stock Purchase Warrant, incorporated herein by reference to Exhibit 4.20 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.
4.26	Form of Common Stock Purchase Warrant issued by the Company, incorporated herein by reference to Exhibit 4.26 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2009.
4.27	Form of Additional Common Stock Purchase Warrant, incorporated herein by reference to Exhibit 4.27 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2009.
4.28**	Form of Unsecured Convertible Promissory Note issued by the Company.
4.29*	Form of Underwriter Warrant issued by the Company (included in Exhibit 1.1).
4.30*	Form of Warrant to Purchase Common Stock to be issued in this offering.
4.31*	Form of Warrant to Purchase Common Stock to be issued to the holders of unsecured convertible promissory notes.
4.32*	Form of Warrant to Purchase Common Stock to be issued to FirstGlobal Partners LLC and SG Phoenix LLC.
5.1 *	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
10.19
Software Development and License Agreement dated December 4, 1998 between Ericsson Mobile Communications AB and the Company incorporated herein by reference to Exhibit 10.26 of the Company’s 1998 Form 10-K (File No. 0-19301).

Exhibit Number	Description
10.24
Form of Note and Warrant Purchase Agreement dated October 28, 2004, by and among the Company and the Purchasers identified therein, incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed on November 3, 2004.

10.25
Form of Registration Rights Agreement dated October 28, 2004, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.2 to the Company’s Form 8-K filed on November 3, 2004.

10.26
Form of Note and Warrant Purchase Agreement dated August 10, 2006, by and among the Company and the Purchasers identified therein, incorporated herein by reference to Exhibit 10.34 to the Company’s Form 8-K filed on August 12, 2006.

10.27
Form of Registration Rights Agreement dated August 10, 2006, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.35 to the Company’s Form 8-K filed on August 12, 2006.

10.28
Amendment dated May 31, 2005 to the License agreement dated December 22, 2000 between the Company and eCom Asia Pacific, Ltd., incorporated by reference to Exhibit 10.26 of the Company’s Form 10-K/A filed on March 31, 2006.

10.29	License agreement dated June 2, 2005 between the Company and SnapOn Credit LLC, incorporated herein by reference to Exhibit 10.27 of the Company’s Form 10-K/A filed on March 31, 2006.
10.30	Amendment to employment agreement with Guido DiGregorio, incorporated herein by reference to the Company’s Form 8-K filed on September 21, 2005.
10.31	Amendment to employment agreement with Francis V. Dane, incorporated herein by reference to the Company’s Form 8-K filed on September 21, 2005.
10.32	Form of stock option agreement dated August 31, 2005 with Russell L. Davis, incorporated by reference to Exhibit 10.30 of the Company’s Form 10-K/A filed on September 15, 2006.
10.33	Form of stock option agreement dated December 19, 2005 with Guido DiGregorio, incorporated by reference to Exhibit 10.30 of the Company’s Form 10-K/A filed on September 15, 2006.
10.34	Form of stock option agreement dated August 31, 2005 with Francis V. Dane, incorporated by reference to Exhibit 10.30 of the Company’s Form 10-K/A filed on September 15, 2006.
10.35	Form of stock option agreement dated August 31, 2005 with C. B. Sung, incorporated by reference to Exhibit 10.30 of the Company’s Form 10-K/A filed on September 15, 2006.
10.36
Form of Note and Warrant Purchase Agreement dated February 5, 2007, by and among the Company and the Purchasers identified therein, incorporated herein by reference to Exhibit 10.34 to the Company’s Form 8-K filed on February 5, 2007.

10.37
Form of Registration Rights Agreement dated February 5, 2007, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.35 to the Company’s Form 8-K filed on February 5, 2007.

10.38
Amendment to the Note and Warrant Purchase Agreement dated February 5, 2007, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 99.1 to the Company’s Form 8-K filed on March 15, 2007.

10.39
Form of Note and Warrant Purchase Agreement dated June 15, 2007, by and among the Company and the Purchasers identified therein, incorporated herein by reference to Exhibit 10.34 to the Company’s Form 8-K filed on June 15, 2007.

Exhibit Number	Description
10.40
Form of Registration Rights Agreement dated June 15, 2007, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.35 to the Company’s Form 8-K filed on June 15, 2007.

10.41
Form of Securities Purchase and Registration Rights Agreement dated August 24, 2007, by and among the Company and Phoenix Venture Fund LLC, incorporated herein by reference to Exhibit 10.36 to the Company’s Form 8-K filed on August 27, 2007.

10.42
Consulting Agreement dated January 9, 2008 between the Company and GS Meyer & Associates LLC - Incorporated by reference to Exhibit 10.42 to the Company’s Annual Report on Form 10-K filed on March 12, 2007.

10.43
Credit Agreement dated June 5, 2008, by and among the Company and the Lenders Party hereto and SG Phoenix as Collateral Agent, incorporated herein by reference to Exhibit 10.41 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.

10.44
Pledge and Security Agreement dated June 5, 2008, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.42 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.

10.44
Securities Purchase Agreement dated June 5, 2008, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.43 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.

10.45
Registration Rights Agreement dated June 5, 2008, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.44 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.

10.46
Amendment No. 1 to Credit Agreement dated May 28, 2009, by and among the Company, the Lenders and Additional Lenders Parties thereto and SG Phoenix as Collateral Agent, incorporated herein by reference to Exhibit 10.46 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2009.

10.47
Amendment No. 1 to Registration Rights Agreement dated May 28, 2009, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.47 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2009.

10.48
Salary Reduction Plan for Executive Officers of the Company under Amendment No. 1 to Credit Agreement dated May 28, 2009, incorporated herein by reference to Exhibit 10.48 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2009.

10.53
Amendment No. 3 to Credit Agreement dated July 22, 2010, by and among the Company, the Lenders and Additional Lenders Parties hereto and SG Phoenix as Collateral Agent, incorporated herein by reference to Exhibit 10.53 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2010.

10.54
Amendment No. 3 to Registration Rights Agreement dated July 22, 2010, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.54 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2010.

10.55
Registration Rights Agreement dated August 5, 2010, by and among the Company and the Persons Executing the Agreement as Investors, incorporated herein by reference to Exhibit 10.55 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2010.

10.56
Investor Rights Agreement dated August 5, 2010, by and among the Company and Phoenix Venture Fund LLC, SG Phoenix LLC, Michael Engmann, Ronald Goodman, Kendu Partners Company and MDNH Partners L.P., incorporated herein by reference to Exhibit 10.56 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2010.

Exhibit Number	Description
10.57
Securities Purchase Agreement dated December 9, 2010, by and among the Company, Phoenix Venture Fund LLC, and the Investors signatory thereto, incorporated herein by reference to Exhibit 10.57 to the Company’s Current Report on Form 8-K filed on December 9, 2010.

10.58
Registration Rights Agreement dated December 31, 2010, by and among the Company and the Persons Executing the Agreement as Investors, incorporated herein by reference to Exhibit 10.58 to the Company’s Current Report on Form 8-K filed on January 6, 2011.

10.59
Form of Subscription Agreement dated March 31, 2011, by and among the Company and the Person Executing the Agreement as Subscribers, incorporated herein by reference to Exhibit 10.61 to the Company’s Current Report on Form 8-K filed on April 4, 2011.

10.60
Amendment No. 1 to Registration Rights Agreement dated March 31, 2011, by and among the Company and the Persons Executing the Agreement as Required Holders, incorporated herein by reference to Exhibit 10.62 to the Company’s Current Report on Form 8-K filed on April 4, 2011.

10.61	Note and Warrant Purchase Agreement dated September 20, 2011, incorporated herein by reference to Exhibit 10.61 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2011.
10.62	Note and Warrant Purchase Agreement dated December 2, 2011, incorporated herein by reference to Exhibit 10.62 to the Company’s Annual Report on Form 10-K filed on March 30, 2012.
10.63	Note and Warrant Purchase Agreement dated April 23, 2012, incorporated herein by reference to Exhibit 10.63 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2012.
10.64	Form of Subscription Agreement dated September 14, 2012, incorporated herein by reference to Exhibit 10.64 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2012.
10.66	Form of Subscription Agreement dated May 17, 2013, incorporated herein by reference to Exhibit 10.66 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2013.
10.67	Form of Subscription Agreement dated December 16, 2013, incorporated herein by reference to Exhibit 10.67 to the Company’s Form 10-K filed March 31, 2014.
10.68	Credit Agreement with Venture Champion Asia Limited dated May 6, 2014, incorporated herein by reference to Exhibit 10.68 to the Company’s Form 10-Q filed August 15, 2014.
10.69	Form of Subscription Agreement dated August 5, 2014, incorporated herein by reference to Exhibit 10.69 to the Company’s Form 10-K filed March 31, 2015.
10.70	Form of Subscription Agreement dated as of February 27, 2015, incorporated herein by reference to Exhibit 10.70 to the Company’s Form 10-Q filed May 15, 2015.
10.71	Form of Subscription Agreement dated July 23, 2015, incorporated herein by reference to Exhibit 10.71 to the Company Form 10-Q filed November 16, 2015.
10.72**	Note Purchase Agreement dated as of November 25, 2015.
10.73**	Advisory Services Agreement with FirstGlobal Partners LLC dated August 12, 2011.
10.74**	Advisory Services Agreement with SG Phoenix LLC dated August 12, 2011.
10.75**	Letter Agreement with FirstGlobal Partners LLC dated December 3, 2015.
10.76**	Letter Agreement with SG Phoenix LLC dated December 3, 2015.
10.77*	Form of letter agreement with holders of unsecured convertible promissory notes.
10.78*	Letter Agreement with FirstGlobal Partners LLC dated April 11, 2016.
10.79*	Letter Agreement with SG Phoenix LLC dated April 11, 2016.

Exhibit Number	Description
21.1	Subsidiaries of the Company, incorporated herein by reference to Exhibit 21.1 to the Company’s Form 10-K filed April 6, 2016.
23.1*	Consent of Armanino LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (contained in the signature page of the Registration Statement).
101.INS*	XBRL Instance Document
101.SCH*	Taxonomy Extension Schema Document
101.CAL*	Taxonomy Extension Calculation Linkbase Document
101.DEF*	Taxonomy Extension Definition Linkbase Document
101.LAB*	Taxonomy Extension Labels Linkbase Document
101.PRE*	Taxonomy Extension Presentation Linkbase Document
*	Filed herewith.
**	Previously filed.
†	Indicates management contract or compensatory plan, contract or arrangement.

(b) Financial statement schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 11, 2016.

ISIGN SOLUTIONS INC.

By:	/s/ Philip S. Sassower
Name: Philip S. Sassower Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Philip S. Sassower	Chief Executive Officer and Director
Philip S. Sassower	(Principal Executive Officer)	April 11, 2016

/s/ Andrea Goren	Chief Financial Officer and Director
Andrea Goren	(Principal Accounting and Financial Officer)	April 11, 2016

*
Michael Engmann	Director	April 11, 2016

*
Stanley Gilbert	Director	April 11, 2016

*
Jeffrey Holtmeier	Director	April 11, 2016

*
David E. Welch	Director	April 11, 2016

*
Francis J. Elenio	Director	April 11, 2016
By:	/s/ Andrea Goren
Andrea Goren, as Attorney-in-Fact pursuant to the Power of Attorney previously provided

EXHIBIT INDEX

Exhibit Number	Description
1.1 *	Form of Underwriting Agreement.
3.1	Certificate of Incorporation of the Company, as amended, incorporated herein by reference to Exhibits 3.1, 3.2, 3.3 and 3.4 to the Company’s Registration Statement on Form 10 (File No. 000-19301).
3.2
Certificate of Amendment to the Company’s Certificate of Incorporation (authorizing the reclassification of the Class A Common Stock and Class B Common Stock into one class of Common Stock) filed with the Delaware Secretary of State on November 1, 1991, incorporated herein by reference to Exhibit 3 to Amendment 1 on Form 8 to the Company’s Form 8-A (File No. 000-19301).

3.3
Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State June 12, 1998, incorporated herein by reference to Exhibit 10.24 to the Company’s 1998 Form 10-K filed on April 6, 1999.

3.4	By-laws of the Company adopted on October 6, 1986, incorporated herein by reference to Exhibit 3.5 to the Company’s Registration Statement on Form 10 (File No. 000-19301).
3.5
Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State January 24, 2001, incorporated herein by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1/A filed on December 20, 2007.

3.6
Certificate of Elimination of the Company’s Certificate of Designation of the Series A Preferred Stock filed with the Delaware Secretary of State August 17, 2001, incorporated herein by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1/A filed on December 20, 2007.

3.7
Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State August 17, 2007, incorporated herein by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S/1 filed on December 20, 2007.

3.8
Amended and Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on May 18, 1995, incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.

3.9
Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Convertible Preferred Stock filed with the Delaware Secretary of State on June 4, 2008, incorporated herein by reference to Exhibit 4.23 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.

3.10
Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 30, 2008, incorporated herein by reference to Exhibit 3.7 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.

3.11
Certificate of Designations, Powers, Preferences and Rights of the Series A-1 Cumulative Convertible Preferred Stock filed with the Delaware Secretary of State on October 30, 2008, incorporated herein by reference to Exhibit 3.11 to the Company’s Annual Report on Form 10-K filed on March 12, 2009.

3.12
Certificate of Elimination of the Company’s Series A Cumulative Convertible Preferred Stock filed with the Delaware Secretary of State on December 30, 2008, incorporated herein by reference to Exhibit 3.12 to the Company’s Annual Report on Form 10-K filed on March 12, 2009.

3.13
Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 30, 2009, incorporated herein by reference to Exhibit 3.13 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2009.

Exhibit Number	Description
3.14	Amendment No. 1 to By-laws dated June 17, 2010, incorporated herein by reference to Exhibit 3.14 to the Company’s Quarterly Report on Form 10-Q filed on August 16, 2010.
3.15
Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on August 4, 2010, incorporated herein by reference to Exhibit 3.15 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2010.

3.16
Amended and Restated Certificate of Designation of Series A-1 Cumulative Convertible Preferred Stock filed with the Delaware Secretary of State on August 4, 2010, incorporated herein by reference to Exhibit 3.16 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2010.

3.17
Certificate of Designation of Series B Participating Convertible Preferred Stock filed with the Delaware Secretary of State on August 4, 2010, incorporated herein by reference to Exhibit 3.17 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2010.

3.18
Certificate of Amendment to Amended And Restated Certificate of Incorporation filed with the Delaware Secretary of State on December 31, 2010, incorporated herein by reference to Exhibit 3.18 to the Company’s Annual Report on Form 10-K filed on March 30, 2011.

3.19
Second Amended and Restated Certificate of Designation of Series A-1 Cumulative Convertible Preferred Stock filed with the Delaware Secretary of State on December 31, 2010, incorporated herein by reference to Exhibit 3.19 to the Company’s Annual Report on Form 10-K filed on March 30, 2011.

3.20
Amended and Restated Certificate of Designation of Series B Participating Convertible Preferred Stock filed with the Delaware Secretary of State on December 31, 2010, incorporated herein by reference to Exhibit 3.20 to the Company’s Annual Report on Form 10-K filed on March 30, 2011.

3.21
Certificate of Designation of Series C Participating Convertible Preferred Stock filed with the Delaware Secretary of State on December 31, 2010, incorporated herein by reference to Exhibit 3.21 to the Company’s Annual Report on Form 10-K filed on March 30, 2011.

3.22
Amendment to the Amended And Restated Certificate of Designation of the Series B Participating Convertible Preferred Stock, incorporated herein by reference to Exhibit 10.59 to the Company’s Current Report on Form 8-K filed March 31, 2011.

3.23
Amendment to the Amended And Restated Certificate of Designation of the Series C Participating Convertible Preferred Stock, incorporated herein by reference to Exhibit 10.60 to the Company’s Current Report on Form 8-K filed March 31, 2011.

3.24
Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on November 13, 2012, incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement filed on Schedule 14A on October 22, 2012.

3.25
Third Amended and Restated Certificate of Designation of Series A-1 Cumulative Convertible Preferred Stock filed with the Delaware Secretary of State on November 13, 2012, incorporated herein by reference to Exhibit 3.25 to the Company’s Form 10-K filed March 31, 2014.

3.26
Second Amended and Restated Certificate of Designation of Series B Participating Convertible Preferred Stock filed with the Delaware Secretary of State on November 13, 2012, incorporated herein by reference to Exhibit 3.26 to the Company’s Form 10-K filed March 31, 2014.

3.27
Amended and Restated Certificate of Designation of Series C Participating Convertible Preferred Stock filed with the Delaware Secretary of State on November 13, incorporated herein by reference to Exhibit 3.27 to the Company’s Form 10-K filed March 31, 2014.

Exhibit Number	Description
3.28
Certificate of Designation of Series D Convertible Preferred Stock filed with the Delaware Secretary of State on November 13, 2012, incorporated herein by reference to Exhibit 3.28 to the Company’s Form 10-K filed March 31, 2014.

3.29
Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on December 10, 2013, incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement filed on Schedule 14A on November 1, 2013.

3.30
Certificate of Amendment to Certificate of Designation of Series D Convertible Preferred Stock filed with the Delaware Secretary of State on December 31, 2013, incorporated herein by reference to Exhibit 3.30 to the Company’s Form 10-K filed March 31, 2014.

3.31
Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on December 16, 2014, incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement filed on Schedule 14A on October 17, 2014.

3.32
Certificate of Amendment to Certificate of Designation of Series D Convertible Preferred Stock filed with the Delaware Secretary of State on March 24, 2015, incorporated herein by reference to Exhibit 3.32 to the Company’s Form 10-Q filed May 15, 2015.

3.33
Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on December 11, 2015, incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed on December 14, 2015.

4.10†	1999 Stock Option Plan, as amended, incorporated herein by reference to Exhibit 4.2 to the Company’s Form S-8 filed on September 19, 2008.
4.12	Form of Warrant issued by the Company, incorporated herein by reference to Exhibit 10.4 to the Company’s Form 8-K filed on November 3, 2004.
4.16	Form of Warrant issued by the Company, incorporated herein by reference to Exhibit 10.37 to the Company’s Form 8-K filed on February 9, 2007.
4.18	Form of Warrant issued the Company, incorporated herein by reference to Exhibit 10.37 to the Company’s Form 8-K filed on June 20, 2007.
4.19	Form of Common Stock Purchase Warrant issued by the Company, incorporated herein by reference to Exhibit 4.19 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.
4.20	Form of Additional Common Stock Purchase Warrant, incorporated herein by reference to Exhibit 4.20 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.
4.26	Form of Common Stock Purchase Warrant issued by the Company, incorporated herein by reference to Exhibit 4.26 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2009.
4.27	Form of Additional Common Stock Purchase Warrant, incorporated herein by reference to Exhibit 4.27 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2009.
4.28**	Form of Unsecured Convertible Promissory Note issued by the Company.
4.29*	Form of Underwriter Warrant issued by the Company (included in Exhibit 1.1).
4.30*	Form of Warrant to Purchase Common Stock to be issued in this offering.
4.31*	Form of Warrant to Purchase Common Stock to be issued to holders of unsecured convertible promissory notes.

Exhibit Number	Description
4.32*	Form of Warrant to Purchase Common Stock to be issued to FirstGlobal Partners LLC and SG Phoenix LLC.
5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
10.19
Software Development and License Agreement dated December 4, 1998 between Ericsson Mobile Communications AB and the Company incorporated herein by reference to Exhibit 10.26 of the Company’s 1998 Form 10-K (File No. 0-19301).

10.24
Form of Note and Warrant Purchase Agreement dated October 28, 2004, by and among the Company and the Purchasers identified therein, incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed on November 3, 2004.

10.25
Form of Registration Rights Agreement dated October 28, 2004, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.2 to the Company’s Form 8-K filed on November 3, 2004.

10.26
Form of Note and Warrant Purchase Agreement dated August 10, 2006, by and among the Company and the Purchasers identified therein, incorporated herein by reference to Exhibit 10.34 to the Company’s Form 8-K filed on August 12, 2006.

10.27
Form of Registration Rights Agreement dated August 10, 2006, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.35 to the Company’s Form 8-K filed on August 12, 2006.

10.28
Amendment dated May 31, 2005 to the License agreement dated December 22, 2000 between the Company and eCom Asia Pacific, Ltd., incorporated by reference to Exhibit 10.26 of the Company’s Form 10-K/A filed on March 31, 2006.

10.29	License agreement dated June 2, 2005 between the Company and SnapOn Credit LLC, incorporated herein by reference to Exhibit 10.27 of the Company’s Form 10-K/A filed on March 31, 2006.
10.30	Amendment to employment agreement with Guido DiGregorio, incorporated herein by reference to the Company’s Form 8-K filed on September 21, 2005.
10.31	Amendment to employment agreement with Francis V. Dane, incorporated herein by reference to the Company’s Form 8-K filed on September 21, 2005.
10.32	Form of stock option agreement dated August 31, 2005 with Russell L. Davis, incorporated by reference to Exhibit 10.30 of the Company’s Form 10-K/A filed on September 15, 2006.
10.33	Form of stock option agreement dated December 19, 2005 with Guido DiGregorio, incorporated by reference to Exhibit 10.30 of the Company’s Form 10-K/A filed on September 15, 2006.
10.34	Form of stock option agreement dated August 31, 2005 with Francis V. Dane, incorporated by reference to Exhibit 10.30 of the Company’s Form 10-K/A filed on September 15, 2006.
10.35	Form of stock option agreement dated August 31, 2005 with C. B. Sung, incorporated by reference to Exhibit 10.30 of the Company’s Form 10-K/A filed on September 15, 2006.
10.36
Form of Note and Warrant Purchase Agreement dated February 5, 2007, by and among the Company and the Purchasers identified therein, incorporated herein by reference to Exhibit 10.34 to the Company’s Form 8-K filed on February 5, 2007.

10.37
Form of Registration Rights Agreement dated February 5, 2007, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.35 to the Company’s Form 8-K filed on February 5, 2007.

Exhibit Number	Description
10.38
Amendment to the Note and Warrant Purchase Agreement dated February 5, 2007, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 99.1 to the Company’s Form 8-K filed on March 15, 2007.

10.39
Form of Note and Warrant Purchase Agreement dated June 15, 2007, by and among the Company and the Purchasers identified therein, incorporated herein by reference to Exhibit 10.34 to the Company’s Form 8-K filed on June 15, 2007.

10.40
Form of Registration Rights Agreement dated June 15, 2007, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.35 to the Company’s Form 8-K filed on June 15, 2007.

10.41
Form of Securities Purchase and Registration Rights Agreement dated August 24, 2007, by and among the Company and Phoenix Venture Fund LLC, incorporated herein by reference to Exhibit 10.36 to the Company’s Form 8-K filed on August 27, 2007.

10.42
Consulting Agreement dated January 9, 2008 between the Company and GS Meyer & Associates LLC - Incorporated by reference to Exhibit 10.42 to the Company’s Annual Report on Form 10-K filed on March 12, 2007.

10.43
Credit Agreement dated June 5, 2008, by and among the Company and the Lenders Party hereto and SG Phoenix as Collateral Agent, incorporated herein by reference to Exhibit 10.41 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.

10.44
Pledge and Security Agreement dated June 5, 2008, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.42 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.

10.44
Securities Purchase Agreement dated June 5, 2008, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.43 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.

10.45
Registration Rights Agreement dated June 5, 2008, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.44 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2008.

10.46
Amendment No. 1 to Credit Agreement dated May 28, 2009, by and among the Company, the Lenders and Additional Lenders Parties thereto and SG Phoenix as Collateral Agent, incorporated herein by reference to Exhibit 10.46 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2009.

10.47
Amendment No. 1 to Registration Rights Agreement dated May 28, 2009, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.47 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2009.

10.48
Salary Reduction Plan for Executive Officers of the Company under Amendment No. 1 to Credit Agreement dated May 28, 2009, incorporated herein by reference to Exhibit 10.48 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2009.

10.53
Amendment No. 3 to Credit Agreement dated July 22, 2010, by and among the Company, the Lenders and Additional Lenders Parties hereto and SG Phoenix as Collateral Agent, incorporated herein by reference to Exhibit 10.53 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2010.

10.54
Amendment No. 3 to Registration Rights Agreement dated July 22, 2010, by and among the Company and the parties identified therein, incorporated herein by reference to Exhibit 10.54 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2010.

Exhibit Number	Description
10.55
Registration Rights Agreement dated August 5, 2010, by and among the Company and the Persons Executing the Agreement as Investors, incorporated herein by reference to Exhibit 10.55 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2010.

10.56
Investor Rights Agreement dated August 5, 2010, by and among the Company and Phoenix Venture Fund LLC, SG Phoenix LLC, Michael Engmann, Ronald Goodman, Kendu Partners Company and MDNH Partners L.P., incorporated herein by reference to Exhibit 10.56 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2010.

10.57
Securities Purchase Agreement dated December 9, 2010, by and among the Company, Phoenix Venture Fund LLC, and the Investors signatory thereto, incorporated herein by reference to Exhibit 10.57 to the Company’s Current Report on Form 8-K filed on December 9, 2010.

10.58
Registration Rights Agreement dated December 31, 2010, by and among the Company and the Persons Executing the Agreement as Investors, incorporated herein by reference to Exhibit 10.58 to the Company’s Current Report on Form 8-K filed on January 6, 2011.

10.59
Form of Subscription Agreement dated March 31, 2011, by and among the Company and the Person Executing the Agreement as Subscribers, incorporated herein by reference to Exhibit 10.61 to the Company’s Current Report on Form 8-K filed on April 4, 2011.

10.60
Amendment No. 1 to Registration Rights Agreement dated March 31, 2011, by and among the Company and the Persons Executing the Agreement as Required Holders, incorporated herein by reference to Exhibit 10.62 to the Company’s Current Report on Form 8-K filed on April 4, 2011.

10.61	Note and Warrant Purchase Agreement dated September 20, 2011, incorporated herein by reference to Exhibit 10.61 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2011.
10.62	Note and Warrant Purchase Agreement dated December 2, 2011, incorporated herein by reference to Exhibit 10.62 to the Company’s Annual Report on Form 10-K filed on March 30, 2012.
10.63	Note and Warrant Purchase Agreement dated April 23, 2012, incorporated herein by reference to Exhibit 10.63 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2012.
10.64	Form of Subscription Agreement dated September 14, 2012, incorporated herein by reference to Exhibit 10.64 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2012.
10.66	Form of Subscription Agreement dated May 17, 2013, incorporated herein by reference to Exhibit 10.66 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2013.
10.67	Form of Subscription Agreement dated December 16, 2013, incorporated herein by reference to Exhibit 10.67 to the Company’s Form 10-K filed March 31, 2014.
10.68	Credit Agreement with Venture Champion Asia Limited dated May 6, 2014, incorporated herein by reference to Exhibit 10.68 to the Company’s Form 10-Q filed August 15, 2014.
10.69	Form of Subscription Agreement dated August 5, 2014, incorporated herein by reference to Exhibit 10.69 to the Company’s Form 10-K filed March 31, 2015.
10.70	Form of Subscription Agreement dated as of February 27, 2015, incorporated herein by reference to Exhibit 10.70 to the Company’s Form 10-Q filed May 15, 2015.
10.71	Form of Subscription Agreement dated July 23, 2015, incorporated herein by reference to Exhibit 10.71 to the Company Form 10-Q filed November 16, 2015.
10.72**	Note Purchase Agreement dated as of November 25, 2015.
10.73**	Advisory Services Agreement with FirstGlobal Partners LLC dated August 12, 2011.
10.74**	Advisory Services Agreement with SG Phoenix LLC dated August 12, 2011.

Exhibit Number	Description
10.75**	Letter Agreement with FirstGlobal Partners LLC dated December 3, 2015.
10.76**	Letter Agreement with SG Phoenix LLC dated December 3, 2015.
10.77*	Form of letter agreement with holders of unsecured convertible promissory notes.
10.78*	Letter Agreement with FirstGlobal Partners LLC dated April 11, 2016.
10.79*	Letter Agreement with SG Phoenix LLC dated April 11, 2016.
21.1	Subsidiaries of the Company, incorporated herein by reference to Exhibit 21.1 to the Company’s Form 10-K filed April 6, 2016.
23.1*	Consent of Armanino LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (contained in the signature page of the Registration Statement).
101.INS*	XBRL Instance Document
101.SCH*	Taxonomy Extension Schema Document
101.CAL*	Taxonomy Extension Calculation Linkbase Document
101.DEF*	Taxonomy Extension Definition Linkbase Document
101.LAB*	Taxonomy Extension Labels Linkbase Document
101.PRE*	Taxonomy Extension Presentation Linkbase Document
*	Filed herewith.
**	Previously filed.
†	Indicates management contract or compensatory plan, contract or arrangement.